                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        ANGEION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock $.01 par value
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         4,009,659 shares of Common Stock
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):(1)
         $3.3404 per share
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $22,393,811
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $4,479
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

(1) Based on consideration equal to $6,000,000, plus 4,009,659 shares of Angeion Corporation common stock. The average of the high and low sale prices per share of ANGN common stock on the Nasdaq National Market on August 18, 1999 was $1.844. Per unit price does not include additional cash proceeds of $9,000,000 reflected in the maximum aggregate value of transaction.

                              ANGEION CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               December 31, 1999

    Notice is hereby given that the Annual Meeting of Shareholders of Angeion Corporation, a Minnesota corporation (the "Company"), will be held at the Radison Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota 55402, beginning at 9:00 a.m., Central Standard Time, on Wednesday, December 31, 1999, for the following purposes:

        1. To elect nine persons to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified;

        2. To vote on the approval of the Asset Purchase Agreement dated as of August 2, 1999 (the "ELA Agreement"), by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("Sanofi-Synthelabo"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed (A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company, and (B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices;

        3. To vote on the approval of the Settlement, License and Asset Purchase Agreement dated as of September 16, 1999 (the "Medtronic Agreement" and, together with the ELA Agreement, collectively the "Agreements"), by and between the Company and Medtronic, Inc., a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices;

        4. To vote on a proposal to increase the number of authorized shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company from 7,500,000 to 10,000,000;

        5. To vote on approval of amendments to the Company's 1994 Non-Employee Director Plan, as amended (the "Director Plan"), to (i) extend the term of the Director Plan by five years to October 7, 2004, and (ii) increase the number of shares covered by the Director Plan from 20,000 to 250,000;

        6. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

        7. To transact such other business as may properly come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST IN FAVOR OF ALL NOMINEES AND FOR EACH OF THE PROPOSALS LISTED ON THE PROXY CARD.

    Consummation of the transactions contemplated by each of the Agreements is subject to approval of each of the Agreements by two-thirds of the issued and outstanding shares of Common Stock entitled to vote thereon, the granting of consent to proposals to supplement the Indenture dated as of April 14, 1998 between the Company and U.S. Bank National Association, as Trustee thereunder with respect to the 7 1/2% Senior Convertible Notes due 2003 of the Company (the "Notes") in connection with consummation of the transactions contemplated by the Agreements by holders of a majority by aggregate principal amount of the outstanding Notes and the satisfaction of other customary conditions. A Minnesota corporation is required under Section 302A.661 of the Minnesota Business Corporation Act (the "MBCA") to submit a transaction involving a sale of substantially all of the property and assets of the corporation for approval by its shareholders. Arguably, the transactions contemplated by the Agreements, taken together, may constitute the sale of substantially all of the property and assets of the Company under the MBCA.

Holders of Common Stock who do not vote their shares in favor of one or both of the Agreements, and who strictly comply with the provisions of Sections 302A.471 and 302A.473 of the MBCA, may be entitled to certain dissenters' appraisal rights under Minnesota law. A discussion of these rights is set forth in the accompanying Proxy Statement/Consent Solicitation under the heading "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Additional Information About the Transactions--Rights of Dissenting Shareholders" and in the relevant statutes attached as Annex H to the Proxy Statement/Consent Solicitation.

    Only holders of record of Common Stock at the close of business on December 1, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ JAMES B. HICKEY, JR.

                                          James B. Hickey, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 2, 1999
Brooklyn Park, Minnesota

IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

                              ANGEION CORPORATION
                         NOTICE OF REQUEST FOR CONSENT
                        7 1/2% SENIOR CONVERTIBLE NOTES
                                    DUE 2003

    Notice is hereby given to the holders of 7 1/2% Senior Convertible Notes due 2003 (the "Notes") issued by Angeion Corporation, a Minnesota corporation (the "Company"), that the Company hereby submits to holders of Notes a Request For Consent to supplement the Indenture dated as of April 14, 1998 (the "Indenture"), by and between the Company and U.S. Bank National Association, as Trustee thereunder with respect to the Notes, to provide that the consummation of the transactions contemplated by the Agreements (as defined below) will not:

1. Constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture; and

2. Constitute a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture.

The consent for each proposal listed above will not be effective unless both proposals receive the consent of the Note Holders described below.

    The term "Agreements" means (i) the Asset Purchase Agreement dated as of August 2, 1999 (the "ELA Agreement"), by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("Sanofi-Synthelabo"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed (A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company, and (B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices; and
(ii) the Settlement, License and Asset Purchase Agreement dated as of
September 16, 1999 (the "Medtronic Agreement"), by and between the Company and Medtronic, Inc., a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices.

    A discussion of the foregoing proposals is set forth in the accompanying Proxy Statement/Consent Solicitation under the heading "APPROVAL OF THE SALE AND TRANSFER ASSETS". The Board of Directors urges each of you to read the sections pertaining to the foregoing proposals contained in the accompanying Proxy Statement/Consent Solicitation carefully.

    Consummation of the transactions contemplated by each of the Agreements is subject to the granting of consent to proposals to supplement the Indenture in connection with consummation of the transactions contemplated by the Agreements by the holders of a majority by aggregate principal amount of the outstanding Notes, approval of the ELA Agreement and the Medtronic Agreement, as appropriate, by two-thirds of the issued and outstanding shares of Common Stock, par value $.01 per share, of the Company entitled to vote thereon, and the satisfaction of other customary conditions.

    Only holders of record of Notes at the close of business on December 1, 1999, will be entitled to notice of the Request for Consent and to grant or withhold such consent.

    IT IS IMPORTANT THAT YOUR NOTES BE REPRESENTED WITH RESPECT TO THE REQUEST FOR CONSENT. YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING CONSENT CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO 9:00 AM, CENTRAL STANDARD TIME, ON DECEMBER 31, 1999.

                                          By Order of the Board of Directors

                                          /s/ JAMES B. HICKEY, JR.

                                          James B. Hickey, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 2, 1999
Brooklyn Park, Minnesota

                              ANGEION CORPORATION
                              7601 NORTHLAND DRIVE
                         BROOKLYN PARK, MINNESOTA 55428

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                              CONSENT SOLICITATION
                            FOR SENIOR NOTE HOLDERS

                               December 31, 1999

                                  INTRODUCTION

    The Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held on Wednesday, December 29, 1999, at 9:00 a.m., Central Standard Time, at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota 55402, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Shareholders.

    Simultaneously with the solicitation of proxies for the Annual Meeting, the Company is requesting holders of 7 1/2% Senior Convertible Notes due 2003 (the "Notes" and the holders thereof, the "Note Holders") issued by the Company to consent to supplement the Indenture dated as of April 14, 1998 (the "Indenture"), by and between the Company and U.S. Bank National Association, as Trustee thereunder, for the purposes set forth in the Notice of Request for Consent.

                               THE ANNUAL MEETING

    At the Annual Meeting, holders of Common Stock, par value $.01 per share ("Common Stock" and the holders thereof, the "Shareholders"), of the Company will be asked to consider and vote on five proposals:

    (1) election of nine member's of the Company's Board of Directors (each a "Director", collectively the "Board of Directors");

    (2) approval of the Asset Purchase Agreement dated as of August 2, 1999 (the "ELA Agreement"), by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("Sanofi-Synthelabo"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed
(A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation devices designed and developed by the Company, and (B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices;

    (3) approval of the Settlement, License and Asset Purchase Agreement dated as of September 16, 1999 (the "Medtronic Agreement", and together with the ELA Agreement, collectively the "Agreements"), by and between the Company and Medtronic, Inc., a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices;

    (4) approval of amendments to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") increasing the number of authorized shares of Common Stock of the Company from 7,500,000 to 10,000,000;

    (5) approval of an amendment to the Company's 1994 Non-Employee Director Plan, as amended (the "Director Plan"), to (i) extend the term of the Director Plan by five years to October 7, 2004, and (ii) increase the number of shares of Common Stock available under the Plan from 20,000 to 250,000; and

    (6) ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

If any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

    Consummation of the transactions contemplated by each of the Agreements is subject to approval by two-thirds of the issued and outstanding shares of Common Stock entitled to vote thereon, the granting of consent to proposals to supplement the Indenture in connection with consummation of the transactions contemplated by the Agreements by holders of a majority by aggregate principal amount of the outstanding Notes and satisfaction of other customary conditions. A Minnesota corporation is required under Section 302A.661 of the Minnesota Business Corporation Act (the "MBCA") to submit a transaction involving the sale of substantially all of the property and assets of the corporation for approval by its shareholders. Arguably, the transactions contemplated by the Agreements, taken together, may constitute a sale of substantially all of the property and assets of the Company under the MBCA. Due to regulations promulgated by the Securities and Exchange Commission, the Company is required to present approval of each of the Agreements to the Shareholders as separate proposals in lieu of requesting approval of a single proposal to approve transactions which, taken together, may constitute the sale of substantially all of the property and assets of the Company.

    The consideration to be received by the Company in connection with the consummation of the ELA Agreement consists of (i) all of the outstanding shares of Common Stock (as of November 1, 1999, approximately 18.6% of the total shares of Common Stock outstanding) and warrants to purchase an additional 1,897,156 shares of Common Stock held by Sanofi-Synthelabo, the Company's largest shareholder, and (ii) assumption by ELA Medical of certain continuing product support obligations of the Company with respect to its cardiac stimulation device business. The consideration to be received by the Company in connection with the consummation of the Medtronic Agreement consists of $9.0 million in cash (of which the Company will net approximately $8.5 million after payment of certain transaction-related expenses).

    The proceeds received by the Company in connection with the Agreements are intended to be used by the Company in connection with the Company's continuing efforts to grow. On September 22, 1999, the Company entered into an Agreement (the "Medical Graphics Agreement") with Medical Graphics, Inc., a publicly held Minnesota corporation ("Medical Graphics"), pursuant to which the Company would acquire Medical Graphics through the merger of Medical Graphics with a wholly-owned subsidiary of the Company (the "Merger"). The consideration to be paid by the Company in connection with the Merger is approximately
$16.3 million cash. Upon consummation of the Merger, it is the Company's intention to primarily focus its efforts on the markets served by and business operations of Medical Graphics. Consummation of the Merger is subject to approval of the shareholders of Medical Graphics and other customary conditions. Consummation of the Merger is not subject to approval of the Shareholders.

    The Company has adequate funds to consummate the Merger (without giving effect to the transactions contemplated by either of the ELA Agreement or the Medtronic Agreement) and intends to do so upon receiving approval of the Medical Graphics' shareholders. Accordingly, the Company plans, and is contractually obligated under the Medical Graphics Agreement, to consummate the Merger whether or not the Shareholders approve the Agreements or the Note Holders consent to supplement the Indenture. In the event the Company is required to repurchase the Notes prior to consummation of the Merger, the Company would not have sufficient funds on hand to consummate the Merger without obtaining additional sources of financing. The Company does not currently have any commitments to provide sources of financing in the event it is required to repurchase the Notes prior to consummation of the Merger.

    The election of a nominee for Director and the approval of each of the other proposals described in this Proxy Statement/Consent Solicitation, other than proposals (2) and (3), require the approval of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). The approval of each of the Agreements (proposals (2) and (3)) requires the approval of two-thirds of the shares of Common Stock issued and outstanding as of the Shareholder Record Date, in addition to the consent of the Note Holders to supplement the Indenture.

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Common Stock, will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated, a professional proxy solicitor, to solicit Shareholders with respect to approval of the proposals to approve the Agreements and anticipates paying such solicitor fees of approximately $15,000 in connection with solicitations of matters described in this Proxy Statement/ Consent Solicitation. In addition, Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                          CONSENT OF THE NOTE HOLDERS

    The Note Holders are hereby requested to give their consent to the Company and U.S. Bank National Association, as Trustee, to supplement the Indenture to provide that the consummation of the transactions contemplated by the Agreements will not constitute (i) a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, or (ii) a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. In the event that Note Holders owning a majority by aggregate principal amount outstanding of the Notes do not consent to each of the proposals, the transactions contemplated by the Agreements will not be consummated.

    A consent solicitation card is enclosed for your use. You are requested on behalf of the Board of Directors to SIGN AND RETURN THE CONSENT SOLICITATION CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of requesting consents, including the preparation, assembly and mailing of consent cards and soliciting material, will be borne by the Company. In addition, directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit consents by telephone, telegraph or personal conversation.

    The Company has adequate funds to consummate the Merger (without giving effect to the transactions contemplated by either of the ELA Agreement or Medtronic Agreement) and intends to do so upon receiving approval of Medical Graphics' shareholders. Accordingly, the Company plans, and is contractually obligated under the Medical Graphics Agreement, to consummate the Merger whether or not the Note Holders consent to the proposals or the Shareholders approve the proposal to sell and transfer substantially all of the property and assets of the Company pursuant to the Agreements. In the event the Company is required to repurchase the Notes prior to consummation of the Merger, the Company would not have sufficient funds on hand to consummate the Merger without obtaining additional sources of financing. The Company does not currently have any commitments to provide sources of financing in the event it is required to repurchase the Notes prior to consummation of the Merger.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY.....................................................      1
  THE COMPANY...............................................      1
  SANOFI-SYNTHELABO.........................................      1
  MEDTRONIC.................................................      1
  RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; NOTE HOLDERS
    ENTITLED TO CONSENT; QUORUM.............................      1
  THE TRANSACTIONS..........................................      1
  PROCEEDS OF THE TRANSACTIONS..............................      4
  CLOSING CONDITIONS TO THE ELA AGREEMENT...................      5
  CLOSING CONDITIONS TO THE MEDTRONIC AGREEMENT.............      5
  RECOMMENDATION OF THE BOARD OF DIRECTORS..................      5
  OPINIONS OF RAYMOND JAMES & ASSOCIATES, INC...............      6
  SHAREHOLDER APPROVAL......................................      6
  CONSENT OF NOTE HOLDERS...................................      7
  RIGHTS OF DISSENTING SHAREHOLDERS.........................      8
  FEDERAL INCOME TAX CONSEQUENCES...........................      8
  MARKET FOR COMMON STOCK...................................      9
  SELECTED HISTORICAL FINANCIAL INFORMATION.................      9
  ADDITIONAL INFORMATION....................................     12
  CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING
    STATEMENTS..............................................     12

PROPOSAL 1 ELECTION OF DIRECTORS............................     13
  NOMINATION................................................     13
  INFORMATION ABOUT NOMINEES................................     14
  OTHER INFORMATION ABOUT NOMINEES..........................     14
  INFORMATION ABOUT THE BOARD AND ITS COMMITTEES............     15
  COMPENSATION OF DIRECTORS.................................     16
  PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF
    MANAGEMENT..............................................     16
  PRINCIPAL NOTE HOLDERS AND BENEFICIAL OWNERSHIP OF
    MANAGEMENT..............................................     18
  EXECUTIVE COMPENSATION AND OTHER BENEFITS.................     19
  OPTION GRANTS AND EXERCISES...............................     20
  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
    YEAR-END OPTION VALUES..................................     21
  CHANGE IN CONTROL AGREEMENTS..............................     21
  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...     21
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............     23
  STOCK PERFORMANCE GRAPH...................................     24

PROPOSALS 2 AND 3 APPROVAL OF THE SALE AND TRANSFER OF
  ASSETS....................................................     24
  GENERAL...................................................     24
  PROPOSAL 2 BACKGROUND OF THE ELA TRANSACTIONS.............     25
  REASONS FOR THE ELA TRANSACTIONS; RECOMMENDATIONS OF THE
    BOARD OF DIRECTORS......................................     29
  OPINION OF RAYMOND JAMES REGARDING THE ELA TRANSACTIONS...     35
  DESCRIPTION OF THE ELA AGREEMENT..........................     39
  DESCRIPTION OF THE TERMINATION AGREEMENT..................     45
  DESCRIPTION OF THE ONE-WAY LICENSE AGREEMENT..............     46
  DESCRIPTION OF THE CROSS-LICENSE AGREEMENT................     48
  PROPOSAL 3 BACKGROUND OF THE MEDTRONIC TRANSACTIONS.......     50

  REASONS FOR THE MEDTRONIC TRANSACTIONS; RECOMMENDATIONS OF
    THE BOARD OF DIRECTORS..................................     52
  OPINION OF RAYMOND JAMES REGARDING THE MEDTRONIC
    TRANSACTIONS............................................     54
  DESCRIPTION OF THE MEDTRONIC AGREEMENT....................     57
  INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS..........     59
  RECOMMENDATION OF THE BOARD OF DIRECTORS..................     59
  REQUIRED VOTE OF THE SHAREHOLDERS; REQUIRED CONSENT OF THE
    NOTE HOLDERS............................................     59
  LITIGATION AND RELATED MATTERS............................     62
  PLANS FOR THE COMPANY AFTER THE TRANSACTIONS..............     63
  COMMUNICATIONS WITH NASDAQ REGARDING DELISTING............     64
  RIGHTS OF DISSENTING SHAREHOLDERS.........................     64
  ACCOUNTING TREATMENT......................................     66
  FEDERAL INCOME TAX CONSEQUENCES...........................     67
  COMPARATIVE UNAUDITED PER SHARE DATA......................     67
  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.........     68
  FINANCIAL INFORMATION REGARDING MEDICAL GRAPHICS..........     74
  DESCRIPTION OF COMMON STOCK...............................     91
  DESCRIPTION OF NOTES......................................     91

PROPOSAL 4 AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF
  INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES
  OF COMMON STOCK...........................................     92

PROPOSAL 5 AMENDMENTS TO COMPANY'S 1994 NON-EMPLOYEE
  DIRECTOR PLAN.............................................     94
  INTRODUCTION..............................................     94
  AMENDMENTS................................................     95
  REASON FOR THE AMENDMENTS.................................     95
  SUMMARY OF THE DIRECTOR PLAN..............................     95
  FEDERAL INCOME TAX CONSEQUENCES...........................     97
  AWARDS UNDER THE DIRECTOR PLAN............................     97
  BOARD OF DIRECTORS RECOMMENDATIONS........................     97

PROPOSAL 6 RATIFICATION OF COMPANY'S AUDITORS...............     97

GENERAL INFORMATION REGARDING THE COMPANY...................     98
SECTION 16(
a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................     98
OTHER BUSINESS..............................................     98
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS............     98
AVAILABLE INFORMATION.......................................     99

ANNEX A -- ELA AGREEMENT

ANNEX B -- TERMINATION AGREEMENT

ANNEX C -- ONE-WAY LICENSE AGREEMENT

ANNEX D -- CROSS-LICENSE AGREEMENT

ANNEX E -- FAIRNESS OPINION OF RAYMOND JAMES REGARDING THE ELA
           TRANSACTIONS

ANNEX F -- MEDTRONIC AGREEMENT

ANNEX G -- FAIRNESS OPINION OF RAYMOND JAMES REGARDING THE MEDTRONIC
           TRANSACTIONS

ANNEX H -- MINNESOTA BUSINESS CORPORATIONS ACT--SECTIONS 302A.471 AND
           302A.473

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/CONSENT SOLICITATION. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/CONSENT SOLICITATION, IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT/CONSENT SOLICITATION AND IN THE ANNEXES TO THE PROXY STATEMENT/CONSENT SOLICITATION. SHAREHOLDERS AND NOTE HOLDERS ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT/CONSENT SOLICITATION CAREFULLY. ALL SHARE AND PER SHARE AMOUNTS REGARDING THE COMMON STOCK RECITED HEREIN HAVE BEEN ADJUSTED TO REFLECT THE ONE-FOR-TEN REVERSE STOCK SPLIT EFFECTED BY THE COMPANY ON MAY 17, 1999.

THE COMPANY

    The Company was incorporated in Minnesota in May 1986. Since 1991, the Company has been a participant in the cardiac stimulation device market, represented primarily by the sale of implantable cardioverter defibrillators ("ICDs"). The Company's principal executive offices are located at 7601 Northland Drive, Brooklyn Park, Minnesota 55428, and its telephone number is
(612) 315-2000.

SANOFI-SYNTHELABO

    Sanofi-Synthelabo was created on May 19, 1999 as a result of the merger of Sanofi S.A. and Synthelabo, each of which was, prior to the merger, a leading French pharmaceutical company. References in this Proxy Statement/Consent Solicitation to Sanofi-Synthelabo with respect to periods prior to May 19, 1999 are to Synthelabo. Sanofi-Synthelabo's principal executive offices are located at 174 Avenue de France, Paris, France 75013, and its telephone number is
(011)(33)(1) 53 77 42 30. Sanofi-Synthelabo is the Company's largest shareholder and holds, as of November 1, 1999, approximately 18.6% of the total shares of Common Stock outstanding and beneficially owns (including outstanding warrants to purchase Common Stock) 44.7% of total shares outstanding. ELA Medical is a wholly-owned subsidiary of Sanofi-Synthelabo.

MEDTRONIC

    Medtronic is a leading medical technology company, specializing in implantable and interventional therapies that restore health, extend life and alleviate pain. Medtronic's principal executive offices are located at 7000 Central Avenue Northeast, Fridley, Minnesota 55432, and its telephone number is
(612) 574-4000.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; NOTE HOLDERS ENTITLED TO CONSENT;
  QUORUM

    Only holders of record of shares of Common Stock of the Company on December 1, 1999 (the "Shareholder Record Date") are entitled to notice of and to vote at the Annual Meeting and only Note Holders of record on December 1, 1999 (the "Note Holder Record Date" and, together with the Shareholder Record Date, collectively the "Record Dates") are entitled to consent to the proposals to supplement the Indenture. This Proxy Statement/Consent Solicitation and the accompanying form of proxy or consent, as appropriate, are being sent or given to Shareholders and Note Holders beginning on or about December 3, 1999. As of November 1, 1999, there were 4,009,109 shares of Common Stock outstanding, held of record by approximately 450 Shareholders and $20,198,000 principal amount of Notes outstanding, held of record by approximately 25 Note Holders. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulative voting rights.

THE TRANSACTIONS

    The Agreements described in proposals (2) and (3) of the Notice of Annual Meeting of Shareholders and referenced in the request by the Company for consent by the Note Holders to supplement the Indenture consist of two separate agreements, the ELA Agreement and the Medtronic Agreement. The transactions contemplated by the ELA Agreement, including the transactions contemplated by the Termination Agreement and the One-Way License Agreement (each as hereinafter defined) are generally referred to herein as the "ELA Transactions", and the transactions contemplated by the Medtronic Agreement are generally referred to herein as the "Medtronic Transactions" (the ELA Transactions and the Medtronic Transactions are generally referred to herein collectively as the "Transactions"). As a result of the Transactions, the Company will grant to each of ELA and Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual, worldwide license to substantially all of the patents and patent applications owned or sublicensable by the Company relating to cardiac stimulation devides, including all patents and patent applications currently used by the Company in the manufacture of ICDs. The sale of ICDs by the Company represented approximately 80% of the Company's revenues during fiscal year 1998. The remaining 20% of the Company's revenues were generated by the Leads (as hereinafter defined) being sold to ELA pursuant to the ELA Agreement. Subsequent to the consummation of the Transactions, it is the Company's intention to focus its efforts primarily on the markets served by and the business operations of Medical Graphics. While the Company currently retains the approvals and capabilities necessary to derive revenues from its ICD business, it has limited its operations pending Shareholder approval and Note Holder consent of the Transactions and consummation of the Merger to conserve cash. Although the Company has the ability to resume its manufacturing and related operations, it is unlikely it will do so if the Transactions and the Merger are approved. As such, at this time the Company does not anticipate deriving any future revenue from assets retained by the Company after consummation of the Transactions and, accordingly, all revenues relating to the sale of ICDs and Leads have been eliminated from the pro forma financial statements contained herein. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Unaudited Pro Forma Combined Financial Statements".

    THE ELA AGREEMENT. Pursuant to the terms of the ELA Agreement, the Company proposes to sell, and ELA Medical proposes to purchase, certain assets and assume certain liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company. The assets the Company proposes to sell and ELA Medical proposes to purchase consist of all technology owned or used by the Company related to the Company's model Series 4040, 4080 and 4090 leads (the "Leads") and all technology owned or used by the Company related to the research and development of a flatpack, photoflash capacitor being developed for use in implantable medical devices (the "Flat Capacitor"), which include, among other things, those permits, licenses, franchises, approvals, and authorizations issued by governmental or regulatory authorities or bodies for the Leads and the Flat Capacitor, to the extent assignable by the Company. The Leads and the Flat Capacitor are collectively referred to in this Proxy Statement/Consent Solicitation as the "ELA Assets". In exchange for the ELA Assets, the Company will receive all Common Stock and all warrants to purchase Common Stock owned by Sanofi-Synthelabo (collectively, the "Sanofi-Synthelabo Owned Securities"). A copy of the ELA Agreement is attached hereto as Annex A. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement". The ELA Agreement provides that the following agreements will be entered into and delivered at the time of closing of the ELA Agreement.

       THE TERMINATION AGREEMENT. In connection with the consummation of the transactions contemplated by the ELA Agreement, the Company and ELA Medical will enter into a Termination of Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "Termination Agreement") pursuant to which ELA Medical will release the Company from its obligations pursuant to the Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement dated December 9, 1997, as amended (the "OUS Supply Agreement"), to manufacture and sell cardiac stimulation and related devices exclusively to ELA Medical for distribution in certain territories outside of the United States. In consideration for ELA Medical's agreement to terminate and release the Company from its obligations under the OUS Supply Agreement, the Company has agreed to pay ELA Medical the sum of $6.0 million (the "Termination Fee"); provided, however, ELA Medical has agreed to accept a non-exclusive license to certain technology of the Company in the form of the One-Way License Agreement in full and complete satisfaction of the Termination Fee. A copy of the Termination Agreement is attached hereto as Annex B. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Termination Agreement".

       THE ONE-WAY LICENSE AGREEMENT. In connection with the consummation of the transactions contemplated by the ELA Agreement and in satisfaction of the Termination Fee, the Company will enter into a license agreement (the "One-Way License Agreement") with ELA Medical pursuant to which the Company will grant a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to substantially all of the patents and patent applications owned or sublicensable by the Company relating to cardiac stimulation devices. A copy of the One-Way License Agreement is attached hereto as Annex C. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS-- Description of the One-Way License Agreement".

    The following agreement is required to be entered into by the terms of the ELA Agreement only in certain circumstances upon which the closing of the transactions under the ELA Agreement do not occur.

       THE CROSS-LICENSE AGREEMENT. Section 5.3 of the Amended and Restated Investment and Master Strategic Relationship Agreement dated as of
   October 9, 1997, as amended (the "Investment Agreement"), by and between the Company and Sanofi-Synthelabo obligates the Company and Sanofi-Synthelabo to negotiate in good faith for a patent cross-license in the event of the termination of the joint venture formed between ELA Medical, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Sanofi-Synthelabo ("ELA US"), and the Company. The joint venture was created for purposes of allowing the Company access to a distribution channel as well as providing a mechanism to sell and market a broader portfolio of products for the Company and ELA US in the United States. On May 11, 1999, the Company effectively terminated such joint venture by withdrawing and limiting certain of its liabilities with respect thereto in connection with the Withdrawal Agreement (the "Withdrawal Agreement") of the same date between the Company and ELA US. The Withdrawal Agreement was entered into because the Board of Directors determined that (i) the joint venture had not met its financial objectives,
   (ii) there was general disagreement between the Company and ELA US as to the management philosophy of the joint venture, and (iii) additional contributions of capital by the Company would be required in order for the joint venture to continue business operations. As a result of entering into the Withdrawal Agreement, the Company terminated all current and future obligations to fund the joint venture and avoided any claims as to past obligations to fund the joint venture, and ELA US agreed to assume certain continuing product support obligations of the Company in connection with its cardiac stimulation device business and certain other obligations of the Company with respect to third party suppliers and developers. The consideration received by the Company under the Withdrawal Agreement in exchange for its withdrawal from the joint venture consisted of a release from its contractual obligations to make past or current capital contributions, the assumption by ELA US of certain continuing product support obligations of the Company with respect to third party suppliers and developers, the assumption by ELA US and ELA of certain warranty obligations, regulatory reporting obligations and continuing technical service obligations with respect to certain ICD products of the Company, and the commitment by ELA US and ELA to purchase additional ICD products from the Company's existing inventory as well as to-be-manufactured products. While the nature of this consideration makes it impracticable for the Company to quantify, the Company believes that the consideration received by it under the Withdrawal Agreement was both significant and in the best interests of the Shareholders. Since the inception of the joint venture, the Company has made capital contributions to the joint venture totaling $6 million, in addition to expending approximately $1.8 million related to the marketing efforts of the joint venture in Fiscal 1998. Due to the financial condition of the joint venture, the Company estimated that additional capital contributions totaling approximately $4 to $6 million would be necessary to continue to keep the joint venture operating for fiscal year 1999. Additional capital contributions would also have been necessary in future years if the joint venture had not achieved profitable operations. On a going forward basis, the Company anticipated costs related to (i) continuing product support obligations with respect to third party suppliers and developers, and
   (ii) certain warranty coverage, regulatory reporting obligations and continuing technical service obligations with respect to certain ICD products of the Company, to be in excess of $1.2 million. This estimate includes the cost of personnel necessary to handle the continuing regulatory and service obligations as well as an estimate of potential warranty obligations. The Company will have a remaining obligation related to the joint venture to provide continuing product liability insurance for a period of five years. The Company has prepaid the policy premium for this insurance at a cost of approximately $1.1 million.

        To satisfy the requirements of Section 5.3 of the Investment Agreement, the ELA Agreement provides that in the event that the ELA Agreement is terminated (i) by ELA Medical or Sanofi-Synthelabo, if either the Shareholders refuse to approve the ELA Agreement or the Note Holders representing the requisite aggregate principal amount of Notes fail to grant their consent to supplement the Indenture in connection with the consummation of the transactions contemplated by the ELA Agreement, or if any of the conditions to be satisfied by the Company prior to the closing under the ELA Agreement shall not have been met or waived prior to such time as such condition can no longer be satisfied, or (ii) by the Company, if either the Board of Directors determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate the ELA Agreement or if any of the conditions of the Company required in the ELA Agreement to be satisfied prior to Closing have not been met or waived prior to such time as such condition can no longer be satisfied, then the Company is obligated to enter into a cross-license agreement with ELA Medical, attached as an exhibit to the ELA Agreement (the "Cross-License Agreement"). In the event that the ELA Agreement is terminated as described above, then the Cross-License Agreement would become effective and the Company would provide ELA Medical with a non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to the Company's patents and patent applications related to cardiac stimulation devices in consideration for the granting by ELA Medical to the Company of a non-exclusive, fully paid-up, royalty-free and perpetual license to ELA Medical's patents and patent applications related to cardiac stimulation devices. A copy of the Cross-License Agreement is attached hereto as Annex D. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Cross-License Agreement".

    THE MEDTRONIC AGREEMENT. Pursuant to the terms of the Medtronic Agreement, the Company proposes (i) to sell, and Medtronic has agreed to purchase, certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (ii) to grant Medtronic a one-way non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices. The unfiled patent disclosures that the Company proposes to sell and Medtronic proposes to purchase are all of the unfiled patent disclosures relating to cardiac stimulation devices owned by the Company and not abandoned, suppressed or concealed. The one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to be granted by the Company to Medtronic under the terms of the Medtronic Agreement is for substantially all of the patents and patent applications owned or sublicensable by the Company relating to cardiac stimulation devices. The Company and Medtronic would further release and discharge each other from any claims of patent infringement prior to the effective date of the Medtronic Agreement. The consideration to be received by the Company from Medtronic consists of a cash payment of $9.0 million (of which the Company will net approximately $8.5 million after payment of certain transaction-related expenses), such amount to be paid to the Company within five days of approval thereof by the Shareholders and consent to supplement the Indenture in connection therewith by Note Holders. A copy of the Medtronic Agreement is attached hereto as Annex F. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Medtronic Agreement".

PROCEEDS OF THE TRANSACTIONS

    Upon consummation of the ELA Transactions, the Company will receive from Sanofi-Synthelabo, the largest shareholder of the Company, all of the outstanding shares of Common Stock held, directly or indirectly, by Sanofi-Synthelabo, and thereby reduce its outstanding shares of Common Stock by 745,996 shares, representing approximately 18.6% of the shares outstanding as of the Shareholder Record Date. Sanofi-Synthelabo will also relinquish its rights to exercise warrants to purchase an additional 1,897,156 shares of Common Stock, at exercise prices ranging from $.10 to $36.70 per share. In addition, ELA Medical has agreed to assume certain liabilities and obligations of the Company relating to the ELA Assets. Upon consummation of the Medtronic Transactions, the Company will receive from Medtronic $9.0 million in cash (of which the Company will net approximately $8.5 million after payment of certain transaction-related expenses).

    The proceeds received by the Company in connection with the consummation of the Transactions are intended to be used by the Company in connection with the Company's continuing efforts to grow. On September 22, 1999, the Company entered into the Medical Graphics Agreement. The consideration to be paid by the Company thereunder is approximately $16.3 million. Upon consummation of the Merger, it is the Company's intention to focus its efforts primarily on the markets served by and business operations of Medical Graphics. Consummation of the Merger is subject, in addition to customary conditions, to approval of the shareholders of Medical Graphics. The Merger, however, does not require approval of the Shareholders. The Company has adequate funds to consummate the Merger (without giving effect to the transactions contemplated by either of the ELA Agreement or the Medtronic Agreement) and intends to do so upon receiving approval of the Medical Graphics' shareholders. Accordingly, the Company plans, and is contractually obligated under the Medical Graphics Agreement, to consummate the Merger whether or not the Shareholders approve the proposal to sell and transfer substantially all of the property and assets of the Company pursuant to the Agreements or the Note Holders consent to the proposals to supplement the Indenture with respect to the Agreements. In the event the Company is required to repurchase the Notes prior to consummation of the Merger, the Company would not have sufficient funds on hand to consummate the Merger without obtaining additional sources of financing. The Company does not currently have any commitments to provide sources of financing in the event it is required to repurchase the Notes prior to consummation of the Merger. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Plans for the Company After the Transactions".

CLOSING CONDITIONS TO THE ELA AGREEMENT

    The obligations of the Company, Sanofi-Synthelabo and ELA Medical to consummate the transactions contemplated under the ELA Agreement are subject to the satisfaction of certain conditions at or prior to the closing of the sale and purchase of the ELA Assets (the "ELA Closing"), unless waived by the respective parties in writing. Such conditions include: (i) the respective representations and warranties of the parties contained in the ELA Agreement must be true and correct in all material respects; (ii) the parties must have performed and complied in all material respects with their respective covenants and obligations under the ELA Agreement; (iii) the ELA Agreement and the transactions contemplated thereunder are to have been duly approved by the Shareholders in accordance with the MBCA and the Company's Articles of Incorporation and By-laws, and Note Holders representing the requisite aggregate principal amount of Notes shall have consented to supplement the Indenture,
(iv) all documents required by the ELA Agreement are to have been delivered in form and substance reasonably satisfactory to the parties and their respective legal counsel; and (v) no statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by the ELA Agreement illegal or would otherwise prevent the consummation thereof and no order, decree, writ or injunction shall have been issued and shall remain in effect by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by the ELA Agreement, and no action, suit or proceeding before any court or governmental body or agency thereof shall be pending or, to the knowledge of the Company or ELA Medical, as the case may be, threatened by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall be pending or, to the knowledge of the Company or ELA Medical, as the case may be, threatened with respect to the transactions contemplated thereby. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement--Conditions to the Obligations of the Parties".

CLOSING CONDITIONS TO THE MEDTRONIC AGREEMENT

    The obligations of the Company and Medtronic to consummate the transactions contemplated by the Medtronic Agreement are subject to (i) approval of the Shareholders; and (ii) the consent to supplement the Indenture by Note Holders representing a majority by aggregate principal amount of Notes at or prior to the closing of the transactions contemplated thereby. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Medtronic Agreement".

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that an affirmative vote be cast by Shareholders in favor of all nominees and for each of the proposals listed in the proxy (or the voting instructions) card. By completing and returning the accompanying proxy, the Shareholder authorizes James B. Hickey, Jr., as designated on the face of the proxy, to vote all shares for the Shareholder. All returned proxies that are properly signed and dated will be voted as the Shareholder directs. If no direction is given, executed proxies will be voted FOR each of the nominees and the listed proposals. Regardless of the size of your holdings, you are encouraged to complete and return the proxy or voting instructions card so that your shares may be voted at the Annual Meeting. Any Shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Recommendation of the Board of Directors". Notwithstanding the approval by the Shareholders of each of the Agreements, in the event that Note Holders owning a majority by aggregate principal amount of the outstanding Notes do not consent to supplement the Indenture as requested, the transactions contemplated by the Agreements will not be consummated.

OPINIONS OF RAYMOND JAMES & ASSOCIATES, INC.

    In deciding to approve each of the Agreements, the Board of Directors considered the opinions of Raymond James & Associates, Inc. ("Raymond James") as to the fairness of each of the ELA Transactions and the Medtronic Transactions, taken as a whole, to the Company from a financial point of view. At the July 23, 1999 meeting of the Board of Directors, Raymond James provided the Board of Directors with its written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration to be received by the Company in connection with the ELA Transactions was fair to the Company from a financial point of view. On September 14, 1999, Raymond James provided the Board of Directors with its written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration to be received by the Company in connection with the Medtronic Transactions was fair to the Company from a financial point of view. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Opinion of Raymond James Regarding the ELA Transactions", and "--Opinion of Raymond James Regarding the Medtronic Transactions".

SHAREHOLDER APPROVAL

    The election of a nominee for Director and the approval of each of the other proposals described in this Proxy Statement/Consent Solicitation, other than the proposals to approve each of the Agreements, requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Since the Articles of Incorporation require the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote on a proposal to approve the sale and transfer of substantially all of the property and assets of the Company, if Shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of Common Stock to their broker or such shareholders explicitly abstain from voting on the proposals to approve each of the Agreements, the effect will be the same as a vote against the approval of each of such proposals.

    Approval of each of the proposals to approve the Agreements requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock as of the Shareholder Record Date, in addition to satisfaction of the other conditions listed. Each share of Common Stock is entitled to one vote. It is expected that all 160,065 shares of Common Stock beneficially owned by the current directors and executive officers of the Company as of the Shareholder Record Date and all 745,996 shares of Common Stock beneficially owned by Sanofi-Synthelabo as of the Shareholder Record Date (together with the shares beneficially owned by the current directors and executive officers of the Company, an aggregate of 22.6% of the total number of outstanding shares of Common Stock as of the Shareholder Record Date) will be voted in favor of the proposal to approve the ELA Agreement and that all 160,065 shares of Common Stock beneficially owned by the current directors and executive officers of the Company as of the Shareholder Record Date (an aggregate of 3.9% of the total number of outstanding shares of Common Stock as of the Shareholder Record Date) will be voted in favor of the proposal to approve the Medtronic Agreement. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Required Vote of the Shareholders; Required Consent of the Note Holders".

CONSENT OF NOTE HOLDERS

    Simultaneously with the Company's solicitation of proxies from Shareholders for the Annual Meeting, the Note Holders are hereby requested to give their consent to the Company and the Trustee to supplement the Indenture to provide that the consummation of the transactions contemplated by the Agreements will not constitute (i) a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, or (ii) a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. The granting of consent with respect to each proposal will not be effective unless both proposals receive the consent of Note Holders owning a majority by aggregate principal amount outstanding of the Notes. Note Holders are being asked to give their consent because (i) each of the Agreements requires that Note Holders provide such consent, (ii) the transactions contemplated by the Agreements will not be consummated without the Company's receipt of such consent, and (iii) to avoid the prospect of Note Holder or Trustee initiated litigation with respect to the potential of the consummation of the Transactions to trigger either the acceleration of the Company's repayment obligations or an obligation by the Company to repurchase the Notes at a premium. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Required Vote of the Shareholders; Required Consent of the Note Holders".

    If a majority of Note Holders, by aggregate principal amount of outstanding Notes, do not grant consent to supplement the Indenture pursuant to the proposals, the Indenture will not be supplemented and the transactions contemplated by the Agreements will not be consummated. If the Transactions are not consummated, the Note Holders will not receive any additional rights and remedies that they are not already entitled to. If the Transactions are consummated without the Indenture being supplemented as provided for in the proposals, the Note Holders may have the right to (i) require the Company to repurchase the Notes at a premium of 101% of the principal amount of the Notes outstanding, together with interest (at November 21, 1999, this repurchase amount aggregated $20,806,707) or (ii) receive accelerated repayment of all amounts to become due to them in connection with the Notes. The Company does not currently intend to consummate the Transactions in the event the Indenture is not supplemented as provided herein.

    The Indenture currently provides that in the event the Company conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned subsidiaries) of the Company unless the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the combined voting power of the outstanding securities of the acquiring entity in substantially the same proportion as their ownership of the then outstanding securities entitled to vote generally in elections of directors of the Company immediately before such transaction, the Note Holders have the right to require the Company to repurchase all or any part of the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages payable pursuant to any registration rights agreement, if any, relating to the Notes, to the date of payment. Consummation of the transactions contemplated by the Agreements may, taken together and without supplementing the Indenture as provided for herein, result in the transfer of all or substantially all of the Company's assets to a person not owned 50% or more by the shareholders of the Company. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Required Consent of the Shareholders; Required Consent of the Note Holders".

    The Indenture also prohibits the Company from selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of its properties or assets unless certain conditions are met, among which are that the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all of the obligations of the Company under the Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee under the Indenture. In the event the Company fails to comply with this prohibition, the Note Holders would, following notice to the Company from the Trustee and the passage of time, have the right to receive accelerated repayment of all amounts to become due to them in connection with the Notes. Consummation of the transactions contemplated by the Agreements may, taken together and without supplementing the Indenture as provided for herein, result in the sale, transfer or other disposition of all or substantially all of the Company's properties or assets to a person that will not assume all of the obligations of the Company under the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Required Consent of the Shareholders; Required Consent of the Note Holders".

    Upon receipt of the consent to each of the proposals by Note Holders holding a majority by aggregate principal amount of Notes, the Company and the Trustee will supplement the Indenture to provide that the consummation of the transactions contemplated by the Agreements will not constitute (i) a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, or (ii) a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. Consenting to the proposals will not affect the Company's obligation to make scheduled payments of principal or interest when due with respect to the Notes or the rights of Note Holders to receive such payments. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS-- Required Consent of the Shareholders; Required Consent of the Note Holders".

    The Company received notice by complaint dated September 24, 1999, that the Trustee on behalf of the Note Holders had brought an action against the Company in Hennepin County District Court, Minnesota. The complaint alleged that, prior to entering into the ELA Agreement, certain "Designated Events", including the occurrence of a "Change of Control", had occurred and that the Company had failed to commence an offer to repurchase the Notes, as required by the Indenture once a Designated Event has occurred. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Litigation and Related Matters". In the event the Company would be required to repurchase the Notes at a premium of 101% of the outstanding principal balance of the Notes, together with interest due and owing thereon, the total amount that the Company would be required to pay to Note Holders in connection with such repurchase would be, as of November 21, 1999, approximately $20,806,707. The relief requested in the complaint includes a writ of mandamus or injunction to prevent the Company from, among other things, completing the Merger with Medical Graphics. The Company denies the claims in their entirety and intends to defend the action vigorously. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Required Vote of the Shareholders; Required Consent of the Note Holders"; "--Description of the ELA Agreement"; and "--Description of the Medtronic Agreement".

RIGHTS OF DISSENTING SHAREHOLDERS

    Shareholders who do not vote their shares in favor of one or both of the proposals to approve the Agreements and who strictly comply with the provisions of Sections 302A.471 and 302A.473 of the MBCA will be entitled to certain dissenters' appraisal rights under Minnesota law if the proposal with respect to which such Shareholder properly dissented is approved. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Rights of Dissenting Shareholders" and the relevant statutes attached as Annex H to this Proxy Statement/Consent Solicitation.

FEDERAL INCOME TAX CONSEQUENCES

    The Transactions will not result in any federal income tax consequences to Shareholders or Note Holders other than Sanofi-Synthelabo and Shareholders exercising dissenters' rights under the MBCA. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Certain Federal Income Tax Consequences".

MARKET FOR COMMON STOCK

    The Company's Common Stock is currently listed on the Nasdaq National Market System under the symbol "ANGN".

SELECTED HISTORICAL FINANCIAL INFORMATION

    The information set forth below was selected or derived from the consolidated financial statements and notes thereto of the Company and its subsidiaries. The statement of operations data for the year ended December 31, 1998, the five month transition period ended December 31, 1997, and the years ended July 31, 1997, 1996 and 1995, and the balance sheet data as of December 31, 1998 and 1997 and July 31, 1997, 1996 and 1995 are derived from the audited financial statements of the Company. The statement of operations data for the nine month interim periods ended September 30, 1999 and 1998, for the year ended December 31, 1997 and for the five month transition period ended December 31, 1996, along with the balance sheet data as of September 30, 1999, are derived from the unaudited financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The statement of operations data for the nine months ended September 30, 1999, also includes non-recurring adjustments related to restructuring and asset impairment charges. The statement of operations data for the nine months ended September 30, 1999, are not necessarily indicative of results to be expected for the entire year. Pro forma statement of operations and balance sheet data gives effect to the Transactions and the Merger with Medical Graphics. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Unaudited Pro forma Combined Financial Statements". The information set forth below is qualified entirely by and should be read in conjunction with the detailed information and consolidated financial statements, including the notes thereto, attached to this Proxy Statement/Consent Solicitation.

                          STATEMENT OF OPERATIONS DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                NINE MONTHS ENDED SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                             -------------------------------------   -------------------------------------
                                 1999                                    1998
                             PRO FORMA(1)      1999        1998      PRO FORMA(1)      1998        1997
                             -------------   ---------   ---------   -------------   ---------   ---------
Net sales..................    $  16,128     $   5,175   $   3,082     $  20,449     $   4,567   $   3,094
Equity in net loss of joint
  venture..................           --        (1,695)     (1,597)           --        (2,779)         --
Other income, net..........       30,570        30,570       2,050         2,050         2,050          --
Restructuring charges......           --        (4,504)         --            --            --          --
Interest, net..............       (1,501)       (1,082)     (1,087)       (1,913)       (1,459)        859
Net income (loss) before
  taxes....................       28,768         6,869     (25,520)       (2,569)      (38,838)    (34,115)
Net income (loss) from
  continuing operations....       28,597         6,698     (25,520)       (2,569)      (38,838)    (34,115)
Loss from discontinued
  operations...............      (22,169)           --          --       (38,829)           --          --
Net income (loss)..........    $   6,428     $   6,698   $ (25,520)    $ (41,398)    $ (38,838)  $ (34,115)
Net income (loss) per
  common share--basic:
  Continuing operations....    $    8.81     $    1.68   $   (7.65)    $   (0.95)    $  (11.23)  $  (11.36)
  Discontinued
    operations.............        (6.83)           --          --        (14.31)           --          --
  Net income (loss)........         1.98          1.68       (7.65)       (15.26)       (11.23)     (11.36)
Net income (loss) per
  common share--diluted:
  Continuing operations....         6.50          1.25       (7.65)        (0.95)       (11.23)     (11.36)
  Discontinued
    operations.............        (6.83)           --          --        (14.31)           --          --
  Net income (loss)........    $    1.65     $    1.25   $   (7.65)    $  (15.26)    $  (11.23)  $  (11.36)
Weighted average number of
  common shares
  outstanding--basic.......    3,246,328     3,992,324   3,336,435     2,713,511     3,459,507   3,002,621
Weighted average number of
  common shares
  outstanding--diluted.....    4,570,093     6,225,106   3,336,435     2,713,511     3,459,507   3,002,621

(1) Adjusted to give effect to the Transactions and the Merger with Medical Graphics as of the beginning of the period indicated.

                          STATEMENT OF OPERATIONS DATA
          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) (CONTINUED)

                                            FIVE MONTHS ENDED
                                              DECEMBER 31,               YEAR ENDED JULY 31,
                                          ---------------------   ---------------------------------
                                            1997        1996        1997        1996        1995
                                          ---------   ---------   ---------   ---------   ---------
Net sales...............................  $     865   $   2,276   $   4,505   $   2,949   $      --
Equity in net loss of joint venture.....         --          --          --          --          --
Other income, net.......................         --          --          --          --          --
Restructuring charges...................         --          --          --          --          --
Interest, net...........................        198         806       1,466       1,040          21
Net income (loss) before taxes..........    (14,941)     (7,735)    (26,909)    (15,182)     (9,643)
Net income (loss) from continuing
  operations............................    (14,941)     (7,735)    (26,909)    (15,182)     (9,643)
Loss from discontinued operations.......         --          --          --          --          --
Net income (loss).......................  $ (14,941)  $  (7,735)  $ (26,909)  $ (15,182)  $  (9,643)
Net income (loss) per common share--
  basic:
  Continuing operations.................  $   (4.82)  $   (2.70)  $   (9.26)  $   (6.63)  $   (5.83)
  Discontinued operations...............         --          --          --          --          --
  Net income (loss).....................      (4.82)      (2.70)      (9.26)      (6.63)      (5.83)
Net income (loss) per common share--
  diluted:
  Continuing operations.................      (4.82)      (2.70)      (9.26)      (6.63)      (5.83)
  Discontinued operations...............         --          --          --          --          --
  Net income (loss).....................  $   (4.82)  $   (2.70)  $   (9.26)  $   (6.63)  $   (5.83)
Weighted average number of common shares
  outstanding--basic....................  3,099,766   2,867,828   2,906,499   2,289,854   1,655,092
Weighted average number of common shares
  outstanding--diluted..................  3,099,766   2,867,828   2,906,499   2,289,854   1,655,092

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                       SEPTEMBER 30,
                                                  ------------------------      DECEMBER 31,                  JULY 31,
                                                      1999                   -------------------   ------------------------------
                                                  PRO FORMA(1)      1999       1998       1997       1997       1996       1995
                                                  -------------   --------   --------   --------   --------   --------   --------
Working capital.................................     $21,090      $27,481    $ 3,496    $18,509    $18,490    $44,935     $1,668
Total assets....................................      49,678       34,259     22,893     28,884     30,896     55,184      5,751
Long-term debt..................................      20,198       20,198     22,150         --         --      1,500      1,500
Shareholders' equity (deficit)..................      19,126       12,353     (6,280)    25,751     26,048     49,464      2,980

------------------------------

(1) Adjusted to give effect to the Transactions and the Merger with Medical Graphics.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 are attached to this Proxy Statement/Consent Solicitation. Shareholders and Note Holders should read each of the attached reports in conjunction with this Proxy Statement/Consent Solicitation.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

    This Proxy Statement/Consent Solicitation contains certain forward-looking statements which are subject to risks and uncertainties. Forward-looking statements include statements concerning the future results of operations, the Company's ability to reduce costs, the plans and objectives of the Company, and the Company's value and opportunities following consummation of the Transactions. Forward-looking statements include also those statements preceded by, followed by or that otherwise include the words "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", and "believe". These statements and similar expressions constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Shareholders and Note Holders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. In addition, Shareholders and Note Holders should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents attached hereto, could affect the future results of the Company after approval or rejection of the Agreements by Shareholders and consent or failure to consent by Note Holders: the ability of the Company to identify and pursue strategic alternatives for the Company, including a potential business combination with another entity or entities engaged in other lines of business; changes in the market for the Company's existing or then-current products; the impact of inflation; the challenges inherent in diverting the Company's management focus away from other strategic opportunities and from operational matters for an extended period of time; the Company's dependence on certain licenses for the Company's products; and the Company's dependence on governmental approvals of Company's products. Additional information with respect to the risks and uncertainties faced by the Company may be found in, and the discussion contain herein is qualified in its entirety by, the "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission on March 31, 1999. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Background of the ELA Transactions"; "--Background of the Medtronic Transactions"; "--Recommendation of the Board of Directors"; "--Required Vote of the Shareholders; Required Consent of the Note Holders"; "--Opinion of Raymond James--Regarding the ELA Transactions"; "--Opinion of Raymond James Regarding the Medtronic Transactions"; "--Description of the ELA Agreement"; "--Description of the Termination Agreement";

"--Description of the One-Way License Agreement"; "--Description of the Cross License Agreement"; "--Description of the Medtronic Agreement"; "--Plans for the Company After the Transactions"; "--Communications with NASDAQ Regarding Delisting"; and "--Unaudited Pro Forma Combined Financial Statements".

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINATION

    The Company's Bylaws, as amended, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the Shareholders or by the Board of Directors, which number shall be not less than two nor more than nine. The Board of Directors has determined that there will be nine directors elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next regular meeting of Shareholders or until their successors are duly elected and qualified.

    The Medical Graphics Agreement provides that, as a condition to closing of the transaction contemplated thereunder, up to three members of the Medical Graphics board of directors who are acceptable to the Company will agree to serve on the Board of Directors of the Company after the consummation of such transaction. Although the timing of completing the transactions contemplated by the Medical Graphics Agreement is not certain, the Company is assuming that the Annual Meeting will be held prior to the consummation of the Merger, and the nine nominees for director set forth herein will be elected. Thereafter, assuming the transactions contemplated by the Medical Graphics Agreement are consummated, up to three members of the Medical Graphics board of directors, who have not yet been determined, may join the Board of Directors and either
(i) three members of the then-current Board of Directors would resign (which members have not yet been determined), (ii) the Company, by Board of Directors action, would amend its bylaws to permit more than nine persons to serve on the Board of Directors, or (iii) some other smaller number as the Board of Directors shall determine shall constitute the Board of Directors. The Company does not anticipate finalizing a decision on the Medical Graphics board members who would join the Board of Directors or who, if anyone, would resign from the Board of Directors, until the transactions contemplated by the Medical Graphics Agreement are consummated.

    All of the nominees are currently members of the Board of Directors.

    The election of each director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the Company's outstanding shares of Common Stock is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement/Consent Solicitation.

    The Board of Directors intends to vote the proxies solicited on its behalf for the election of each of the nominees as directors. If prior to the Annual Meeting the Board of Directors should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board of Directors to fill such vacancy, unless the Shareholder indicates to the contrary on the proxy. Alternatively, at the Board of Directors' discretion, the proxies may be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

    The following table sets forth certain information as of November 1, 1999, which has been furnished to the Company by the persons who have been nominated by the Board of Directors to serve as directors for the ensuing year.

NOMINEES FOR ELECTION                   AGE              PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------------                 --------   ------------------------------------  --------------
Whitney A. McFarlin.................     58      Retired, Chairman of the Board             1992

Arnold A. Angeloni..................     57      President of Gateway Alliance LLC          1990

Dennis E. Evans.....................     61      President and Chief Executive              1990
                                                 Officer of Hanrow Financial

James B. Hickey, Jr.,...............     46      President and Chief Executive              1998
                                                 Officer of the Company

Lyle D. Joyce, M.D., Ph.D...........     51      Cardiothoracic Surgeon and President       1988
                                                 of Minnesota Thoracic Group, P.A.

Joseph C. Kiser, M.D................     67      Retired Cardiothoracic Surgeon at          1988
                                                   Minnesota Thoracic Group, P.A. and
                                                   Co-founder of The Minneapolis
                                                   Heart Institute

Donald D. Maurer....................     62      Consultant with ABI, Inc.                  1996

Glen Taylor.........................     58      Chairman and Chief Executive Officer       1992
                                                   of Taylor Corporation

Stephen L. Wilson...................     46      Executive Vice President and Chief         1998
                                                   Financial Officer of Computer
                                                   Motion, Inc.

OTHER INFORMATION ABOUT NOMINEES

    WHITNEY A. MCFARLIN has been Chairman of the Board of Directors of the Company since September 1993, and is a non-employee member of the Board of Directors. From September 1993 to July 1998, Mr. McFarlin was also President and Chief Executive Officer of the Company. Mr. McFarlin also serves on the board of directors of Possis Medical, Inc.

    ARNOLD A. ANGELONI has been President of Gateway Alliance LLC, a consulting firm for start-up ventures and business consolidations, since January 1996. From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, most recently as Senior Vice President and President of the Business Systems Division.

    DENNIS E. EVANS has been President and Chief Executive Officer of Hanrow Financial Group Ltd., a merchant banking partnership, since February 1989.
Mr. Evans also serves on the board of directors of Minnesota Power & Light Co.

    JAMES B. HICKEY, JR., has been President, Chief Executive Officer and a director of the Company since July 1998. From 1993 to 1997, Mr. Hickey was President and Chief Executive Officer of Aequitron Medical, Inc., a publicly-traded medical device company, whose principle products were portable ventilators, infant apnea monitors and sleep diagnostic equipment. He also serves on the board of directors of Allied Healthcare, Inc., Pulmonetics Systems, Inc. and Vital Images, Inc.

    LYLE D. JOYCE, M.D., PH.D. has been a cardiothoracic surgeon with The Minneapolis Heart Institute for more than five years, and is currently the President of the Minnesota Thoracic Group, P.A.

    JOSEPH C. KISER, M.D. is a cardiothoracic surgeon (retired) and a founder of The Minneapolis Heart Institute and The Minneapolis Heart Institute Foundation. Dr. Kiser is also a founder of the Minnesota Thoracic Group, P.A. He practiced cardiothoracic surgery at Abbott Northwestern Hospital as well as other Minneapolis/St. Paul hospitals for more than 20 years prior to his retirement in January 1995. Dr. Kiser currently serves as Chairman of the Board for Advanced Bionics, a medical device company.

    DONALD D. MAURER is currently a consultant and member of the board of directors of ABI, Inc., a medical device company. Mr. Maurer founded
Empi, Inc., a public company that manufactures noninvasive biomedical devices, in 1977. Mr. Maurer was named President and Chief Executive Officer of Empi in 1979. Mr. Maurer has served on the board of directors of Empi since 1977, serving as Chairman of the Board from 1977 to 1997. Mr. Maurer is also the past Chairman of the Board of Medical Alley, a Twin Cities professional organization representing the interests of the medical industry.

    GLEN TAYLOR is Chairman of the Board and Chief Executive Officer of Taylor Corporation, which he founded in 1975. Taylor Corporation's businesses include printing, direct mail marketing and electrical manufacturing. Mr. Taylor also is the owner of the Minnesota Timberwolves, a National Basketball Association franchise.

    STEPHEN L. WILSON has, since May 1997, been Executive Vice President and Chief Financial Officer of California-based Computer Motion, Inc., a medical robotics company. From 1990 to 1997, Mr. Wilson was Vice President Finance and Chief Financial Officer of St. Jude Medical, Inc., a medical device company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    The business and affairs of the Company are managed by the Board of Directors, which held nine meetings during the fiscal year ended December 31, 1998 ("Fiscal 1998"). Committees established and maintained by the Board of Directors include the Audit Committee, the Governance Committee and the Compensation Committee.

    The function of the Audit Committee is to review the Company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee held no meetings during Fiscal 1998 as no such meetings were required due to the change in the Company's fiscal year. Messrs. Angeloni, Evans, Kiser and Maurer served as members of the Audit Committee in Fiscal 1998. In August of 1999, the Audit Committee met to review all required financial information. Messrs. Angeloni, Joyce and Wilson will serve as members of the Audit Committee in the fiscal year ended December 31, 1999 ("Fiscal 1999").

    The function of the Governance Committee is to recommend a list of potential director nominees to the Board of Directors, to develop guidelines for corporate structuring and Board of Directors related issues and to act as an oversight committee. While the Governance Committee will consider director nominees recommended by the Shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. The Governance Committee held one meeting in Fiscal 1998. Messrs. Evans, McFarlin, Taylor and Joyce served as members of the Governance Committee in Fiscal 1998. Messrs. Evans and Taylor will serve as members of the Governance Committee in Fiscal 1999.

    The responsibilities of the Compensation Committee include setting the compensation for those officers who are also directors of the Company and setting the terms of and grants of awards under the Company's 1993 Stock Incentive Plan (the "1993 Plan"). The Compensation Committee met one time during Fiscal 1998. Messrs. Angeloni, Kiser and Taylor served as members of the Compensation Committee in Fiscal 1998. Messrs. Maurer, Kiser and Wilson will serve as members of the Compensation Committee in Fiscal 1999.

    All of the directors of the Company, except Mr. Taylor, attended 75% or more of the aggregate meetings of the Board of Directors and all such committees on which they served during Fiscal 1998. Mr. Taylor attended 45% of the aggregate meetings of the Board of Directors and all such committees on which he served.

COMPENSATION OF DIRECTORS

    DIRECTORS' FEES. Directors of the Company receive no cash compensation (except as discussed below) for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

    Pursuant to the Director Plan, non-employee directors of the Company automatically receive an annual grant of shares of Common Stock equal to $24,000, as determined by the fair market value of one share of Common Stock on the date of grant (a "Director Stock Award"), and an annual grant of an option to purchase 3,000 shares of Common Stock (a "Director Option") on the date of each Annual Meeting of Shareholders upon their election or re-election, as the case may be, as a non-employee director of the Company. On October 1, 1999, the Board of Directors amended the Director Plan, subject to Shareholder approval at the Annual Meeting, to (i) extend the term of the Director Plan by five years to October 7, 2004, and (ii) increase the maximum number of shares of Common Stock available for issuance under the Director Plan from 20,000 shares to 250,000 shares. See "AMENDMENTS TO COMPANY'S 1994 NON-EMPLOYEE DIRECTOR PLAN".

    If the amendments to the Director Plan are approved by the Shareholders at the Annual Meeting, Messrs. Wilson, Angeloni, Evans, Joyce, Kiser, Maurer and Taylor, assuming each is re-elected as a director of the Company, will each be granted as of the date of the Annual Meeting a Director Option and each will receive a Director Stock Award. Mr. McFarlin, assuming he is re-elected as a director of the Company, will be granted as of the date of the Annual Meeting options to purchase 2,750 shares of Common Stock and shares of Common Stock equal to $22,000 (in recognition of 11 months of service in 1999 as a non-employee director).

    Because the Company changed its fiscal year from July 31 to December 31 effective Fiscal 1998, the Director Plan does not provide compensation for the period August 1, 1998 to December 31, 1998. Accordingly, each non-employee director who served during the period (other than Mr. Wilson who, upon his appointment to the Board of Directors in July 1998, received a pro rata Director Option and Director Stock Award for his services through December 31, 1998) received cash compensation of $10,000, representing the pro-rata portion of the $24,000 annual fee due under the Plan, and a pro-rata option to purchase 1,250 shares to be granted on the date of the Annual Meeting at the fair market value on such date.

PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of November 1, 1999, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and nominee for director of the Company, (c) by each executive officer named in the Summary Compensation Table who is or was an executive officer of the Company during Fiscal 1999, and (d) by all executive officers and directors of the Company as a group. Unless otherwise noted, the address of the listed beneficial owner is that of the Company.

                                                      SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED(1)(2)
                                                   ----------------------------
                                                    AMOUNT     PERCENT OF CLASS
                                                   ---------   ----------------
Sanofi-Synthelabo ...............................  2,643,152(3)       44.7%
  174 Avenue de France
  Paris, France 75013

Chancellor LGT Asset Management Inc. ............    220,920(4)        5.5%
  50 California Street, 27th Floor
  San Francisco, California 94111

Whitney A. McFarlin..............................    103,200(5)        2.5%

Arnold A. Angeloni...............................      8,510(6)          *

Dennis E. Evans..................................     43,213(7)        1.1%

James B. Hickey, Jr..............................     28,177(8)          *

Lyle D. Joyce, M.D., Ph.D........................     31,164(9)          *

Joseph C. Kiser, M.D.............................     38,003(10)          *

Donald D. Maurer.................................      2,036(11)          *

Glen Taylor......................................     41,529(12)        1.0%

Stephen L. Wilson................................        710(13)          *

William J. Rissmann..............................         --            *

Michael J. Kallok, Ph.D..........................      6,125(14)          *

Gary L. Payment..................................     13,630(15)          *

Terrence W. Bunge................................      6,023(16)          *

All current directors and executive officers as a
  group (10 persons).............................    296,542(17)        7.2%

------------------------

  * Less than 1%

 (1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

 (2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

 (3) Based on a Schedule 13D/A dated April 16, 1999. Includes 1,897,156 shares which may be acquired within 60 days upon the exercise of warrants.

 (4) Based on a Schedule 13G dated February 6, 1998, filed on behalf of Chancellor LGT Asset Management, Inc., its wholly owned subsidiary, Chancellor LGT Trust Company and LGT Asset Management, Inc., the holding company for Chancellor LGT Asset Management, Inc.

 (5) Includes 101,500 shares which may be acquired within 60 days upon the exercise of stock options.

 (6) Includes 3,450 shares which may be acquired within 60 days upon the exercise of stock options.

 (7) Includes 36,333 shares of Common Stock beneficially owned by Hanrow Financial. Hanrow Financial is the general partner of Hanrow Capital Fund and Hanrow Capital Fund III, which own 3,000 and 25,000 shares of Common Stock, respectively. Hanrow Financial is also an affiliate of Hanrow

     Business Finance, Inc., which owns 4,167 shares of Common Stock. Also includes 1,050 shares of Common Stock which may be acquired within 60 days upon the exercise of stock options owned by Mr. Evans. Mr. Evans, a director of the Company, is the President and Chief Executive Officer of Hanrow Financial.

 (8) Includes 25,000 shares which may be acquired within 60 days upon the exercise of stock options.

 (9) Includes 9,905 shares held by the MTA Retirement Plan and Trust FBO Lyle D. Joyce, and 1,050 shares which may be acquired within 60 days upon the exercise of stock options.

 (10) Includes 4,357 shares held by the MTA Retirement Plan and Trust FBO Joseph
      C. Kiser and 2,550 shares which may be acquired within 60 days upon the exercise of stock options.

 (11) Includes 677 shares which may be acquired within 60 days upon the exercise of stock options.

 (12) Includes 1,050 shares which may be acquired within 60 days upon the exercise of stock options.

 (13) Includes 150 shares which may be acquired within 60 days upon the exercise of stock options.

 (14) Includes 6,125 shares which may be acquired within 60 days upon the exercise of stock options.

 (15) Includes 1,030 shares held by an individual retirement account for the benefit of Mr. Payment and 12,200 shares which may be acquired within 60 days upon the exercise of stock options.

 (16) Includes 2,500 shares held by an individual retirement account for the benefit of Mr. Bunge.

 (17) Includes 136,477 shares which may be acquired within 60 days upon the exercise of stock options. Also includes all shares beneficially owned by affiliates of officers and directors of the Company.

PRINCIPAL NOTE HOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Notes as of November 1, 1999, unless otherwise noted, by each Note Holder who is known by the Company to own beneficially more than 5% of the aggregate principal amount of the Notes. No director or nominee for director of the Company or any executive officer named in the Summary Compensation Table owns beneficially any Notes.

                                                                   AGGREGATE PRINCIPAL
                                                                     AMOUNT OF NOTES
                                                                   BENEFICIALLY OWNED
                                                              -----------------------------
                                                                AMOUNT     PERCENT OF TOTAL
                                                              ----------   ----------------

Deephaven Market Neutral Trading, Ltd. .....................  $4,498,000         22.3%
  1712 Hopkins Crossroads
  Minnetonka, Minnesota 55305

Loews Corporation ..........................................   2,500,000         12.4%
  655 Madison Avenue
  New York, New York 10021

CCF Partners II LLC ........................................   2,000,000          9.9%
  9465 Wilshire Blvd., Suite 900
  Beverly Hills, California 90212

Cincinnati Financial Corporation ...........................   1,500,000          7.4%
  PO Box 145496
  Cincinnati, Ohio 45250

Porter Capital Management Company ..........................   1,050,000          5.2%
  100 Shoreline Highway, Suite 211 B
  Mill Valley, California 94941

EXECUTIVE COMPENSATION AND OTHER BENEFITS

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth the cash and non-cash compensation for the fiscal years ended
December 31, 1998, July 31, 1997 and July 31, 1996 and for the five month Transition Period ended December 31, 1997 ("TP97") earned by, or awarded to, each of the persons who served as the Chief Executive Officer of the Company in the fiscal year ended December 31, 1998 and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1998. All of the options and the restricted stock award listed below, unless otherwise noted, were granted under the 1993 Plan.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                       ------------------------
                                           ANNUAL COMPENSATION                       SECURITIES
                                      ------------------------------   RESTRICTED    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY     BONUS     STOCK AWARD    OPTIONS     COMPENSATION(1)
---------------------------           --------   --------   --------   -----------   ----------   ---------------
James B. Hickey, Jr.(2) ............  1998       $105,000   $     --         --        100,000(3)     $ 3,750
  PRESIDENT AND CHIEF EXECUTIVE
  OFFICER

Whitney A. McFarlin(4) .............  1998        258,000    100,000         --         50,000         21,495(5)
  CHAIRMAN OF THE BOARD, PRESIDENT    TP97        109,154         --         --             --         18,868(5)
  AND CHIEF EXECUTIVE OFFICER         1997        255,692     35,000         --          3,000(6)       1,800(5)
                                      1996        240,300         --         --             --          1,595(5)

William J. Rissmann(7) .............  1998        137,052      8,750         --             --          6,000
  VICE PRESIDENT OF PRODUCT           TP97         46,162         --         --             --          2,500
  DEVELOPMENT                         1997        107,056         --         --             --             --
                                      1996        100,837         --         --             --             --

Michael J. Kallok, Ph.D.(8) ........  1998        135,462      7,000         --             --          6,000
  VICE PRESIDENT OF RESEARCH AND      TP97         48,902         --         --             --          2,500
  CLINICAL OPERATIONS                 1997        125,000         --         --          8,500(9)          --
                                      1996         79,327         --         --          7,500(10)          --

Gary L. Payment(11) ................  1998        125,575      7,000         --             --          6,000
  VICE PRESIDENT OF OPERATIONS        TP97         48,902         --         --             --          2,500
                                      1997        114,000         --         --          2,200(7)          --
                                      1996        105,785         --         --          1,200(8)          --

Terrence W. Bunge(12) ..............  1998        113,327     66,013         --             --          6,000
  VICE PRESIDENT OF INTERVENTIONAL    TP97             --(13)       --       --             --          2,500
  TECHNOLOGY                          1997             --(13)       --    3,333             --             --

------------------------

(1) Except as otherwise noted, the amounts represent an automobile allowance paid by the Company.

(2) Mr. Hickey joined the Company in July 1998.

(3) The amount listed includes an option to purchase 81,842 shares of Common Stock granted outside of the 1993 Plan as an inducement essential to Mr. Hickey's entering into an employment arrangement with the Company.

(4) Mr. McFarlin served as Chairman of the Board, President and Chief Executive Officer until July 1998, and continues to serve as Chairman of the Board.

(5) The amount listed includes life insurance premiums and certain other expenses paid by the Company on Mr. McFarlin's behalf.

(6) Mr. McFarlin was granted options to purchase an aggregate of 3,000 shares of Common Stock during Fiscal 1997. Of this amount, 1,500 shares represented an option originally granted in September 1996 that was canceled and reissued in December 1996 during the employee repricing program.

(7) Mr. Rissmann terminated his employment with the Company in June 1999.

(8) Mr. Kallok terminated his employment with the Company in January 1999.

(9) The amount listed includes options that were originally granted during Fiscal 1996 and were canceled and reissued in Fiscal 1997.

(10) All of the options listed were canceled and reissued in December 1996 during the employee repricing program and are included in the amounts listed as Fiscal 1997 grants as well.

(11) Mr. Payment terminated his employment with the Company in January 1999.

(12) Mr. Bunge joined the Company in February 1997 and terminated his employment with the Company in June 1999.

(13) Mr. Bunge received a restricted stock award in 1997 in lieu of receiving cash compensation.

OPTION GRANTS AND EXERCISES

    The following tables summarize option grants and exercises, respectively, during Fiscal 1998 to or by the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such persons at December 31, 1998.

                          OPTION GRANTS IN FISCAL 1998

                                                     INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE VALUE
                                   -----------------------------------------------------     AT ASSUMED ANNUAL RATES
                                   NUMBER OF     PERCENT OF                                      OF STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR OPTION
                                   UNDERLYING    GRANTED TO     EXERCISE OR                          TERM(1)
                                    OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------------
NAME                               GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE           5%            10%
----                               ----------   -------------   -----------   ----------   ------------   ------------
James B. Hickey, Jr..............   100,000(2)      57.8%         $22.028      07/14/08     $1,385,000     $3,511,000

Whitney A. McFarlin..............    50,000(3)      28.9%         $22.028      01/31/00        693,000      1,755,000

------------------------

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued involvement with the Company. The amounts represented in this table will not necessarily be achieved.

(2) The amount listed includes an option to purchase 18,158 shares of the Company's Common Stock granted under the 1993 Plan and an option to purchase 81,842 shares of the Common Stock granted outside of any option plan. The options become exercisable at the rate of 25% of the number of shares covered by such option on each of the first four anniversary dates of the grant of such option, so long as Mr. Hickey remains employed by the Company or one of its subsidiaries. The 1993 Plan provides that in the event of a "change in control" of the Company (as defined under the caption "--Change in Control Agreements" below), the Compensation Committee may, among other things, accelerate the vesting of all options granted under the 1993 Plan.

(3) The options were granted under the Company's 1993 Plan. The options become exercisable at the rate of 25% of the number of shares covered by such option on each of the first four anniversary dates of the grant of such option, so long as Mr. McFarlin remains employed by the Company or one of its subsidiaries. In connection with Mr. McFarlin's termination of his employment with the Company, all of the options granted to Mr. McFarlin will expire on January 31, 2000. The 1993 Plan provides that in the event of a "change in control" of the Company (as defined under the caption "--Change in

    Control Agreements" below), the Compensation Committee may, among other things, accelerate the vesting of all options granted under the 1993 Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
James B. Hickey, Jr............................         --        100,000      --                  --

Whitney A. McFarlin............................         --         50,000      --                  --

William J. Rissmann............................     77,750          1,925      --                  --

Michael J. Kallok, Ph.D........................      6,125          2,375      --                  --

Gary L. Payment................................     11,400            800      --                  --

Terrence W. Bunge..............................      6,250          6,250      --                  --

------------------------

(1) Value based on the difference between the fair market value of the Common Stock on December 31, 1998 ($10.94) and the exercise price of the options.

CHANGE IN CONTROL AGREEMENTS

    As of October 5, 1999, the Company had one change in control agreement (the "Change in Control Agreement") in effect with James B. Hickey, Jr., its President and Chief Executive Officer. The Change in Control Agreement terminates Mr. Hickey's previous change in control agreement with the Company dated July 27, 1998, and provides that Mr. Hickey's employment with the Company will terminate on the earlier of one week after the closing of the transactions contemplated by the Medical Graphics Agreement or December 31, 1999, unless a new date is mutually agreed upon. In connection with this termination of employment, Mr. Hickey will receive from the Company a lump-sum payment of $260,000 less applicable tax withholding, continued medical and dental insurance benefits for one year following termination of employment, and $15,000 for outplacement services. These benefits will be in lieu of any benefits to which Mr. Hickey would have otherwise been entitled pursuant to any previous change in control agreement with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors establishes the compensation for executive officers who are also directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. Mr. McFarlin, while he served as the Company's President and Chief Executive Officer, and Mr. Hickey were the only executive officers who were also directors of the Company during Fiscal 1998. The Compensation Committee consists of three non-employee directors and meets one to four times per year. The members of the Compensation Committee during Fiscal 1998 were Messrs. Angeloni, Kiser and Taylor. The Company's President and Chief Executive Officer, in turn, establishes the compensation of all executive officers who are not also directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals. The primary objectives of the Company's executive compensation program are to:

    - Reward the achievement of desired Company and individual performance goals;

    - Provide compensation that enables the Company to attract and retain key executives; and

    - Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of Shareholders.

    The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets; the individual performance of each executive officer; comparative compensation surveys concerning compensation levels and stock grants at other companies; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

    EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

        BASE SALARY. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company's overall performance. Other than with respect to Mr. McFarlin, the former President and Chief Executive Officer of the Company, whose base salary was determined pursuant to an employment agreement with the Company, base salaries for executives are evaluated and adjusted on the employee's annual review date. Except for Mr. McFarlin and Mr. Rissmann, base salaries for Fiscal 1998 increased modestly from Fiscal 1997 levels due to the Company's focus on development activities requiring the conservation of cash. In connection with the Compensation Committee's annual evaluations of participants in its executive compensation program, the Company generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies. Mr. McFarlin's base salary level for Fiscal 1998, as disclosed above, was established by action of the Compensation Committee pursuant to the terms and conditions of his employment agreement. Mr. Rissmann's salary increase for Fiscal 1998 reflected prevailing market compensation for that position and the Company's interest in retaining this key executive. The base salary for Mr. Hickey, who became President and Chief Executive Officer of the Company in July 1998, was negotiated between Mr. Hickey and the Compensation Committee and was primarily based on Mr. Hickey's skills and experience in leading medical device companies.

        BONUSES. The Company also may pay bonuses to executive officers as part of its executive compensation program. Historically, the bonuses paid by the Company have been minimal, based in part on the Company's focus on development activities requiring the conservation of cash. The Compensation Committee determined that Mr. McFarlin would be paid a $100,000 cash bonus in Fiscal 1998 in addition to receiving an award of options to purchase 50,000 shares of Common Stock. Aggregate bonuses of $99,300 were paid to other executive officers in Fiscal 1998 for achieving certain performance objectives. The cash bonus and stock options awarded to Mr. McFarlin in 1998 were in recognition of Mr. McFarlin's services to the Company since October 1996, along with the achievement of certain performance objectives. These objectives related to securing additional capital for the Company, completing domestic and international regulatory filings (FDA PMA filing/approval, EEC CE Mark approval, etc.), and obtaining and transitioning a new chief executive officer for the Company. During Fiscal 1998, other corporate officers were paid bonuses based on the successful achievement of corporate objectives. The corporate objectives that were met related to the receipt of Sentinel 2010 series PMA by the end of the third quarter and the submission of a supplemental PMA related to the Lyra 2020 Series of ICD Systems by the end of the fourth quarter. Mr. Bunge received an additional bonus during 1998 related to the finalization of successful negotiations on the sale of patent technology to Cordis Webster.

        LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the Shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted and individual and Company performance during the year. During Fiscal 1999 to date, options to purchase 75,000 shares of Common Stock have been granted, all of which will expire before the end of 1999.

        During Fiscal 1999, the Company has paid an aggregate of approximately $505,000 in severance payments to executive officers whose employment was terminated.

    SECTION 162(M).  The Omnibus Reconciliation Act of 1993 added
Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

                                          COMPENSATION COMMITTEE

                                          Arnold A. Angeloni
                                          Joseph C. Kiser, M.D.
                                          Glen Taylor

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1999, the Company entered into financing agreements with Norwest Business Credit, Inc. (the "Bank") in which the Bank made two term loans to the Company in the amount of $4,000,000 and $2,000,000. The loan in the amount of $4,000,000 was guaranteed by Glen Taylor, a director of the Company, and the $2,000,000 loan was guaranteed by a private investor not affiliated with the Company. These term loans were repaid by the Company in May 1999. As a condition to receiving the loans, Mr. Taylor and the private investor were required to deposit $4,000,000 and $2,000,000, respectively, into accounts under the Bank's control earning interest at approximately 4.95% per annum. Upon deposit, the individuals guaranteeing these loans received a one-time commitment fee equal to 2% of the respective loan amount and a guarantee fee equal to an annualized rate of 5.05%. These transactions resulted in total annualized rates of return to Mr. Taylor and the private investor of approximately 12%. Mr. Taylor received fees totaling $148,000 from the Company for his agreement to guaranty the $4,000,000 loan.

    On March 12, 1999, the Company received an equity investment of $10,000,000 from the Company's strategic partner, Sanofi-Synthelabo, as a result of the Company receiving premarket approval ("PMA") for its 2020 ICD and lead systems. This payment was made in accordance with and pursuant to the Investment Agreement. As a result of the equity investment, Sanofi-Synthelabo received warrants to purchase 909,017 and 540,541 shares of the Company's Common Stock at exercise prices of $0.10 and $11.10 per share, respectively. These warrants expire on March 12, 2009 and March 12, 2002, respectively. The investment by Sanofi-Synthelabo in March 1999 is unrelated to both the ELA Transactions and the Withdrawal Agreement. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Background of the ELA Transactions"; "--Reasons of the Board of Directors", "--Description of the ELA Agreement," "--Description of the Termination Agreement", "--Description of the One-Way Licence Agreement", and "--Description of the Cross License Agreement".

    During the nine months ended September 30, 1999 and the year ended December 31, 1998, approximately 96% and 71%, respectively, of total sales generated by the Company were with affiliates of Sanofi-Synthelabo.

STOCK PERFORMANCE GRAPH

    In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the cumulative total shareholder return on the Company's Common Stock on the Nasdaq National Market (since October 19,
1995) and the Nasdaq SmallCap Market (prior to October 19, 1995) for the last five fiscal years with the cumulative total return over the same period of the Nasdaq Stock Market (US Companies) Index and of the Hambrecht & Quist Health Care Without Biotechnology Subsector Index. The comparison assumes the investment of $100 in Common Stock, in the Nasdaq Stock Market (US Companies) Index, and in the Hambrecht & Quist Health Care Without Biotechnology Subsector Index at the beginning of the period and assumes reinvestment of all dividends.

                              ANGEION CORPORATION
                       H & Q HEALTHCARE EXCLUDING BIOTECH
                           NASDAQ STOCK MARKET--U.S.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        ANGEION CORPORATION  H&Q HEALTHCARE EXC. BIOTECH  NASDAQ STOCK MARKET - U.S.
Dec-93                  100                          100                         100
Dec-94               131.51                       106.25                       97.75
Dec-95               372.60                       176.91                      138.26
Dec-96               153.42                       196.41                      170.11
Dec-97               120.55                       234.07                      208.44
Dec-98                47.95                       284.41                      293.72

                                                              FISCAL YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------------
                                                1993       1994       1995       1996       1997       1998
                                              --------   --------   --------   --------   --------   --------
Angeion Corporation.........................   100.00     131.51     372.60     153.42     120.55      47.95
H&Q Healthcare Excluding Biotech............   100.00     106.25     176.91     196.41     234.07     284.41
Nasdaq Stock Market--U.S....................   100.00      97.75     138.26     170.11     208.44     293.72

                               PROPOSALS 2 AND 3
                  APPROVAL OF THE SALE AND TRANSFER OF ASSETS

GENERAL

    At the Annual Meeting, Shareholders will be asked to vote on proposals to approve the ELA Agreement and the Medtronic Agreement. Arguably, the transactions contemplated by the Agreements, taken together, may constitute the sale of substantially all of the property and assets of the Company under the MBCA. A copy of the ELA Agreement is attached hereto as Annex A, and a copy of the Medtronic Agreement is attached hereto as Annex F. The approval of each of the Agreements is subject to approval of two-thirds of the Common Stock issued and outstanding as of the Shareholder Record Date. Sanofi-Synthelabo, which owns 18.6% of the outstanding Common Stock as of the Shareholder Record Date, will vote all its shares in favor of the ELA Agreement.

    In addition to requiring approval of the Shareholders, the transactions contemplated by the Agreements will not be consummated without the grant of consent to supplement the Indenture by Note Holders holding a majority by aggregate principal amount of the outstanding Notes to provide that the consummation of the transactions contemplated by the Agreements will not constitute (i) a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, or (ii) a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. The granting of consent with respect to each proposal will not be effective unless both proposals receive the consent of Note Holders owning a majority by aggregate principal amount outstanding of the Notes.

PROPOSAL 2 BACKGROUND OF THE ELA TRANSACTIONS

    In December of 1998, the Company determined that it needed to reduce expenses and explore strategic alternatives for the Company. The Company retained the investment banking firm of Raymond James to explore strategic alternatives for the Company, to include a sale of all or part of the Company and the raising of capital through the secondary markets or a private placement of equity securities. During December, January and February of 1999, Raymond James contacted third parties on behalf of the Company to solicit interest in the marketplace and determine the level of interest on the part of a third party in consummating a business combination with the Company. During February and March of 1999, potential bidders contacted by Raymond James conducted their respective due diligence examinations of the Company. In March 1999, Raymond James informed the Board of Directors that it had received no indications of interest for the purchase of all of the Company, but it had received indications of interest for specific assets of the Company. No firm offers were made by any third parties for specific assets of the Company, with the exception of a nominal offer of $50,000 for the Company's battery and flat capacitor technology and related assets, an offer by St. Jude Medical to waive certain claims against the Company (which the Company vigorously disputes) in exchange for the Company's rechargeable battery, and an offer by Cordis Webster, Inc. to purchase the Company's rights and obligations under that certain Agreement dated as of September 18, 1998 between the Company and Cordis Webster, Inc., pursuant to which the Company sold and Cordis Webster purchased certain of the Company's assets related to its catheter ablation business, for a purchase price of $250,000. The consideration offered in each of the foregoing offers was considered by the Company to be insufficient and rejected. The Company based its evaluation of the sufficiency of the offers received on the considerable industry experience of its management team. Additionally, the Company received initial expressions of interest with respect to (i) various patents and patent disclosures, technologies and licenses from the Company, and potentially the lease held by the Company for its manufacturing facility in Brooklyn Park, Minnesota, (ii) all of the Company's patents, particularly those involved in the suit against Guidant, (iii) the Company's 2020 and 2030 platforms, Flat Capacitor, Leads and related intellectual property portfolio, (iv) the Company's intellectual property portfolio and 2100 product platform, and (v) the Company's intellectual property portfolio. Notwithstanding the foregoing, no firm offer was made by any third party with respect to the specific assets listed.

    On March 5, 1999, the Company received PMA from the FDA for its Lyra 2020 ICD series and AngePass (TM) lead series, which allowed the Company to market these products in the United States. As a result of the PMA, the Company received the final two $5,000,000 equity investments from its strategic partner, Sanofi-Synthelabo, pursuant to the Investment Agreement. In exchange for the $10,000,000 equity investment, the Company issued Sanofi-Synthelabo warrants to purchase 909,017 and 540,541 shares of the Company's Common Stock at exercise prices of $0.10 and $11.10 per share, respectively. Prior to receipt of these two $5,000,000 equity investments, Sanofi-Synthelabo invested $15,000,000 in the Company in 1997 in connection with entering into the Investment Agreement and $5,000,000 in 1998. Total shares of Common Stock and warrants to purchase shares of Common Stock issued in 1997 in consideration of Sanofi-Synthelabo's investment were 225,141 and 135,085, respectively, and in 1998 were 136,240 and 81,744, respectively. The Investment Agreement also included a repricing provision which automatically repriced the original shares of Common Stock and warrants as if this investment had been made at a price based on the average Company stock price for the fifteen day trading period prior to the one year anniversary of the initial investment. Pursuant to the Investment Agreement, on October 9, 1998, the initial 225,141 shares of Common Stock and warrants to purchase 135,085 shares of Common Stock were repriced to reflect the repricing provision of the Investment Agreement resulting in an additional 384,615 shares of Common Stock and additional warrants to purchase 230,769 shares of Common Stock being issued to Sanofi-Synthelabo.

    On March 17, 1999, James B. Hickey, Jr., President and Chief Executive Officer of the Company, contacted the President of ELA Medical by telephone to indicate that certain of the Company's assets would be considered for purchase. The issuance of shares of Common Stock and warrants to purchase shares of Common Stock to Sanofi-Synthelabo pursuant to the Investment Agreement on the same day that Mr. Hickey contacted the president of ELA Medical was coincidental. On March 18, 1999, Mr. Hickey followed up on the telephone conversation by transmitting a facsimile letter listing those assets of the Company that were to be considered for sale. On March 22, 1999, ELA Medical delivered a letter to the Company indicating ELA Medical's firm interest in acquiring the assets comprising the Company's "product lines (including without limitation the 2020 product line), component technologies and intellectual property rights" as well as certain other assets as further described therein.

    During the week of March 22, 1999, Company management delivered a presentation to representatives of ELA Medical at the Company's headquarters in Brooklyn Park, Minnesota, regarding the strengths of the Company as well as certain financial summaries. On March 24 and 25, 1999, Marcus Magnuson, Senior Legal Counsel of the Company, accompanied by representatives of Raymond James (by telephone) and the Company's outside counsel, Faegre & Benson LLP
("Faegre & Benson"), met with representatives of Sanofi-Synthelabo, ELA Medical's parent company, and representatives of Sanofi-Synthelabo's outside counsel, Coudert Brothers ("Coudert"). At this meeting, the parties held exploratory discussions regarding a possible business combination involving the Company and Sanofi-Synthelabo and/or its affiliates. The parties confirmed that while Sanofi-Synthelabo was not interested in an acquisition or other business combination with respect to the entire Company, it would be interested in pursuing the purchase and license of certain assets of the Company pending further investigation by representatives of Sanofi-Synthelabo.

    From March 25, 1999 through April 21, 1999, various telephonic meetings were held between representatives of the Company and representatives of Sanofi-Synthelabo for the purpose of identifying the specific assets of the Company that Sanofi-Synthelabo was interested in acquiring. As a result of these meetings, Sanofi-Synthelabo confirmed to the Company that it was interested in acquiring (i) all technology (including two patents) and associated regulatory approvals owned or used by the Company related to the Company's model
Series 4040, 4080, and 4090 leads, (ii) all of the Company's technology (including certain patent disclosures) related to the Flat Capacitor, and
(iii) a non-exclusive, one-way license to the remainder of the Company's patents and patent applications related to cardiac stimulation devices.

    On April 6, 1999, at a meeting of the Board of Directors attended by representatives of Faegre & Benson and Manchester Companies, Inc. ("Manchester"), Mr. Hickey discussed with the Board of Directors the advisability of pursuing a sale of certain of the Company's assets to Sanofi-Synthelabo or one or more of its affiliates. Additionally, the Board of Directors authorized Mr. Hickey and representatives of Manchester to investigate the possibility of a transaction in which the Company would repurchase all or part of the outstanding Notes for an amount less than the face value of such securities. Manchester is a financial advisor to the Company then recently retained for the purpose of assisting the Company in negotiating with vendors and other creditors in connection with the establishment of appropriate terms on which the Company would comply with its obligations with respect to such parties.

    On April 21, 1999, Mr. Magnuson, accompanied by representatives of Faegre & Benson, met with representatives of Sanofi-Synthelabo and Coudert. At this meeting, the parties negotiated, subject to the approval of the Board of Directors of each of the Company and Sanofi-Synthelabo, possible terms of a transaction that could form the basis for the sale of certain assets by the Company to Sanofi-Synthelabo or its affiliates. On April 22, 1999,
Mr. Magnuson, accompanied by representatives of Raymond James and Faegre & Benson, again met with representatives of Sanofi-Synthelabo and Coudert. During this meeting, Raymond James discussed the possible purchase by ELA Medical of all of the outstanding capital stock or assets of the Company. Shortly thereafter, Sanofi-Synthelabo confirmed to the Company that neither it nor any of its affiliates would be interested in acquiring all of the outstanding capital stock or assets of the Company.

    The Board of Directors held a telephonic meeting on the morning of May 7, 1999, at which it authorized Mr. Hickey and other employees of the Company to negotiate the terms of a transaction in which the Company would sell certain assets of the Company and grant a one-way, non-exclusive license to the Company's patents and patent applications related to cardiac stimulation devices to ELA Medical in consideration for the Sanofi-Synthelabo Owned Securities and the termination by ELA Medical of the OUS Supply Agreement, subject to (a) the receipt of an opinion from Raymond James as to the fairness, from a financial point of view, to the Company of the consideration to be paid in the proposed transaction, (b) the negotiation of definitive documentation, and (c) the receipt of further approval of the Board of Directors for the final negotiated terms of such a transaction.

    On May 11, 1999, the Company effectively terminated the joint venture with ELA US (the "Joint Venture") by withdrawing and limiting certain of its liabilities with respect thereto in connection with entering into the Withdrawal Agreement. The Withdrawal Agreement was entered into because the Board of Directors determined that (i) the Joint Venture had not met its financial objectives, (ii) there was general disagreement between the Company and ELA US as to the management philosophy of the Joint Venture, and (iii) the Board of Directors had determined that further contribution of capital to the Joint Venture, as the Company was contractually obligated to make, was no longer in the best interests of the Company. As a result, the Company terminated all current and future obligations to fund the Joint Venture and avoided potential claims as to past obligations to fund the Joint Venture, and ELA US agreed to assume certain continuing product support obligations of the Company in connection with its cardiac stimulation device business and certain other obligations of the Company with respect to third party suppliers and developers.

    Also on May 11, 1999, a representative of Coudert delivered a letter to a representative of Faegre & Benson setting forth the principal terms and conditions on which Sanofi-Synthelabo or its affiliates would be willing to proceed with the acquisition of certain assets of the Company, including the following terms: (a) the assets owned by the Company to be acquired by Sanofi-Synthelabo would be all technology related to the model Series 4040, 4080 and 4090 leads and all technology related to the Flat Capacitor; (b) the Company would grant to Sanofi-Synthelabo and its affiliates a non-exclusive, royalty-free, fully paid-up, perpetual license to the Company's patents and patent applications related to cardiac stimulation devices with a priority date on or prior to the date of entering into the definitive license agreement;
(c) in consideration of the foregoing, (i) Sanofi-Synthelabo would deliver to the Company all of the Sanofi-Synthelabo Owned Securities, and (ii) ELA Medical would release the Company from its obligations under the OUS Supply Agreement, and ELA Medical and the Company would terminate such agreement; (d) the closing of such transactions would be subject to, among other things, (i) the approval of the Board of Directors of the Company and the Shareholders, (ii) the approval of the Board of Directors of Sanofi-Synthelabo, (iii) the negotiation of definitive agreements mutually acceptable to the Company and Sanofi-Synthelabo,
(iv) the obtaining of all necessary consents from third parties to the assignments of any contract rights and obligations, and (v) the vote by Sanofi-Synthelabo of all Sanofi-Synthelabo Owned

Securities in favor of such transactions; and (e) in the event the transactions were not approved by the requisite number of Shareholders, notwithstanding the favorable vote of Sanofi-Synthelabo, then, in consideration for the termination of the OUS Supply Agreement, the Company would use its best efforts to provide Sanofi-Synthelabo and its affiliates with a non-exclusive, royalty-free, fully paid-up and perpetual license to the Company's patents and patent applications with a priority date on or prior to the date of entering into a definitive license agreement. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement" and " --Description of the Cross-License Agreement".

    The Board of Directors held a meeting on June 2, 1999, which was attended by representatives of Faegre & Benson and Manchester, during which the Board of Directors discussed the revised structure of the proposed transactions and the status of the negotiations. Additionally, at this meeting Faegre & Benson and Manchester provided an update as to the status of discussions with the Note Holders and indicated that (i) Section 4.07 of the Indenture might require the Company to offer to repurchase all outstanding Notes at a premium as described therein in the event of consummation of the ELA Transactions, and (ii) the consummation of the ELA Transactions might result in a sale of substantially all of the assets of the Company to an entity that would fail to qualify as a "successor" pursuant to Section 6.01 of the Indenture and thus result in an Event of Default (as defined herein), unless a waiver by the Note Holders in connection therewith was obtained. No formal action was taken at this meeting.

    On June 29, 1999, the Company indicated to representatives of Sanofi-Synthelabo via telephone that the Company would require that the proposed transaction be subject, in addition to the conditions previously discussed, to consent by the Note Holders.

    From June 30, 1999 through July 23, 1999, various telephonic meetings were held between representatives of the Company and representatives of Sanofi-Synthelabo for the purpose of negotiating definitive documentation relating to the ELA Transactions.

    The Board of Directors met on July 23, 1999, together with representatives of Raymond James and Faegre & Benson, to further consider the proposed transaction. The Board of Directors reviewed various legal, business and financial issues. The directors also reviewed contacts received from other interested parties (none of whom made any formal offers or proposals), potential alternatives to the proposed transactions (including ceasing operations and distributing any remaining assets to Shareholders), the adequacy of the proposed consideration, and the risk that the ELA Transactions would not be consummated. The Board of Directors discussed the fact that if the ELA Transactions were not approved by the Shareholders and consented to by the Note Holders, the Company would continue to maintain certain responsibilities and service certain obligations in its implantable cardioverter defibrillator business and may need to make additional expenditures or hire additional employees to manage those responsibilities and obligations. The Board of Directors also discussed the potential value of terminating any contractual obligations to Sanofi-Synthelabo and its affiliates that were yet remaining after the consummation of the transactions contemplated by the Withdrawal Agreement. In addition, the Board of Directors discussed that the subsequent cross-license to be entered into with Sanofi-Synthelabo and its affiliates would satisfy the Company's existing contractual obligation pursuant to Section 5.3 of the Investment Agreement to negotiate in good faith such a cross-license with Sanofi-Synthelabo. Raymond James made a presentation that included a discussion of its valuation methodologies and analyses used in arriving at its fairness opinion. Raymond James delivered its written opinion to the Board of Directors to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications in such opinion, the consummation of the ELA Transactions, taken as a whole, was fair to the Company from a financial point of view. Such opinion was confirmed orally at the time the ELA Agreement was executed. For information on the assumptions made, matters considered and limitations on the review by Raymond James, see "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Opinion of Raymond James Regarding the ELA Transactions". Shareholders are urged to read in its entirety the opinion of Raymond James, attached as Annex E to this Proxy Statement/Consent Solicitation. Except for the fairness opinion of Raymond James with respect to the ELA Agreement, no other written material was provided to the Board of Directors by Raymond James regarding the ELA Transactions. Although the Board of Directors met and worked closely with Raymond James in evaluating the ELA Agreement and the transactions contemplated thereby on at least seven different occasions, and despite the fact that the Board of Directors felt that additional written support in addition to the fairness opinion of Raymond James with respect thereto would have been of limited usefulness because such transactions were highly impracticable to quantify and contained agreements and provisions for which a comparable transaction analysis was impossible, there exists the potential for the Board of Directors to have misinterpreted or misunderstood information relayed or confirmed orally or information not addresssed in detail in the fairness opinion of Raymond James with respect to the ELA Transactions. However, given the Board of Directors' long industry and company knowledge and experience, they felt the potential for misunderstanding or misinterpretation was unlikely. After considering the foregoing, the Board of Directors determined that the strategic benefits and the value of Sanofi-Synthelabo's offer were greater than the anticipated value of any of the potential alternatives to the proposed transaction, and the Board of Directors (i) voted that the ELA Agreement and the transactions contemplated thereby are fair to and in the best interests of the Shareholders, (ii) approved the ELA Agreement and the related agreements attached thereto, (iii) recommended that the Shareholders approve the ELA Agreement, and (iv) recommended that the Note Holders be requested to consent to supplement the Indenture to provide that consummation of the transactions contemplated by the ELA Agreement not result in the potential for any accelerated payments by the Company with respect to the Notes.

    Following the meeting of the Board of Directors on July 23, 1999, representatives of the Company and Sanofi-Synthelabo and its affiliates finalized the ELA Agreement and the related agreements attached thereto for execution. The parties executed the ELA Agreement on the evening of August 2, 1999, and immediately thereafter the Company issued a press release publicly announcing the transaction.

REASONS FOR THE ELA TRANSACTIONS; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    REASONS FOR THE ELA TRANSACTIONS. Subject to consummation of the Merger, the Company has been a participant in the cardiac stimulation devices market. Competition in the ICD business is based upon constant product development, considerable financial resources and significant distribution capabilities. Change is rapid, and research and development costs are high. Once developed, products may not be immediately sold; the governmental approval process creates a significant interval between investment and return. As a result, the ICD business is dominated by a small number of large, well financed companies. In its early years, the Company incurred significant losses in the course of developing a technologically advanced line of ICD products. In 1993, the Company formed a distribution arrangement with Pacesetter, Inc. ("Pacesetter") in connection with an investment of $5 million. Late in 1996, however, Pacesetter's parent corporation, St. Jude, announced the acquisition of another defibrillator company, Ventritex, Inc. Pacesetter cancelled all outstanding orders and in May 1997 the distribution arrangement with Pacesetter was terminated as part of a cross-license agreement between the Company and St. Jude. Prior to the termination of this relationship, sales by the Company derived from its relationship with Pacesetter represented approximately 50% to 60% of total net sales of the Company for fiscal years ended July 31, 1997 and 1996. By late 1997, the Company found itself short of cash and without established distribution and marketing channels. Thus, on October 9, 1997, the Company entered into the Investment Agreement that established a strategic relationship with Sanofi-Synthelabo and certain of its affiliates for the purpose of receiving additional equity investments and providing for distribution, sales and marketing channels for the Company's ICD products. In connection with and pursuant to the terms of the Investment Agreement, Sanofi-Synthelabo eventually purchased an aggregate of 745,996 shares of Common Stock and was granted warrants to purchase an additional 1,897,156 shares of Common Stock for an aggregate price of $30 million.

    Despite its strategic relationship with Sanofi-Synthelabo, the Company continued to incur significant operating losses due to, among other things, the delay in receiving FDA approval for its first ICD product. The ICD market had changed, with new products being introduced at three to six month intervals instead of more than one year, as had been the industry average. The Company had limited resources. Losses for Fiscal 1998 were $38,838,100, and the Company entered Fiscal 1999 with low cash reserves and awaiting further FDA approvals.

    As the magnitude of its Fiscal 1998 losses became clearer in late 1998, the Company necessarily focused its efforts upon strategic alternatives. Accordingly, in December 1998, the Company retained the investment banking firm of Raymond James to explore strategic alternatives for the Company. During December 1998, and January and February of 1999, Raymond James contacted third parties on behalf of the Company to solicit interest in the marketplace and determine the level of interest on the part of a third party in consummating a strategic relationship or business combination with the Company. During February and March of 1999, potential bidders for the purchase of all or a part of the Company contacted by Raymond James conducted their respective due diligence examinations of the Company. In March 1999, Raymond James informed the Board of Directors that it had received no indications of interest for the purchase of all of the Company, but it had received indications of interest for specific assets of the Company.

    While the Company's focus during the first five months of 1999 was primarily upon the identification of strategic alternatives, Company management was faced with the need to keep the Company's business viable; had the Company continued to spend at the historic rate during this period and had it not been successful in raising additional cash, it would have been necessary to terminate operations, ending any realistic opportunity to enhance Shareholder value and repay the Note Holders as scheduled. The Company's several major accomplishments during this period both preserved and enhanced the value of its ICD business during a period when all could have been lost:

    - In January 1999, in an effort to reduce its cash burn rate the Company announced a restructuring plan that reduced 20% of its total employee base, including 40% of the Company's senior management team. Consistent with this restructuring, the Company planned to implement an internal marketing organization to assist the Joint Venture.

    - On March 5, 1999, the Company earned the last $10 million from Sanofi-Synthelabo payable under the Investment Agreement by achieving governmental approval of its model Series 2020 ICD (Lyra) and model Series 4040 and 4080 lead systems.

    - On April 5, 1999, the Company reached a settlement of its ongoing litigation with Cardiac Pacemakers, Inc. ("CPI") and its parent company, Guidant Corporation ("Guidant"). In connection with the settlement, the Company granted to CPI a non-exclusive license (the "CPI License") under all of the Company's patents that cover cardiac stimulation devices and CPI made a one-time payment of $35,000,000 to the Company to settle claims for past damages and for the CPI License. After payment of legal fees and other expenses associated with the litigation, the Company retained approximately $31,000,000 in cash from such settlement. In connection with the settlement of the CPI/Guidant litigation, Guidant agreed not to sue the Company for future infringement with respect to the Company's current model Series 2020 and next generation model Series 2030 ICD product lines, thus allowing the Company to pay a reasonable royalty and market its most advanced ICD products free from claims of infringement.

    - In April 1999, the Company announced a second restructuring plan to refocus its business and further reduce operating expenses, pursuant to which the Company reduced its workforce by approximately 75% of its total employee base.

    - In May 1999, the Company withdrew from the Joint Venture. The Company elected to withdraw from the Joint Venture because (i) the Joint Venture had not met its financial objectives (despite the formation of an internal marketing organization), (ii) there was general disagreement between the Company and ELA US as to the management philosophy of the Joint Venture and (iii) additional infusions of capital by the Company would be required if the Company were to remain in the Joint Venture. In connection with its withdrawal from the Joint Venture, the Company was able to transfer to ELA US certain warranty coverage, technical service and regulatory compliance services for which the Company was responsible under applicable law. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Reasons for the ELA Transactions; Recommendations of the Board of Directors".

See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Reasons for the ELA Transactions; Recommendations of the Board of Directors" and "--Reasons for the Medtronic Transactions; Recommendations of the Board of Directors".

    The settlement of the CPI/Guidant litigation and the related CPI License enhanced the Company's ability to compete in the single chamber ICD market by removing the uncertainty and potential impediment for the Company to market its products in the single chamber ICD market created by the patent infringement lawsuit filed by Guidant in September 1998. While the limited royalty-bearing non-exclusive license that the Company received from Guidant allowed the Company to freely market its current and next generation single chamber ICD products, the ability of the Company to obtain a patent license for its future dual chamber ICD products would have to rely on future intellectual property assets developed or acquired by the Company. Given that (i) management of the Company anticipated that the Company's dual chamber ICD product was still several years away from receiving FDA approval, (ii) the patents asserted by Guidant in its lawsuit filed September 1998 are set to expire prior to the time of such approval, and (iii) the Company had challenged the validity of all three patents in reexamination proceedings (which have subsequently invalidated at least two of the three patents), no assessment of the research and development and related intellectual property legal risks that might be faced by such a dual chamber ICD product had been performed by the Company. In the opinion of management of the Company, given the financial resources of the Company, the certainty of being able to market its current and next generation single chamber ICD products free of any cloud of infringement was more valuable than the anticipated time required to resolve the various research and development and related intellectual property legal risks which were future, speculative and unknown. As a result, the net effect on the Company's ability to compete in the ICD marketplace as a result of the settlement with CPI/Guidant and the related CPI License was positive. In addition to obtaining the license needed to market its current and next generation ICD products, the Company also obtained a cash settlement that was one of the top twenty patent settlements or awards publicized in 1999. While the Company did forego the possibility of continuing to assert its intellectual property rights against a competitor with as large a market share as CPI/Guidant as a result of this settlement, it was the opinion of the management of the Company that the likelihood of obtaining an injunction that would preclude Guidant from competing in the ICD marketplace was far from certain and, in any event, would only happen after several years and the expenditure of millions of additional dollars in litigation-related expenses, if at all.

    Despite the fact that the Company had received a PMA from the FDA for its current model Series 2020 ICD product line in March 1999, and had favorably settled its outstanding litigation against CPI/ Guidant in April 1999 and even though the restructurings announced in January and April of 1999 helped to reduce the Company's cash burn rate, the Board of Directors determined that in the absence of any new strategic relationship (such as the transaction with Medical Graphics), the costs associated with internally developing all new ICD products beyond the 2020 ICD or the next generation model 2030 ICD product line could render the Company's long-term financial performance objectives unattainable. That determination, coupled with the availability of cash and the significantly reduced ongoing obligations for warranty coverage, technical service and regulatory compliance, resulted in the Board of Directors concluding that the Company could best build Shareholder value by refocusing and investing in a profitable business that could benefit from the Company's tax loss carryforward.

    As of September 30, 1999, the Company had a net operating loss carryforward of approximately $111,700,000. The Board of Directors did not foresee an end to these losses if the Company continued in its current direction and business. In order for the Company to have an opportunity to realize the tax asset associated with the net operating loss carryforward before it expired, the Board of Directors determined that the Company must add to the Company's business profitable operations that may enable realization of this deferred tax asset. Such an investment could improve the Company's ability to continue to service all of its periodic obligations with respect to the Notes as well as its ability to generate the funds necessary to redeem the Notes in 2003 in accordance with the terms of the Indenture or potentially drive a stock price attractive enough for the Note Holders to convert their Notes into Common Stock. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Plans for the Company After the Transactions" and "--Description of Notes".

    The ELA Transactions, if consummated, will eliminate all of the Company's significant remaining obligations in connection with the ICD business, while reducing the outstanding shares of Common Stock by 18.6%. This will permit the Company to potentially improve Shareholder value by reducing total shares outstanding and reducing certain liabilities. If the Company is unable to consummate the ELA Transactions, it will be left with liabilities relating to the cardiac stimulation device business and the OUS Supply Agreement.

    RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The Board of Directors believes that the consummation of the transactions contemplated by the ELA Agreement offers an excellent opportunity to build value for the Shareholders. The Company's strategy is to maximize the value of its business, reduce to the minimum amount feasible the liabilities and potential liabilities of the Company resulting from the distribution of ICD products, further reduce costs and pursue the acquisition of another business with potential to drive value for both Shareholders and Note Holders. The ELA Transactions fall within this strategy because:

    - The Board of Directors believes that the continued operation of the Company's current ICD business may no longer be viable due to the large amount of capital and capital-intensive resources needed in the ICD business.

    - The Company does not believe that it has a sufficient amount of cash to adequately exploit new internal product development opportunities and aggressively pursue marketing and distribution strategies required to drive growth in the ICD marketplace. The Company faces the risk of having its ICD products rendered obsolete due to the limited amount of research and development funding available.

    - As of September 30, 1999, the Company had accumulated net losses of approximately $116,000,000 since its inception. The Board of Directors does not foresee an end to these continued losses if the Company continues in its current direction and businesses. Therefore, the Board of Directors has decided that upon consummation of the Merger, the Company would focus its efforts primarily on the markets served by and business operations of Medical Graphics.

    - The Board of Directors believes that Shareholder value will be maximized through the sale of the ELA Assets and the consideration received therefrom and intends to use its remaining assets to pursue the potential acquisition of other businesses.

    - The Board of Directors believes that the ELA Transactions will enhance Shareholder value by allowing the Company to remove potential liabilities by terminating the OUS Supply Agreement and by reducing the number of shares of Common Stock outstanding through the acquisition of the Sanofi-Synthelabo Owned Securities. In connection with the ELA Transactions, ELA Medical has agreed to assume certain liabilities of the Company and Sanofi-Synthelabo has agreed to return the Sanofi-Synthelabo Owned Securities to the Company. Although there is no way to quantify the value to the Company of being relieved of these liabilities, there is value to the Company in such relief. The Board of Directors believes that the reduction in the number of outstanding shares of Common Stock will enhance the value of the remaining outstanding shares.

    - The Board of Directors believes that consummation of the ELA Transactions with the consent of the Note Holders will reduce a risk of default under the Indenture by allowing the Company to reduce potential liabilities, and reduce the number of outstanding shares of Common Stock while pursuing the potential acquisition of other businesses which may result in a reduction in the Company's losses and improvement in the Company's financial condition.

    INFORMATION AND FACTORS CONSIDERED BY THE BOARD OF DIRECTORS. The Board of Directors made its determination after careful consideration of, and based on, a number of factors, including the material factors described below:

        (a) all the reasons described above under "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Recommendations of the Board of Directors";

        (b) the financial presentation of Raymond James described under "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Background of the ELA Transactions" and "--Opinion of Raymond James Regarding the ELA Transactions", including the opinion of Raymond James orally delivered and subsequently confirmed in writing, to the effect that the ELA Transactions, taken as a whole, would be fair to the Company from a financial point of view (a copy of the written opinion of Raymond James dated July 23, 1999, setting forth the assumptions, limitations and qualifications set forth in such opinion, is attached as Annex E hereto); see "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Opinion of Raymond James Regarding the ELA Transactions";

        (c) information concerning the business, assets, capital structure, financial performance and condition and prospects of the Company;

        (d) current and historical market prices and trading information with respect to the Common Stock; and

        (e) information concerning the Notes and the Company's obligations under the Indenture and related documents.

    In view of the wide variety of factors considered in connection with its evaluation of the ELA Transactions and the complexity of these matters, the Board of Directors did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. Although there is no way to quantify the value to the Company of being relieved of certain liabilities by ELA Medical, the Board of Directors concluded there was value to the Company in such relief. The Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with and questioning of the Company's management and advisors, and although the Board of Directors did not undertake to make any specific determination as to whether any particular factor (or any aspect of any factor) was more or less favorable to the Board's ultimate determination as compared to any other factor, the Board of Directors did determine that (i) information concerning the business, assets, capital structure, financial performance and condition and prospects of the Company weighed strongly in favor of supporting a consummation of the ELA Agreement for reasons set forth in "--Reasons for the ELA Transactions; Recommendations of the Board of Directors--Reasons for the ELA Transactions",
(ii) current and historical market prices and trading information with respect to the Common Stock weighed in favor of supporting approval of the ELA Agreement because recent published prices for shares of Common Stock have been significantly below what shares of Common Stock traded at historically and would therefore, in the expectation of the Board of Directors, be favorably effected by the repurchase of the Sanofi-Synthelabo Owned Securities, and
(iii) information concerning the Notes and the Company's obligations under the Indenture weighed against support of any transactions that could result in a characterization as a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Indenture because such a characterization could create the potential for the Company's repayment obligations with respect to the Notes to be accelerated, however, the Board of Directors determined that conditioning consummation of the Transactions upon consent of the Note Holders to supplement the Indenture mitigated this potentially adverse consequence. Additionally, among other things, the Board of Directors discussed the fact that Section 5.3 of the Investment Agreement required each of the parties thereto to negotiate in good faith for a patent cross-license in the event of the termination of the Joint Venture. As a result of entering into the Withdrawal Agreement, the Company incurred such obligation. As such, the Company was required to negotiate with Sanofi-Synthelabo in good faith for a patent cross-license. As a result of the Company's recent efforts to refocus its business, explore strategic alternatives, including the potential license or sale of certain of its assets, and substantially reduce the infrastructure to support its ICD business, the value to the Company of receiving a license to ELA Medical's intellectual property portfolio is nominal. The Company's grant of a license with respect to certain of its intellectual property assets as part of the One-Way License Agreement, given the Company's pre-existing contractual obligation to negotiate in good faith for a patent cross-license with Sanofi-Synthelabo due to the termination of the Joint Venture, would not require the Company to convey any value that the Company would not have had to otherwise convey. Further, in considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. The Board of Directors considered all these factors as a whole, and believed that the combination of these factors supported its decision to approve the ELA Transactions. The Board of Directors determined, after consultation with Company management, that such information had been considered and reflected in the consideration recited in the ELA Agreement.

OPINION OF RAYMOND JAMES REGARDING THE ELA TRANSACTIONS

    Pursuant to an engagement letter dated December 1, 1998, the Company retained Raymond James in connection with its consideration of strategic alternatives, including the sale or licensing of certain assets, because of Raymond James' qualifications, expertise and reputation, as well as its prior investment banking relationship with the Company. In connection with such engagement, the Company requested Raymond James to render its opinion as to the fairness to the Company, from a financial point of view, of the consideration to be received in connection with the ELA Transactions. Raymond James is a nationally recognized investment banking firm, and as part of its investment banking business, Raymond James is regularly engaged in the valuation of businesses and their securities and assets in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF RAYMOND JAMES, DATED JULY 23, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX E TO THIS DOCUMENT. SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. RAYMOND JAMES' OPINION, WHICH IS ADDRESSED TO THE BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION RECEIVED BY THE COMPANY FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE RECOMMENDATIONS TO ANY SHAREHOLDER OR ANY NOTE HOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING OR WHETHER ANY NOTE HOLDER SHOULD CONSENT AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE ELA AGREEMENT OR ANY RELATED AGREEMENTS. RAYMOND JAMES HAS CONSENTED TO THE SUMMARIZATION OF ITS OPINION IN, AND ATTACHMENT OF ITS OPINION TO, THIS DOCUMENT. THE SUMMARY OF THE OPINION OF RAYMOND JAMES SET FORTH IN THIS DOCUMENT SUMMARIZES THE PURPOSE AND EFFECT OF ALL MATERIAL TERMS CONTAINED IN THE FULL TEXT OF SUCH OPINION.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses and reviews must be considered as a whole and that selecting portions of its analyses or reviews, without considering the analyses and reviews taken as a whole, would create an incomplete view of the process underlying the analyses and reviews set forth in its opinion. In addition, Raymond James considered the results of all such analyses and reviews and did not assign relative weights to any of the analyses and reviews. As such, the ranges of valuations resulting from any particular analysis or review described below should not be taken to be Raymond James' view of the actual value of the assets sold or licensed as part of the ELA Transactions. Additionally, although the Raymond James' fairness opinion regarding the ELA Transactions does not explicitly state that Raymond James reviewed the One-Way License Agreement, Raymond James did in fact review this document and considered it as part of its analysis. The Company, with the agreement of Raymond James, believes that the consideration by Raymond James of the One-Way License Agreement is implicit in its fairness opinion.

    In performing its analyses and reviews, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses and reviews performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses and reviews. Such analyses and reviews were prepared solely as part of Raymond James' analysis and review of the fairness of the consideration received by the Company in connection with the ELA Transactions from a financial point of view and were provided to the Board of Directors. The analyses and reviews do not purport to be appraisals or to reflect the prices or fees at which assets described in the ELA Transactions might be sold or licensed out. In addition, as described below, the opinion of Raymond James was one of many factors taken into consideration by the Board of Directors in making its determination to approve the ELA Transactions. Consequently, the analyses and reviews described below should not be viewed as determinative of the Board of Directors' opinion with respect to the value of the assets and license described in the ELA Transactions, or of whether the Board of Directors would have been willing to agree to a different level of consideration. The Company placed no limits on the scope of the analysis and review performed, or opinion expressed, by Raymond James.

    In connection with rendering its opinion, Raymond James has, among other things:

    - obtained from the Company relevant cost data for the Leads, Flat Capacitor and its intellectual property portfolio;

    - reviewed a draft of the ELA Agreement and the Termination Agreement, each of which was in form substantially similar to the definitive agreement;

    - reviewed the Company's audited fiscal year-end and quarterly financial statements for the last two years;

    - reviewed the Company's projected financial statements as prepared by the Company's management;

    - reviewed the Company's pro forma balance sheet after consummation of the ELA Transactions, as prepared by the Company's management, and;

    - conducted such other financial analyses, studies, and investigations, and considered such other information as Raymond James deemed necessary or appropriate.

    In connection with its review, Raymond James has not assumed any responsibility for independent verification for any of the information reviewed by Raymond James for the purpose of its opinion with respect to the ELA Transactions and has relied on the information reviewed being complete and accurate in all material respects. In addition, Raymond James has not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) related to the ELA Transactions, nor has Raymond James been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects, and other information referred to herein, Raymond James has assumed, at the direction of the Company, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company, and Raymond James has relied upon the Company to advise Raymond James promptly if any such information previously provided to or discussed with Raymond James became inaccurate or was required to be updated during the period of the review.

    PRESENTATION BY RAYMOND JAMES. The following summarizes the material financial analyses and reviews which were considered by Raymond James in rendering its opinion with respect to the ELA Transactions to the Board of Directors. Raymond James delivered its opinion regarding the ELA Transactions on July 23, 1999 at a meeting of the Board of Directors. This summary is not a complete description of the analyses and reviews underlying the opinion of Raymond James with respect to the ELA Transactions or of information presented at meetings between Raymond James and representatives of the Company held in advance of the consideration by the Board of Directors of the ELA Transactions.

    Raymond James' analyses and reviews take into account the value of a non-exclusive license to the Company's intellectual property portfolio. The nature of virtually any non-exclusive license related to the specific intellectual property assets of a particular company is such that directly comparable transactions are not available for the purpose of establishing a market value using traditional means. These challenges are often compounded by a limited universe of potential buyers or licensees with various market shares within their market segments, as is the case for the Company's intellectual property portfolio. As such, Raymond James has employed, among others, the analyses and reviews described below for the purpose of rendering its opinion as to the fairness of the ELA Transactions to the Company from a financial point of view.

    ELA AGREEMENT. Pursuant to the terms of the ELA Agreement, the Company proposes to sell, and ELA Medical proposes to purchase, the Leads and Flat Capacitor, in exchange for the Sanofi-Synthelabo Owned Securities. ELA Medical has further agreed to assume, pay, perform and satisfy, as of the Closing Date, the liabilities and obligations of the Company pursuant to certain assumed contracts as well as all other liabilities, obligations or undertakings relating to the Leads and Flat Capacitor manufactured by ELA Medical after the Closing Date.

    Raymond James' analysis included estimating the value of the Sanofi-Synthelabo Owned Securities and comparing it with the value of the Leads and Flat Capacitor. The estimated value of the Sanofi-Synthelabo Owned Securities was calculated by using the closing price of the Common Stock on July 21, 1999 ($2.13 per share) and by using the Black-Scholes option pricing model for valuing the warrants to purchase Common Stock. The aggregate value of the Sanofi-Synthelabo Owned Securities arrived at by Raymond James was $3,407,000.

    To assess the value of the Leads and Flat Capacitor, for which there is no ready market, the Company marketed for sale the Leads and Flat Capacitor to participants in the ICD industry, as well as to others deemed by the Company to either potentially have an interest in entering the ICD industry or deemed by the Company to potentially have an interest in these assets. Only Sanofi-Synthelabo and ELA Medical expressed a serious interest in the Leads and Flat Capacitor. Sanofi-Synthelabo and ELA Medical expressed interest in purchasing these assets by agreeing to deliver to the Company, as consideration therefore, the Sanofi-Synthelabo Owned Securities, but did not express any interest in purchasing these assets for cash. Based on this marketing effort and the resulting outcome, the Sanofi-Synthelabo and ELA Medical offer was the best and only serious offer received for these assets.

    As part of valuing the Leads and Flat Capacitor, for which there is no ready market, Raymond James considered the costs incurred by the Company in the development of these assets. The Company's estimate for the development cost for the Leads was approximately $1.7 million, and the Company's estimate for the development cost of the Flat Capacitor was approximately $0.5 million. Using development costs as the basis for calculating the value of these assets, Raymond James derived an aggregate total value of $2.2 million for the Leads and Flat Capacitor. Raymond James did not independently verify this cost data. The PMA granted by the FDA in March 1999 with respect to the Company's current model Series 2020 ICD product line had no impact on Raymond James valuation of the Flat Capacitor given that this asset is a component for a product yet to be implanted and has not yet received FDA approval. The PMA granted by the FDA was given some consideration in the value for the Leads, but given that ELA Medical was the only party interested in the Leads and the Flat Capacitor, this had only a minor impact on the consideration to be received by the Company.

    The Leads and Flat Capacitor represent only a fraction of the overall assets of the Company. Although the Company's cost of developing the Leads and Flat Capacitor was approximately $2.2 million, the Company reported the Leads and Flat Capacitor on its financial statements at a much lower value. As such, Raymond James concluded that an analysis which considered the Company's market or book value was not appropriate.

    Raymond James also considered the value of the Leads and Flat Capacitor to the Company if the Company were to retain these assets for its own purposes. In connection with the Company's recent efforts to refocus its business, explore strategic alternatives, including the potential license or sale of certain of its assets, and the substantial reduction in the infrastructure to support its ICD business, the Company would have very limited current or projected use for these assets other than in connection with any amounts to be realized upon their disposition for value.

    TERMINATION AGREEMENT. In connection with the consummation of the transactions contemplated by the ELA Agreement, the Company and ELA Medical will enter into the Termination Agreement pursuant to which ELA Medical will release the Company from its obligations pursuant to the OUS Supply Agreement. In consideration for ELA Medical's agreement to terminate and release the Company from its obligations under the OUS Supply Agreement, the Company has agreed to pay ELA Medical the Termination Fee; provided, however, that ELA Medical has agreed to accept a non-exclusive license to certain intellectual property of the Company pursuant to the One-Way License Agreement in full and complete satisfaction of the Termination Fee.

    Raymond James reviewed the terms of the Termination Agreement and concluded that, due to the restrictive nature of the OUS Supply Agreement and the constraints placed on the Company as long as the OUS Supply Agreement is in force, there is value to the Company in being released from the terms of the OUS Supply Agreement, but the value is not quantifiable.

    To determine the value of the one-way license to be granted to ELA Medical by the Company pursuant to the One-Way License Agreement, Raymond James reviewed several factors. Raymond James reviewed the terms of the Investment Agreement, including Section 5.3 thereof, which section requires the Company and Sanofi-Synthelabo to negotiate in good faith for a patent cross-license in the event of the termination of the Joint Venture. On May 11, 1999, the Company effectively terminated the Joint Venture by withdrawing and limiting certain of its liabilities with respect thereto in connection with the Withdrawal Agreement. As such, the Company believes that it was required to negotiate with Sanofi-Synthelabo in good faith for a patent cross-license. As a result of the Company's recent efforts to refocus its business, explore strategic alternatives, including the potential license or sale of certain of its assets, and substantially reduce the infrastructure to support its ICD business, the value to the Company of receiving a license to ELA Medical's intellectual property portfolio is nominal. The Company's granting of a license with respect to certain of its intellectual property assets as part of the One-Way License Agreement, given the Company's pre-existing contractual obligation to negotiate in good faith for a patent cross-license with Sanofi-Synthelabo due to the termination of the Joint Venture, would not require the Company to convey any value that the Company may not have had to otherwise convey.

    Another factor considered by Raymond James was the Company's recent efforts to refocus its business, explore strategic alternatives, including the potential license or sale of certain of its assets, and substantially reduce the infrastructure to support its ICD business. As such, the Company's intellectual property portfolio has more value to the Company as it relates to the sale or licensing of such intellectual property to others. Therefore, the value the Company receives from the license, sale or other disposition of its intellectual property assets is beneficial to the Company, particularly given that the value of much of its intellectual property assets diminishes as patents age and expire.

    Other factors considered as part Raymond James' analysis include the review of (i) the value of a non-exclusive license agreement by using market share and financial data on a comparable transaction involving Guidant; (ii) the license granted pursuant to the One-Way License Agreement is non-exclusive; (iii) there is likely a minimal effect on the value of the Licensed Patents (defined below) and Sublicensable Patents (defined below) from the non-exclusive license granted given Sanofi-Synthelabo's and ELA Medical's modest market share within the ICD industry; (iv) the Company's marketing effort of its intellectual property portfolio to ICD industry and non-industry companies; and (v) the general condition and strategic direction of the Company in the current marketplace. Additionally, in considering the market share standing within the ICD industry of Sanofi-Synthelabo relative to that of Guidant, Raymond James concluded that because Guidant's market share at the time of the settlement with CPI/Guidant was many times greater than that of ELA Medical, it was reasonable to conclude that the value of the one-way license granted to ELA Medical by the Company would be much less than the value of a similar license granted to Guidant.

    FAIRNESS OPINION REGARDING THE ELA TRANSACTIONS. At the July 23, 1999 meeting of the Board of Directors, Raymond James gave its oral and written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration received by the Company in connection with the ELA Transactions was fair to the Company from a financial point of view.

    Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities and assets in connection with public offerings, private placements, business combinations and mergers. In the past, Raymond James has performed investment banking services for the Company, including a public offering, financial advisory work, and registered direct offerings, and has received customary fees for such services. Raymond James has acted as financial advisor to the Board of Directors in connection with the ELA Transactions and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the related consideration. The fee payable to Raymond James in connection with its role as advisor on the ELA Transactions is currently estimated to be approximately $141,105. In addition, Raymond James has received a fee of $200,000 for its delivery to the Board of Directors of the fairness opinion related to the ELA Transactions. The Company has also agreed to reimburse Raymond James for reasonable travel and other out-of-pocket expenses incurred by Raymond James in performing its services, including the fees of its legal counsel and to indemnify Raymond James and related persons against certain liabilities, including liabilities arising under the federal securities laws and arising out of Raymond James' engagement. In the ordinary course of business, Raymond James may trade in the securities of the Company for its own account and for the accounts of Raymond James' customers and, accordingly, may at any time hold a long or short position in such securities.

DESCRIPTION OF THE ELA AGREEMENT

    The description of the ELA Agreement set forth below describes the purpose and effect of all material terms contained in the ELA Agreement, a copy of which is attached as Annex A to this Proxy Statement/Consent Solicitation and is incorporated herein by reference.

    GENERAL. The Company, Sanofi-Synthelabo, and ELA Medical have entered into the ELA Agreement pursuant to which ELA Medical will purchase and the Company will sell all of the Company's right, title and interest in the ELA Assets, in exchange for the all of the Sanofi-Synthelabo Owned Securities.

    ASSETS TO BE SOLD. The Company proposes to sell, and ELA Medical proposes to purchase, all technology owned or used by the Company related to the Leads and all the research and development related to the Flat Capacitor. The ELA Assets include: (a) all technical specifications for the Leads and the Flat Capacitor; (b) all of the Company's trade secrets, inventions, patent disclosures consisting of seven of the approximately 84 patent disclosures owned by the Company, protocols, know-how, formulae, processes, procedures, records of inventions, test information, drawings, diagrams, designs, operating manuals and other proprietary information for the Leads and the Flat Capacitor; (c) all of the Company's patents and patent applications for the Leads and the Flat Capacitor subject only to existing non-exclusive licenses (the "Assigned Patents") which consist of two (2) patents out of approximately 250 patents and patent applications owned by the Company; (d) all documentation and all of the Company's copyrights in such documentation for the Leads and Flat Capacitor;
(e) all permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities for the Leads and Flat Capacitor, to the extent assignable by the Company; (f) all testing and validation results for the Leads and Flat Capacitor, and all test fixtures that relate specifically to the Leads and Flat Capacitor that are not generally used with respect to other assets of the Company in the cardiac stimulation device business; (g) all samples of the Leads and Flat Capacitor on hand (but not including works in progress or finished goods); and (h) all of the Company's right, title and interest in and to the supply and development agreements relating to the ELA Assets (the "Assumed Contracts").

    For the purpose of the ELA Agreement, ELA Medical has expressly acknowledged that certain manufacturing equipment and fixtures which may be useful in production of the Leads are owned by Cardiac Control Systems, Inc., and are not owned by the Company. As a result, such equipment and fixtures are not included in the definition of the Leads for purposes of the ELA Agreement or the ELA Transactions.

    PURCHASE PRICE. In exchange for the ELA Assets, the Company will receive all of the Sanofi-Synthelabo Owned Securities. The purchase price for the ELA Assets (the "Purchase Price") is equal to the fair market value of all of the Sanofi-Synthelabo Owned Securities on the Closing Date (as defined below).

    ASSUMED LIABILITIES. In addition to payment of the Purchase Price, ELA Medical will assume certain liabilities of the Company related to the ELA Assets as of the Closing Date (the "Assumed Liabilities"). The Assumed Liabilities include: (a) the liabilities and obligations of the Company in respect of the Assumed Contracts, and (b) all liabilities, obligations or undertakings of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, arising out of or relating to the ELA Assets, including, without limitation, (i) any action brought or claim made by third parties, which relate to the periods following the Closing Date, and (ii) any and all claims which relate to Leads or Flat Capacitors manufactured and sold by ELA Medical after the Closing Date. ELA Medical does not and will not assume any liability or obligation of the Company, whether relating to the ELA Assets or otherwise, other than the Assumed Liabilities (all such liabilities, the "Excluded Liabilities").

    CLOSING. The ELA Closing is expected to take place in Minneapolis, Minnesota on November 24, 1999 or on such other date or at such other location as the parties may agree in writing (the "ELA Closing Date").

    REPRESENTATIONS AND WARRANTIES. The ELA Agreement contains various representations and warranties of the Company, Sanofi-Synthelabo and ELA Medical, relating to, among other things, the following matters (subject to specified exceptions set forth therein): (a) the due incorporation, organization, power and standing of, and similar corporate matters with respect to, each of the Company, Sanofi-Synthelabo and ELA Medical; (b) the authorization, execution, delivery, performance and enforceability of the ELA Agreement by each party thereto; (c) the absence of any governmental or regulatory authorization, consent or approval required to consummate the transactions contemplated by the ELA Agreement; and (d) the absence of any conflict with each party's respective charter or bylaws, with applicable law or with certain contracts and agreements (specifically excluding conflicts with respect to the Indenture).

    The Company has also made certain additional representations to ELA Medical and Sanofi-Synthelabo, relating to, among other things, the following matters (subject to specified exceptions set forth in the ELA Agreement): (a) title to the ELA Assets; (b) the absence of material undisclosed liabilities; (c) the Company's proprietary rights to the ELA Assets; (d) the absence of undisclosed contracts and licenses relating to the ELA Assets; (e) the permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities for the ELA Assets; and (f) the absence of any brokerage, finder's or other fees due in connection with the sale of the ELA Assets other than as due to Raymond James.

    CERTAIN COVENANTS OF THE COMPANY. Between the date of the ELA Agreement and the Closing Date, unless otherwise consented to in writing by ELA Medical, the Company has covenanted to: (a) use its best efforts to preserve the ELA Assets;
(b) remain in material compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to the ELA Assets and the Licensed Patents (as defined below under "--Description of the One-Way License Agreement"); (c) promptly advise ELA Medical in writing of the commencement or, if known to the Company, threat of any suit, proceeding or investigation which could have a material adverse effect on the ELA Assets or the Licensed Patents, whether or not covered by insurance; (d) promptly advise ELA Medical in writing of the existence or occurrence of (i) any condition or event which could have a material adverse effect on the ELA Assets or the Licensed Patents and (ii) any event, condition or state of facts which will or is reasonably likely to result in the failure to satisfy any of the closing conditions to be satisfied by the Company; and (e) maintain the policies of insurance on the ELA Assets in effect as of the date of the ELA Agreement in full force and effect without reduction in coverage.

    The Company has further covenanted that it will not: (a) make any change in its Articles of Incorporation or By-laws, or other constituent documents;
(b) enter into any contract or commitment, or series of related contracts or commitments, in respect of the ELA Assets, except with the prior written consent of ELA Medical; (c) create or permit to become effective any encumbrances on the ELA Assets or the Licensed Patents, except as provided by the ELA Agreement; (d) sell, assign, lease or otherwise transfer or dispose of any of the ELA Assets or the Licensed Patents, abandon any of the Licensed Patents or, sell, assign, or otherwise transfer or dispose of, or grant any exclusive license with respect to, any of the Licensed Patents, except as provided by the ELA Agreement; (e) commit a material breach of or amend any agreement, permit, license or other right of the Company in respect of the ELA Assets; (f) enter into any other transaction in respect of the ELA Assets outside the ordinary course of business or prohibited thereunder; or (g) enter into any agreement or commitment to do any of the foregoing, provided, however, that the Company is not prohibited from (i) entering into an agreement or agreements for the sale of all or substantially all of the Licensed Patents, so long as any such purchaser acknowledges that such sale will be subject to the rights of ELA Medical and its affiliates under the One-Way License Agreement or the Cross-License Agreement, as the case may be, (ii) entering into a security agreement in which all or substantially all of the Licensed Patents are used as collateral, so long as the lender acknowledges that such security interest will be subject to the rights of ELA Medical and its affiliates under the One-Way License Agreement or the Cross-License Agreement, as the case may be, or
(iii) entering into a non-exclusive license with respect to any of the Licensed Patents.

    USE OF BEST EFFORTS. Each of the Company, ELA Medical and Sanofi-Synthelabo has covenanted to use its commercially reasonable best efforts to consummate and make effective the ELA Transactions, including, but not limited to, taking all actions required for the consummation of the ELA Transactions; PROVIDED, HOWEVER, that Sanofi-Synthelabo, ELA Medical and the Company have agreed that commercially reasonable best efforts do not include making any payment to, or otherwise satisfying any claims of, the Note Holders in order to obtain their consent to supplement the Indenture in connection with consummation of the transactions contemplated by the ELA Agreement.

    ANNUAL MEETING AND PROXY STATEMENT/CONSENT SOLICITATION. As part of the ELA Agreement, the Company has covenanted to call, convene and hold the Annual Meeting to consider and take action on the ELA Transactions, as soon as practicable after the date of the ELA Agreement. The Company has further agreed to prepare and file with the Securities and Exchange Commission a preliminary Proxy Statement/ Consent Solicitation, no later than August 20, 1999, and to use its best efforts to cause such Proxy Statement/Consent Solicitation to become effective and to be mailed to Shareholders as soon as practicable thereafter.

    In the ELA Agreement, the Company has covenanted to use its reasonable best efforts to obtain the approval of the ELA Agreement by the holders of the requisite number of issued and outstanding shares of Common Stock, and consent to supplement the Indenture with respect to the Notes to provide that the consummation of the transactions contemplated by the Agreements will not constitute, solely for purposes of the Indenture, a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company by a majority by aggregate principal amount as of the Note Holder Record Date of the Note Holders.

    The Company has covenanted that its Board of Directors will recommend approval and adoption of the ELA Agreement by the Shareholders and request consent to supplement the Indenture from the Note Holders in connection with consummation of the transactions contemplated by the Agreements. The Board of Directors is not permitted to withdraw, amend or modify in a manner adverse to ELA Medical such recommendation (or announce publicly its intention to do so), except that prior to the Annual Meeting, the Board of Directors may withdraw, amend or modify its recommendation (or announce publicly its intention to do so) but only if the Board of Directors has determined in its good faith judgment, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to withdraw, amend or modify such recommendation. The Company agreed to make this covenant only after the Board of Directors had considered and approved the ELA Transactions.

    Nothing contained in the ELA Agreement prohibits the Company from making any disclosure to the Shareholders or the Note Holders if, in the good faith judgment of the Board of Directors, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

    Under the ELA Agreement, Sanofi-Synthelabo has agreed to vote, or cause to be voted, all of the shares of Common Stock then-owned by it, directly or indirectly, or over which it has the power to vote, in favor of approval of ELA Agreement.

    NOTICE AND CURE. The Company has agreed to give ELA Medical notice of any event that becomes known to the Company which will cause any covenant or agreement of the Company under the ELA Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in the ELA Agreement. The Company has agreed to use all commercially reasonable efforts to cure such breach before the ELA Closing, as soon as practicable after such event becomes known to the Company.

    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of the Company, Sanofi-Synthelabo and ELA Medical to consummate the transactions contemplated under the ELA Agreement are subject to the satisfaction of certain conditions at or prior to the ELA Closing, unless waived by the respective parties in writing. Such conditions include:

        TRUE REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties contained in the ELA Agreement (including, without limitation, the Schedules thereto) are to be true and correct in all material respects on the ELA Closing Date as though such representations and warranties were made on such date and the parties are to have delivered certificates to such effect.

        PERFORMANCE. The parties are to have performed and complied in all material respects with all of their respective covenants and obligations under the ELA Agreement, which are required to be performed or complied with by the parties, as applicable, on or prior to the ELA Closing Date and the parties are to have delivered certificates to such effect.

        SHAREHOLDER APPROVAL AND NOTE HOLDER CONSENT. The ELA Agreement is to have been duly approved by the Shareholders in accordance with the MBCA and the Company's Articles of Incorporation and By-laws and a supplement to the Indenture consented to by the Note Holders to provide that the consummation of the transactions contemplated by the Agreements will not (i) constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, and (ii) constitute a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture.

        DELIVERY OF CLOSING DOCUMENTS. The parties shall have delivered all documents required by the ELA Agreement, in form and substance reasonably satisfactory to the other parties and their respective counsel.

        ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by the ELA Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and remain in effect by any court or governmental body or agency which restrains, enjoins or otherwise prohibits the consummation of the ELA Transactions, and no action, suit or proceeding before any court or governmental body or agency shall be pending or, to the knowledge of the Company or ELA Medical, as the case may be, threatened by any person (or instituted or threatened by any governmental body or agency), and no investigation by any governmental body or agency shall be pending or, to the knowledge of the Company or ELA Medical, as the case may be, threatened with respect to the ELA Transactions. See also "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Litigation and Related Matters".

    TERMINATION. The ELA Agreement may be terminated at any time prior to the ELA Closing Date: (a) by the mutual written consent of Sanofi-Synthelabo, ELA Medical and the Company; (b) by any of Sanofi-Synthelabo, ELA Medical or the
Company: (i) if any statute, rule or regulation has been enacted which would make any of the transactions contemplated by the ELA Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated thereby and all appeals and means of appeal therefrom have been exhausted; (ii) if the ELA Closing has not occurred on or prior to December 31, 1999; PROVIDED, HOWEVER, that the right to terminate the ELA Agreement shall not be available to a party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under the ELA Agreement has been the cause of, or resulted in, the failure of the ELA Closing to occur on or before such date; (c) by Sanofi-Synthelabo or ELA Medical, if the ELA Agreement and the transactions contemplated thereunder shall not have been duly approved by the Shareholders at the Annual Meeting or a supplement to the Indenture consented to by the Note Holders at or prior to the time of the Annual Meeting; (d) by Sanofi-Synthelabo or ELA Medical, if any of the closing conditions to be satisfied by the Company shall not have been met or waived prior to such time as such condition can no longer be satisfied; (e) by the Company, if the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate the ELA Agreement; or (f) by the Company, if any of the closing conditions to be satisfied by ELA Medical or Sanofi-Synthelabo shall not have been met or waived prior to such time as such condition can no longer be satisfied.

    EFFECT OF TERMINATION. In the event of termination of the ELA Agreement by any party, the ELA Agreement will become null and void and there will be no liability or obligation on the part of any party thereto. Notwithstanding the foregoing, in the event that the ELA Agreement is terminated by Sanofi-Synthelabo or ELA Medical pursuant to the provisions described in clauses
(c) or (d) of the preceding paragraph, or by the Company pursuant to clauses
(e) or (f) of the preceding paragraph, the Company and ELA Medical agree to immediately enter into the Cross-License Agreement in satisfaction of the requirements of Section 5.3 of the Investment Agreement. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Termination Agreement" and "--Description of the Cross-License Agreement" below.

    POST CLOSING COVENANTS. The ELA Agreement obligates ELA Medical and the Company to observe various covenants following the Closing. Such covenants include:

        RETENTION OF RECORDS. Each of ELA Medical and the Company agrees to retain required records relating to the ELA Assets for a period of three years from the ELA Closing Date, provided that, after such date, each party is to make reasonable arrangements for the other party's continued access to such records retained in the ordinary course of business. Prior to any liquidation, the Company is to take all steps reasonably necessary to provide ELA Medical with continued access to the records following liquidation. In addition, from and after the ELA Closing Date, ELA Medical and the Company agree that, subject to receiving appropriate assurances of confidentiality and restrictions on use, each will not unreasonably withhold access by the other party and its representatives, to such personnel and records relating to the ELA Assets as the other party may reasonably deem necessary relating to the ELA Assets. The party requesting access or assistance in accordance with the ELA Agreement agrees to pay the reasonable costs of the party providing such assistance.

        FURTHER ASSURANCES. Upon request from ELA Medical, the Company (at ELA Medical's expense) agrees to execute, deliver and file all such further instruments as may be reasonably requested by ELA Medical, in order to complete the transfer of the ELA Assets and to comply with all applicable legal requirements. For a period of three years following the ELA Closing, upon the request and at the expense of ELA Medical, the Company agrees to take all necessary steps to assign all licenses and permits or approvals in respect of the ELA Assets to ELA Medical, where such assignment is permitted and to reasonably cooperate with ELA Medical in obtaining new licenses, permits and approvals, where such assignment is not permitted.

        SUPPLY AGREEMENTS. In the event that ELA Medical or any of its affiliates enters into a supply agreement for the Flat Capacitor with the Company's supplier, Barker Microfarads, Inc., the Company has the right to purchase Flat Capacitors from ELA Medical for use in the Model 2030 ICD on a cost plus basis.

    INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        INDEMNITY OBLIGATIONS OF THE COMPANY. In the ELA Agreement, the Company agrees to indemnify and hold ELA Medical and each of its stockholders, officers, directors, affiliates, employees and agents (each, an "ELA Indemnitee") harmless from, and to reimburse any ELA Indemnitee for, on an after-tax basis, any ELA Indemnity Claims (as hereinafter defined) arising under the ELA Agreement. The term "ELA Indemnity Claim" means any loss, damage, deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, cost, fine, levy, penalty, surcharge or expense of any nature whatsoever including, without limitation, reasonable out-of-pocket expenses, reasonable investigation costs and reasonable fees and disbursements of counsel (collectively, "Damages") suffered or incurred by the ELA Indemnitee arising out of, based upon or resulting from: (i) the Excluded Liabilities or the Company's failure to pay and discharge in full, or to cause to be paid and discharged in full, all Excluded Liabilities in a full and timely manner from and after the ELA Closing Date; (ii) any breach of any representation and warranty of the Company which is contained in the ELA Agreement or any schedule thereto; or (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company contained in or made pursuant to the ELA Agreement.

        The indemnification obligations of the Company under the ELA Agreement shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any ELA Indemnity Claim under the ELA Agreement, together with any interest, penalties, costs and expenses of any ELA Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such ELA Indemnity Claims.

        The Company shall be liable to the ELA Indemnitee for any Damages
    (i) only if the aggregate amount of all Damages exceeds $100,000 (the "Basket Amount"), in which case the Company shall be obligated to indemnify the ELA Indemnitee for the aggregate amount of all such Damages including the Basket Amount; and (ii) in an amount not to exceed the purchase price (the "Cap Amount"); provided, however, that the foregoing restriction shall not apply to any claim based on (a) the untruth or inaccuracy of any representation or warranty of the Company relating to the Company's organization and good standing, the authority of the Company to execute and perform under the ELA Agreement and the status of claims and litigation affecting the Company, or (b) the untruth or inaccuracy of any other representation or warranty made therein or in any statement, certificate or schedule furnished thereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof.

        INDEMNITY OBLIGATIONS OF SANOFI-SYNTHELABO AND ELA
    MEDICAL. Sanofi-Synthelabo and ELA Medical jointly and severally agree to indemnify and hold the Company and each of its Shareholders, officers, directors, affiliates, employees and agents (each, a "Company Indemnitee") harmless from, and to reimburse any Company Indemnitee for, on an after-tax basis, any Company Indemnity Claims (as hereinafter defined) arising under the ELA Agreement. For purposes of the ELA Agreement, the term "Company Indemnity Claim" shall mean any Damages suffered or incurred by the Company arising out of, based upon or resulting from: (i) the Assumed Liabilities; (ii) any breach of any representation and warranty of ELA Medical which is contained in the ELA Agreement or any schedule thereto; or
    (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of ELA Medical contained in or made pursuant to the terms and conditions of the ELA Agreement.

        The indemnification obligations of ELA Medical shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any such Company Indemnity Claim under the ELA Agreement, together with any interest, penalties, costs and expenses of any Company Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Company Indemnity Claims.

        DURATION OF INDEMNITIES. All representations, warranties, covenants, undertakings and agreements of the parties contained in or made pursuant to the ELA Agreement, and the rights of the parties to seek indemnification with respect thereto, survive the ELA Closing and expire eighteen
    (18) months after the date of the ELA Agreement, unless timely written notice of a claim is duly given to the indemnifying party.

    CONSULTATION AND ARBITRATION. The ELA Agreement provides that all disputes among the Company, Sanofi-Synthelabo, and ELA Medical are to be settled, if possible, through good faith negotiations between the relevant parties and their officers. In the event that good faith negotiations are unsuccessful, after 30 days written notice to the others, the disputing party may submit any controversy or claim arising out of, relating to or in connection with the ELA Agreement to arbitration administered by the American Arbitration Association in accordance with its then existing International Arbitration rules, except as modified by the terms of the ELA Agreement, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any award rendered in connection with an arbitration is final and binding upon the parties

DESCRIPTION OF THE TERMINATION AGREEMENT

    The description of the Termination Agreement set forth below describes the purpose and effect of all material terms contained in the Termination Agreement, a copy of which is attached as Annex B to this Proxy Statement/Consent Solicitation and is incorporated herein by reference.

    IN THE EVENT THAT EITHER SHAREHOLDERS REFUSE TO APPROVE THE ELA AGREEMENT OR THE NOTE HOLDERS REFUSE TO CONSENT TO SUPPLEMENT THE INDENTURE IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS, THE COMPANY AND ELA MEDICAL WILL NOT EXECUTE THE TERMINATION AGREEMENT DESCRIBED BELOW. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement--TERMINATION" above; "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Cross-License Agreement" below.

    GENERAL. In connection with the consummation of the ELA Transactions, the Company and ELA Medical will enter into the Termination Agreement pursuant to which ELA Medical will release the Company from its obligations pursuant to the OUS Supply Agreement, to manufacture and sell cardiac stimulation and related devices manufactured by the Company exclusively to ELA Medical for distribution in certain territories outside of the United States.

    TERMINATION OF OUS SUPPLY AGREEMENT. Pursuant to the Termination Agreement, ELA Medical will release the Company from all of its obligations under the OUS Supply Agreement and the OUS Supply Agreement will be terminated and of no further force and effect (except as provided below). The obligations of the Company under the OUS Supply Agreement include the obligation of the Company to manufacture and sell at specified prices cardiac stimulation and related devices currently manufactured by the Company or devices that will be manufactured in the future exclusively to ELA Medical for distribution in certain territories outside of the United States as well as the warranty, regulatory service and technical compliance obligations of the Company attendant to the manufacture of such devices.

    TERMINATION FEE. In consideration of ELA Medical's agreement to terminate and release the Company from its obligations under the OUS Supply Agreement, the Company has agreed to pay ELA Medical a sum of $6,000,000; however, ELA Medical has agreed to accept the license granted pursuant to the One-Way License Agreement in full and complete satisfaction thereof.

    RIGHTS AND OBLIGATIONS UPON TERMINATION. The Termination Agreement provides for certain continuing rights and obligations of ELA Medical and the Company with respect to the products subject to the OUS Supply Agreement (the "Company Products"). ELA Medical's continuing rights with respect to the OUS Supply Agreement and the Company Products include, but are not limited to: (a) the right to retain certain promotional materials relating to the Company Products and to promote, market and sell the Company Products; and (b) certain rights with respect to the manufacture and receipt of Company Products previously ordered by ELA Medical. The Company's continued obligations with respect to the OUS Supply Agreement include, but are not limited to: the obligation to maintain certain governmental approvals, maintain product warranties, perform any required recalls and indemnify ELA Medical against certain third party claims.

DESCRIPTION OF THE ONE-WAY LICENSE AGREEMENT

    The description of the One-Way License Agreement set forth below describes the purpose and effect of all material terms contained in the One-Way License Agreement, a copy of which is attached as Annex C to this Proxy
Statement/Consent Solicitation and is incorporated herein by reference.

    IN THE EVENT THAT EITHER SHAREHOLDERS REFUSE TO APPROVE THE ELA AGREEMENT OR THE NOTE HOLDERS REFUSE TO CONSENT TO SUPPLEMENT THE INDENTURE IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS, THE COMPANY AND ELA MEDICAL WILL NOT EXECUTE THE ONE-WAY LICENSE AGREEMENT DESCRIBED BELOW. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS of the ELA Agreement--TERMINATION" above; "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the Cross-License Agreement" below.

    GENERAL. In connection with the consummation of the ELA Transactions, the Company and ELA Medical will execute the One-Way License Agreement pursuant to which ELA Medical will be granted a license to any and all patents and pending patent applications relating to cardiac stimulation devices owned by the Company as of the date thereof (whether by development, acquisition or otherwise) or subject to a security pledge granted by the Company or any subsidiary or commonly controlled business of the Company (the "Licensed Patents") and any and all of the Company's third party patents and patent applications, where there is a license or assignment or other agreement with such third party that allows the Company to enter into sublicensing agreements (the "Sublicensable Patents" described more fully below). Because the One-Way License Agreement will be consummated as part of the ELA Transactions, including the ELA Agreement by which ownership of the two patents related to the Flat Capacitors and the Leads will be transferred to ELA Medical, Licensed Patents, will not include these two assigned patents, and will instead refer only to the remaining number of the approximately two hundred fifty (250) patents and patent applications owned by the Company.

    LICENSED PATENTS. Subject to the terms of the One-Way License Agreement, the Company will grant to ELA Medical and its affiliates a one-way, non-exclusive, fully paid-up, royalty-free, and perpetual worldwide license to the Licensed Patents, to make, have made, use, sell and have sold cardiac stimulation devices, including components thereof.

    SUBLICENSABLE PATENTS. In addition to the Licensed Patents, the Company will agree to grant to ELA Medical and its affiliates a non-exclusive license or sublicense, as the case may be, on the most favorable terms and conditions permissible under all patents or patent applications related to cardiac stimulation devices which are the subject of licenses or assignments or other agreements with third parties and, which licenses or agreements (i) convey rights to the Company or its affiliates, which include the right to grant sublicenses or licenses to make, use, sell or supply cardiac stimulation devices or components; and (ii) that, in order to maintain such a license, require some payment from the Company or its affiliates, licensees, sublicensees or grantees to maintain the license or agreement in effect (the "Sublicensable Patents").

    CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The licenses granted under the One-Way License Agreement are subject to certain express conditions and limitations, including the following: (a) the Company will have the right to control the maintenance, abandonment, enforcement, extension and licensing of the Licensed Patents; (b) the Company will have the right to enforce the Licensed Patents against all persons and organizations, other than ELA Medical or its affiliates; (c) the licenses granted by the One-Way License Agreement will not extend to any technical proprietary design, manufacture, marketing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Licensed Patents (other than the description of the preferred embodiment and designs, drawings and specifications which are set forth in the Licensed Patents); and (d) the license and sublicenses under the Sublicensable Patents may only be granted to the extent that the Company has the right to grant such a license or sublicense.

    SATISFACTION OF OBLIGATIONS AND RELEASE. The Company and ELA Medical have agreed that execution of the One-Way License Agreement and granting of the licenses described therein satisfies the obligation to negotiate in good faith for a cross-license contained in Section 5.3 of the Investment Agreement. Furthermore, the Company will agree to release and forever discharge ELA Medical and its affiliates and customers from any and all claims and obligations of any nature whatsoever, arising from any claim of infringement relating to the Licensed Patents.

    REPRESENTATIONS AND WARRANTIES. The One-Way License Agreement contains various representations and warranties of the Company, relating to the following matters: (a) title to the Licensed Patents; (b) that no Licensed Patent will be sold or otherwise transferred without written notice to ELA Medical (and making such sale expressly subject to the One-Way License Agreement); (c) the absence of any other agreements or commitments with third parties that would impair or interfere with the One-Way License Agreement; (d) the absence of litigation, claims or actions with respect to the Licensed Patents or the rights granted under the One-Way License Agreement; and (e) the power and authority of the Company to execute and perform the One-Way License Agreement.

    LIMITATIONS. The representations, warranties and agreements contained in the One-Way License Agreement are limited in that nothing in the One-Way Agreement will constitute: (a) a warranty or representation by the Company as to the validity or scope of any Licensed Patents or Sublicensable Patents; (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in the One-Way License Agreement is or will be free from infringement of patents of third parties; (c) an obligation of the Company to bring or prosecute actions or suits against third parties for patent infringement; or (d) a representation, warranty or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by the Company with respect to the use, sale or other disposition by ELA Medical or its affiliates or users of cardiac stimulation devices embodying one or more claims of the Licensed Patents.

    TERM. The One-Way License Agreement will not be executed unless the ELA Agreement is approved by the Shareholders and the consent to supplement the Indenture in connection therewith has been granted by the Note Holders. In such an event, the One-Way License Agreement will take effect as of its date and will continue indefinitely. The licenses granted in accordance with the One-Way License Agreement are to continue during the life of each Licensed Patent and are not revocable. The loss of any rights of the Licensed Patents by the Company as a result of a declaration of invalidity or otherwise, will not be cause to terminate the One-Way License Agreement or the licenses granted thereunder with respect to all other Licensed Patents.

    TRANSFER AND ASSIGNMENT. The One-Way License Agreement may be freely assigned or transferred to third parties by ELA Medical or its affiliates, except to Guidant, Medtronic, St. Jude or Biotronik GmbH, or any of their respective affiliates, successors or assigns.

DESCRIPTION OF THE CROSS-LICENSE AGREEMENT

    The description of the Cross-License Agreement set forth below describes the purpose and effect of all material terms contained in the Cross-License Agreement, a copy of which is attached as Annex D to this Proxy
Statement/Consent Solicitation and is incorporated herein by reference.

    IN THE EVENT THAT SHAREHOLDERS APPROVE THE ELA AGREEMENT AND THE NOTE HOLDERS CONSENT TO SUPPLEMENT THE INDENTURE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS, THE COMPANY AND ELA MEDICAL WILL NOT EXECUTE THE CROSS-LICENSE AGREEMENT DESCRIBED BELOW. THE COMPANY AND ELA MEDICAL WILL, INSTEAD, EXECUTE THE TERMINATION AGREEMENT AND THE ONE-WAY LICENSE AGREEMENT DESCRIBED ABOVE. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement--EFFECT OF TERMINATION" above. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the One-Way License Agreement" above.

    GENERAL. Section 8.2 of the ELA Agreement requires the Company to enter into the Cross-License Agreement with ELA Medical in the event that the ELA Agreement is terminated by (a) Sanofi-Synthelabo or ELA Medical if the ELA Agreement and the transactions contemplated thereunder shall not have been duly approved by the Shareholders or consented to by Note Holders representing the requisite aggregate principal amount of the Notes at the time of the Annual Meeting; (b) Sanofi-Synthelabo or ELA Medical if any of the closing conditions to be satisfied by the Company under the ELA Agreement shall not have been met or waived prior to such time as such condition can no longer be satisfied;
(c) the Company if the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate the ELA Agreement; or
(d) the Company if any of the closing conditions to be satisfied by ELA Medical or Sanofi-Synthelabo under the ELA Agreement shall not have been met or waived prior to such time as such condition can no longer be satisfied. Section 8.2 of the ELA Agreement is intended to satisfy the obligations of each of the Company and Sanofi-Synthelabo under Section 5.3 of the Investment Agreement, which obligates the Company and Sanofi-Synthelabo to negotiate in good faith for a patent cross-license in the event of the termination of the Joint Venture. The Company believes that this obligation to negotiate in good faith for a patent cross-license was effectively triggered in connection with the withdrawal of the Company from the Joint Venture on May 11, 1999 pursuant to the Withdrawal Agreement.

    CROSS-LICENSED PATENTS. Subject to the terms of the Cross-License Agreement, each of ELA Medical and the Company will grant to the other and its affiliates a non-exclusive, fully paid-up, royalty-free and perpetual, worldwide license to any and all patents and pending patent applications relating to cardiac stimulation devices owned by such party (the "Cross-Licensed Patents"), to make, have made, use, sell and have sold cardiac stimulation devices, including components thereof. Because the ELA Transactions will not have been consummated in the event that the Company enters into the Cross-License Agreement, the Company will have retained ownership of the two patents related to the Flat Capacitors and the Leads that were to have been transferred to ELA Medical pursuant to the One-Way License Agreement. Consequently, the definition of the Cross-Licensed Patents will include a license, rather than sale, of these two Assigned Patents, in addition to a license to the remaining number of the approximately two hundred fifty
(250) patents and patent applications owned by the Company.

    CROSS-SUBLICENSABLE PATENTS. In addition to the Cross-Licensed Patents, each of ELA Medical, the Company and their affiliates will agree to grant to the others a non-exclusive license or sublicense, as the case may be, on the most favorable terms and conditions permissible under all cardiac stimulation device patents or patent applications, which are the subject of licenses or assignments or other agreements with third parties and, which licenses or agreements
(i) convey rights to ELA Medical, the Company, or their affiliates, the right to grant sublicenses or licenses to make, use, sell or supply cardiac stimulation devices or components; and (ii) that, in order to maintain such a license, require some payment from the Company, ELA Medical or their affiliates, licensees, sublicensees or grantees to such third parties (the "Cross-Sublicensable Patents").

    CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The licenses granted under the Cross-License Agreement are subject to certain express conditions and limitations, including the following: (a) each party is to have the right to control the maintenance, abandonment, enforcement, extension and licensing of its own Cross-Licensed Patents; (b) each party to the Cross-License Agreement will have the right to enforce its Cross-Licensed Patents against all persons and organizations, other than the other party or its affiliates; (c) the licenses granted by the Cross-License Agreement do not extend to any technical proprietary design, manufacture, marketing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Cross-Licensed Patents, or any trademarks or trade names of that party; and
(d) the license and sublicenses under the Cross-Sublicensable Patents may only be granted to the extent that the granting party has the right to grant such a license or sublicense.

    SATISFACTION OF OBLIGATIONS AND RELEASE. The Company and Sanofi-Synthelabo agree that execution of the Cross-License Agreement and granting of the licenses described therein satisfies the cross-license obligation contained in
Section 5.3 of the Investment Agreement. Furthermore, ELA Medical and the Company will agree to release and forever discharge the other party and its affiliates and customers from any and all claims and obligations of any nature whatsoever, arising from any claim of infringement relating to the Cross-Licensed Patents prior to the date of the Cross-License Agreement.

    REPRESENTATIONS AND WARRANTIES. The Cross-License Agreement contains various representations and warranties of the Company and ELA Medical, relating to the following matters: (a) title to the Cross-Licensed Patents; (b) that no Cross-Licensed Patent will be sold or otherwise transferred without written notice to the parties and making such transfer expressly subject to the license granted under the Cross-License Agreement; (c) the absence of any other agreements or commitments with third parties that would impair or interfere with the Cross-License Agreement; (d) the absence of litigation, claims or actions with respect to the Cross-Licensed Patents or the rights granted under the Cross-License Agreement; (e) the power and authority of the parties to execute and perform the Cross-License Agreement.

    LIMITATIONS. The representations, warranties and agreements contained in the Cross-License Agreement are limited in that nothing in the Cross-License Agreement will constitute (a) a warranty or representation by ELA Medical or the Company as to the validity or scope of any Cross-Licensed Patents or Cross-Sublicensable Patents; (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in the Cross-License Agreement is or will be free from infringement of patents of third parties; (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement; or (d) a representation, warranty or extension of warranties of any kind, express or implied, or an assumption of responsibility by either party with respect to the use, sale or other

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
disposition by the other party, its affiliates or users of cardiac stimulation devices embodying one or more claims of the Cross-Licensed Patents.

    TERM. The Cross-License Agreement is to take effect as of its date and will continue indefinitely. The licenses granted in accordance with the Cross-License Agreement are to continue during the life of each Cross-Licensed Patent and are not revocable. The loss of any rights of the Cross-Licensed Patents by either party through declaration of invalidity or otherwise, may not be cause to terminate the Cross-License Agreement or the licenses granted thereunder with respect to all other Cross-Licensed Patents.

    TRANSFER AND ASSIGNMENT. The Cross-License Agreement may be freely assigned or transferred by either ELA Medical, the Company or their affiliates, except to Guidant, Medtronic, St. Jude or Biotronik GmbH, or any of their respective affiliates, successors or assigns.

PROPOSAL 3 BACKGROUND OF THE MEDTRONIC TRANSACTIONS

    As part of its efforts to contact third parties during January and February of 1999, Raymond James contacted Michael Ellwein, Vice President and Chief Development Officer for Medtronic, to discuss a possible acquisition of the Company. On February 23, 1999, Company management delivered a confidential presentation to representatives of Medtronic at the offices of Faegre & Benson regarding the strengths of the Company. On March 17, 1999, Medtronic advised Raymond James that it was not interested in acquiring the Company, but that it would be interested in discussing the potential acquisition of certain assets of the Company. Discussions between Raymond James and representatives of Medtronic continued in March with the focus being on a possible license of certain intellectual property rights from the Company.

    On April 6, 1999, at a meeting of the Board of Directors, Mr. Hickey presented the status of discussions with Medtronic. Although Company management had been aware of the potential infringement of certain of the Company's patents by Medtronic's manufacture, use and sale of cardiac stimulation devices, the Company had refrained from asserting these claims during the pendency of the CPI/Guidant lawsuit. Consistent with management's strategy of pursuing patent infringers one-at-a-time, the Board of Directors authorized Company management to commence negotiations with Medtronic relating to a claim by the Company that Medtronic's manufacture, use and sale of cardiac stimulation devices infringed one or more of the Company's patents. In May 1999, the Company retained
Morrison & Foerster LLP ("Morrison & Foerster"), counsel for the Company in connection with the CPI/Guidant lawsuit, for the purpose of negotiating a settlement and license agreement with Medtronic.

    On May 13, 1999, Morrison & Foerster met with representatives of Medtronic in Minneapolis to continue the negotiations of the terms under which Medtronic would receive a license to all of the patents and patent applications of the Company relating to cardiac stimulation devices. In these negotiations, Medtronic contended that it already had a license to the Company's key patents as a result of a 1992 license agreement (the "Medtronic-Siemens Agreement") between Medtronic and Siemens and a 1993 license agreement between the Company and Siemens-Pacesetter. Medtronic asserted that its license claim was supported by the decision of an arbitrator in a binding arbitration that took place in 1996 between Medtronic and St. Jude-Pacesetter in which the arbitrator decided that "Pacesetter was empowered by Angeion to grant to Medtronic a sublicense of the Exclusive Angeion Defibrillator Patents without successfully obtaining either royalty, cross-licenses or other consideration from Medtronic." The arbitrator further held that Pacesetter was required by the Medtronic-Siemens Agreement to grant such sublicense to Medtronic on a royalty-free basis. As a result, the arbitrator determined that Medtronic had a non-exclusive, irrevocable, fully paid-up and worldwide sublicense to certain of the Company's patents being offered for license to Medtronic. The Company was not a party to the arbitration agreement between Medtronic and St. Jude-Pacesetter, and did not attempt to intervene in or participate as a party to the arbitration. Upon becoming aware of the arbitrator's decision in November, 1996, the Company promptly advised Medtronic that the Company disputed the results of the arbitrator's decision and did not consider itself bound as a non-party to the arbitration by that decision.

    In response to Medtronic's claim during negotiations in March and April of 1999 that Medtronic had a sublicense to key patents of the Company, the Company reasserted the position that the Company was not bound by the arbitrator's decision in the arbitration between Medtronic and St. Jude-Pacesetter, and that, in any event, the arbitrator's decision was erroneous. In addition, the Company contended that Medtronic had no sublicense because a previous agreement between Medtronic and Pacesetter was rescinded in 1996. During these negotiations, Medtronic also contended that its cardiac stimulation devices did not infringe the patents of the Company and that the patents of the Company were invalid and unenforceable. The Company disputed these contentions.

    The Company indicated to Medtronic by letter from Morrison & Foerster dated May 28, 1999 that it would claim damages from losses of royalties in connection with use of certain of the Company's intellectual property of at least
$200 million. This amount was based on a 12% royalty rate applied to an estimated present day dollar value of Medtronic's total potential infringing sales over the life of the Company's patents. Although the Company had a reasonable basis to assert such a royalty rate as part of an initial offer in the context of settlement discussion, the Company was aware that royalty rates in the ICD marketplace were typically less than one-quarter of this royalty rate. In addition, this amount did not reflect any discount for the likelihood of success of the Company's claims, the existence of certain counterclaims by Medtronic that Medtronic already possessed a license to the Company's patents, or the fact that litigation had not even begun against Medtronic and that significant costs and delays would be incurred in prosecuting any such litigation and the fact that any award, if granted, might take years to collect. As such, any meaningful interpretation of this initial settlement offer must be evaluated in the context of intellectual property litigation in the medical device industry in general and the ICD marketplace in particular, and needs to be weighed against the potential success of the counterclaims by Medtronic for a license to the Company's patents, as well as the likelihood that the Company would ultimately be successful in enforcing its patents and upholding the validity of those patents.

    On June 2, 1999, at a meeting of the Board of Directors, Mr. Hickey discussed the status of the negotiations with Medtronic and the ramifications of the claims made by both sides on the value of any potential settlement and license agreement. Telephonic negotiations continued through June and July of 1999 between representatives of the Company, Morrison & Foerster and Medtronic regarding the specific terms of a settlement and license agreement. On July 22, 1999, Medtronic expressed an interest in acquiring, as part of a proposed settlement between the Company and Medtronic, substantially all of the intellectual property rights of the Company relating to cardiac stimulation devices.

    At the meeting of the Board of Directors on July 23, 1999, Mr. Hickey updated the Board of Directors on the status of the negotiations and on the request by Medtronic to acquire substantially all of the intellectual property assets of the Company relating to cardiac stimulation devices for $9 million. After a discussion of various options, the Board concluded that a sale of such assets of the Company for $9 million was not in the best interests of the Company or its Shareholders. Raymond James was present at this meeting and the Board of Directors, together with the participation of Raymond James, held a discussion of the fairness and adequacy of the various terms of a settlement that included a grant of a non-exclusive license to Medtronic, including a discussion of the various claims made by both sides and the ramifications of various options given the present situation of the Company. The Board of Directors discussed the fact that if a settlement was not reached with Medtronic, the Company would have to incur both the costs and risk of patent infringement litigation at a time when the focus and the financial resources of the Company might be better directed in areas other than the cardiac stimulation device business. The Board of Directors also discussed the differences between a settlement and non-exclusive license agreement with Medtronic and the terms and circumstances surrounding the settlement of patent infringement litigation against CPI/Guidant, including the fact that the CPI/Guidant lawsuit had been ongoing for nearly three years prior to settlement and that CPI/Guidant had no similar claim to a license to key patents of the

Company as described above. After consideration of these matters, the Board of Directors (i) authorized Mr. Hickey to negotiate the terms of a settlement and non-exclusive license agreement with Medtronic, (ii) voted that, subject to receipt of a fairness opinion from Raymond James, such a settlement and non-exclusive license agreement with Medtronic was fair to and in the best interests of the Shareholders, and (iii) approved such a settlement and non-exclusive license agreement with Medtronic.

    In August, 1999, representatives of the Company and Medtronic discussed details of a proposed settlement and non-exclusive license agreement. As part of the negotiations, the Company offered to sell certain unfiled patent disclosures of the Company relating to cardiac stimulation devices to Medtronic, and Company management determined that such a sale would be in the best interests of the Company. The details of a proposed settlement, license and asset purchase agreement were negotiated by Morrison & Foerster and Mr. Magnuson for the Company, and representatives of Medtronic. On August 11, 1999, representatives of the Company and Medtronic reached a tentative agreement on the terms of such a settlement, license and asset purchase agreement, subject to finalization of the documentation for the agreement and approval by certain senior management of Medtronic. Raymond James reviewed the term sheet and a draft of the tentative agreement dated August 18, 1999 (which draft was substantially similar to the Medtronic Agreement), and presented to the Board of Directors by facsimile on September 14, 1999 its written opinion that the terms of the deal with Medtronic were fair to the Company. See "APPROVAL OF SALE AND TRANSFER OF ASSETS--Opinion of Raymond James Regarding the Medtronic Transactions". Except for the fairness opinion of Raymond James with respect to the Medtronic Agreement, no other written material was provided to the Board of Directors by Raymond James regarding the Medtronic Transactions. While the Board of Directors had been considering potential dispute and litigation positions regarding Medtronic's use and claimed rights with respect to certain intellectual property rights since 1992 and had, as a result, intimate knowledge regarding the substantive issues surrounding such potential disputes and claims, and despite that fact that the Medtronic Agreement represents, in significant part, a resolution of all disputes and potential litigation regarding such rights, there exists the potential for the Board of Directors to have misinterpreted or misunderstood information relayed or confirmed orally or information not addresssed in detail in the fairness opinion of Raymond James with respect to the Medtronic Transactions. However, given the Board of Directors' long industry and company knowledge and experience, they felt the potential for misunderstanding or misinterpretation was unlikely. Nonetheless, Shareholders are urged to read in its entirety the opinion of Raymond James attached as Annex G to this Proxy Statement.

    Final documentation for the Medtronic Agreement was completed the week of September 6, 1999. Medtronic and the Company each executed the Medtronic Agreement on the evening of September 16, 1999, and the Company issued a press release publicly announcing the agreement the next day.

REASONS FOR THE MEDTRONIC TRANSACTIONS; RECOMMENDATIONS OF THE BOARD OF
  DIRECTORS

    REASONS FOR THE MEDTRONIC TRANSACTIONS. Given the decisions of the Company with respect to the ELA Transactions as described above, and given the interest of Medtronic in acquiring certain intellectual property assets of the Company, a settlement of any potential disputes between the Company and Medtronic that increases the cash available to the Company would enhance the strategy of the Company to build Shareholder value by refocusing its business and investing in a profitable business that could benefit from the Company's tax loss carryforward. Consistent with this strategy, Company management closely evaluated the strength of its potential patent infringement claims against Medtronic, taking into consideration, among other things, (i) the fact that Medtronic claimed a license under prior agreements and pursuant to a determination by an arbitrator in Medtronic's favor; (ii) Medtronic's other defenses including noninfringement and invalidity; (iii) the significant cost and the length of time that would be involved in litigating the Company's claims against Medtronic; and (iv) the uncertainty of the outcome of such litigation. Although the settlement of the litigation between the Company and CPI/Guidant served as an industry acknowledgement of the overall strength of the Company's patents, Medtronic was in a much different position from CPI/Guidant for all of these reasons, but particularly because of Medtronic's claim

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
to a license to certain key Company patents. Accordingly, Company management recognized that any settlement with Medtronic would come only at a significant discount to the value of the total settlement with CPI/Guidant. In order to assist the Company in optimizing the value of any potential settlement with Medtronic, the Company retained Morrison & Foerster, the same law firm that had successfully prosecuted the lawsuit and negotiated the settlement with CPI/Guidant, to assist the Company in negotiating with Medtronic.

    As part of the negotiations, Medtronic expressed a firm interest in acquiring the unfiled patent disclosures of the Company relating to cardiac stimulation devices. Company management concluded that further expenditures in an effort to obtain additional patents from its remaining unfiled patent disclosures relating to cardiac stimulation devices would not be cost-effective, that the value of its remaining unfiled patent disclosures would diminish rapidly with time, and that the best course for obtaining value for these assets was to include a sale of the unfiled patent disclosures as part of the Medtronic Agreement.

    If the Company is unable to consummate the Medtronic Agreement, it will be left with the choice of whether to expend significant resources of the Company to pursue litigation against Medtronic or to forego any potential recovery from Medtronic for infringement of the Company's patents.

    RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The Board of Directors believes that the consummation of the transactions contemplated by the Medtronic Agreement offers an excellent opportunity to build value for the Shareholders. The Company's strategy is to maximize the value of its business, reduce, to the extent feasible, the liabilities and potential liabilities of the Company resulting from its ICD business and further reduce costs and pursue the acquisition of another business with potential to drive value for both Shareholders and Note Holders. The Medtronic Transactions fall within this strategy because:

    - The Board of Directors believes that the continued operation of the Company's current ICD business may no longer be viable due to the large amount of capital and capital-intensive resources needed in the ICD business.

    - The Company does not believe that it has a sufficient amount of cash to adequately exploit new internal product development opportunities and aggressively pursue marketing and distribution strategies required to drive growth in the Company's ICD business. The Company faces the risk of having its ICD products rendered obsolete due to the limited amount of research and development funding available.

    - As of September 30, 1999, the Company has accumulated net losses of approximately $116,000,000 since its inception. The Board of Directors does not foresee an end to these continued losses if the Company continues in its current direction and businesses. Therefore, the Board of Directors has decided that upon consummation of the Merger, the Company would focus its efforts primarily on the markets served by and business operations of Medical Graphics.

    - The Board of Directors believes that consummation of the Medtronic Transactions will enhance Shareholder value by (i) obtaining for the Company an immediate cash payment for settlement of the claims of the Company that Medtronic infringes the Company's patents related to cardiac stimulation devices and for sale of the unfiled patent disclosures of the Company related to cardiac stimulation devices without incurring the uncertainties and expense of litigation, (ii) precluding any infringement claims by Medtronic, and (iii) retaining ownership of the Company's patents.

    INFORMATION AND FACTORS CONSIDERED BY THE BOARD OF DIRECTORS. The Board of Directors made its determination after careful consideration of, and based on, a number of factors, including these material factors described below:

        (a) all the reasons described above under "--Recommendations of the Board of Directors";

        (b) the financial presentation of Raymond James described under "--Background of the Medtronic Transactions" and "--Opinion of Raymond James Regarding the Medtronic Transactions", including the opinion of Raymond James delivered in writing, to the effect that the Medtronic Transactions, taken as a whole, would be fair to the Company from a financial point of view (a copy of the written opinion of Raymond James dated September 14, 1999, setting forth the assumptions, limitations and qualifications set forth in such opinion, is attached as Annex G hereto); see "--Opinion of Raymond James Regarding the Medtronic Transactions";

        (c) information concerning the business, assets, capital structure, financial performance and condition and prospects of the Company;

        (d) current and historical market prices and trading information with respect to Common Stock; and

        (e) information concerning the Notes and the Company's obligations under the Indenture and related documents.

In view of the wide variety of factors considered in connection with its evaluation of the Medtronic Transactions and the complexity of these matters, the Board of Directors did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with and questioning of the Company's management and advisors, and although the Board of Directors did not undertake to make any specific determination as to whether any particular factor (or any aspect of any factor) was more or less favorable to the Board's ultimate determination as compared to any other factor, the Board of Directors did determine that (i) information concerning the business, assets, capital structure, financial performance and condition and prospects of the Company weighed strongly in favor of supporting a consummation of the Medtronic Agreement for reasons set forth in "--Reasons for the Medtronic Transactions; Recommendations of the Board of Directors--Reasons for the Medtronic Transactions", (ii) current and historical market prices and trading information with respect to the Common Stock weighed in favor of supporting approval of the Medtronic Agreement because recent published prices for shares of Common Stock have been significantly below what shares of Common Stock traded at historically and would therefore, in the expectation of the Board of Directors, be favorably effected by the receipt of an increase in the available cash assets of the Company, and (iii) information concerning the Notes and the Company's obligations under the Indenture weighed against support of any transactions that could result in a characterization as a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Indenture because such a characterization could create the potential for the Company's repayment obligations with respect to the Notes to be accelerated, however, the Board of Directors determined that conditioning consummation of the Transactions upon consent of the Note Holders to supplement the Indenture mitigated this potentially adverse consequence. Further, in considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. The Board of Directors considered all these factors as a whole, and believed that the combination of these factors supported its decision to approve the Medtronic Transactions. The Board of Directors determined, after consultation with Company management, that such information had been considered and reflected in the consideration recited in the Medtronic Agreement.

OPINION OF RAYMOND JAMES REGARDING THE MEDTRONIC TRANSACTIONS

    Pursuant to an engagement letter dated December 1, 1998, the Company retained Raymond James in connection with its consideration of strategic alternatives, including the sale or licensing of certain assets, because of Raymond James' qualifications, expertise and reputation, as well as its prior investment banking relationship with the Company. In connection with such engagement, the Company requested Raymond James to render its opinion as to the fairness to the Company, from a financial point of view, of the consideration to be received in connection with the Medtronic Transactions. Raymond James is a nationally recognized investment banking firm, and as part of its investment banking business, Raymond

James is regularly engaged in the valuation of businesses and their securities and assets in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF RAYMOND JAMES DATED SEPTEMBER 14, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX G TO THIS DOCUMENT. SHAREHOLDERS AND NOTE HOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. RAYMOND JAMES' OPINION, WHICH IS ADDRESSED TO THE BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION RECEIVED BY THE COMPANY FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OR ANY NOTE HOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING OR WHETHER ANY NOTE HOLDER SHOULD CONSENT AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED AGREEMENTS OR ANY RELATED AGREEMENTS. RAYMOND JAMES HAS CONSENTED TO THE SUMMARIZATION OF ITS OPINION IN, AND ATTACHMENT OF ITS OPINION TO, THIS DOCUMENT. THE SUMMARY OF THE OPINION OF RAYMOND JAMES SET FORTH IN THIS DOCUMENT IS A SUMMARY OF THE PURPOSE AND EFFECT OF ALL MATERIAL TERMS CONTAINED IN THE FULL TEXT OF SUCH OPINION.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses and reviews must be considered as a whole and that selecting portions of its analyses or reviews, without considering the analyses and reviews taken as a whole, would create an incomplete view of the process underlying the analyses and reviews set forth in its opinion. In addition, Raymond James considered the results of all such analyses and reviews and did not assign relative weights to any of the analyses and reviews. As such, the ranges of valuations resulting from any particular analysis or review described below should not be taken to be Raymond James' view of the actual value of the assets sold or licensed as part of the Medtronic Transactions.

    In performing its analyses and reviews, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses and reviews performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses and reviews. Such analyses and reviews were prepared solely as part of Raymond James' analysis and review of the fairness of the consideration received by the Company in connection with the Medtronic Transactions from a financial point of view and were provided to the Board of Directors. The analyses and reviews do not purport to be appraisals or to reflect the prices or fees at which assets described in the Medtronic Transactions might be sold or licensed. In addition, as described below, the opinion of Raymond James is one of many factors taken into consideration by the Board of Directors in making its determination to approve the Medtronic Transactions. Consequently, the analyses and reviews described below should not be viewed as determinative of the Board of Directors' opinion with respect to the value of the assets and licenses described in the Medtronic Transactions, or of whether the Board of Directors would have been willing to agree to a different level of consideration. The Company placed no limits on the scope of the analysis and reviews performed, or opinion expressed, by Raymond James.

    In connection with rendering its opinion with respect to the Medtronic Transactions, Raymond James has, among other things:

    - reviewed a draft of the Settlement, License and Asset Purchase Agreement dated August 18, 1999 (the form of which was substantially similar to the definitive agreement);

    - reviewed the Company's audited fiscal year-end and quarterly financial statements for the last two years;

    - reviewed the Company's projected financial statements as prepared by the Company's management;

    - reviewed the Company's pro forma balance sheet after consummation of the Medtronic Transactions as prepared by the Company's management, and;

    - conducted such other financial analyses, studies, and investigations, and considered such other information as Raymond James deemed necessary or appropriate.

    In connection with its review, Raymond James has not assumed any responsibility for independent verification for any of the information reviewed by Raymond James for the purpose of its opinion with respect to the Medtronic Transactions and has relied on the information reviewed being complete and accurate in all material respects. In addition, Raymond James has not received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) related to the Medtronic Transactions, nor has Raymond James been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects, and other information referred to herein, Raymond James has assumed, at the direction of the Company, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company, and Raymond James has relied upon the Company to advise Raymond James promptly if any such information previously provided to or discussed with Raymond James became inaccurate or was required to be updated during the period of the review.

    PRESENTATION BY RAYMOND JAMES. The following summarizes the material financial analyses and reviews which were considered by Raymond James in rendering its opinion with respect to the Medtronic Transactions to the Board of Directors. Raymond James delivered its opinion regarding the Medtronic Transactions via facsimile on September 14, 1999. This summary is not a complete description of the analyses and reviews underlying the opinion of Raymond James with respect to the Medtronic Transactions or of information presented at meetings between Raymond James and representatives of the Company held in advance of the consideration by the Board of Directors of the Medtronic Transactions.

    Raymond James' analyses and reviews take into account the value of a non-exclusive license to the Company's intellectual property portfolio. The nature of virtually any non-exclusive license related to the specific intellectual property assets of a particular company is such that directly comparable transactions are not available for the purpose of establishing a market value using traditional means. These challenges are often compounded by a limited universe of potential buyers or licensees with various market shares within their market segments, as is the case for the Company's intellectual property portfolio. As such, Raymond James has employed, among others, the analyses and reviews described below for the purpose of rendering its opinion as to the fairness of the Medtronic Transactions to the Company from a financial point of view.

    MEDTRONIC AGREEMENT. To determine the value of the one-way license to be granted to Medtronic by the Company in connection with consummation of the Medtronic Transactions, Raymond James considered that the Company has recently made efforts to refocus its business, explore strategic alternatives, including the potential license or sale of certain of its assets, and substantially reduce the infrastructure to support its ICD business. As such, the Company's intellectual property portfolio has more value to the Company as it relates to the sale or licensing of such intellectual property to others. Therefore, the value the Company receives from the license, sale or other disposition of its intellectual property is beneficial to the Company, particularly given that the value of much of its intellectual property diminishes as patents age and expire.

    Other factors considered as part of Raymond James' analysis include (i) the value of a non-exclusive license agreement by using market share and financial data on comparable transactions involving Guidant and ELA Medical; (ii) the license to be granted in connection with consummation of the Medtronic

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Transactions is non-exclusive; (iii) the Company's marketing effort of its intellectual property portfolio to ICD industry and non-industry companies; and
(iv) the general condition and strategic direction of the Company in the current marketplace. The analysis performed by Raymond James regarding the value of a non-exclusive license agreement described in clause (i) related to the utility that Medtronic might extract from application of the non-exclusive license agreement and considered Medtronic's share of the ICD market relative to the market share held by Guidant and ELA Medical at the time of those transactions or negotiations. Raymond James reasoned that a company with greater market share should, given that it can extract greater value from applying a non-exclusive license to its higher volume of units sold than can a company with a smaller market share, be willing to pay more for access to intellectual property assets than should a company with smaller market share. Raymond James' analysis did not rely exclusively on market share; other pertinent factors which did not allow for a direct comparison across all of the transactions mentioned in this proxy statement/consent solicitation were also considered. For example, Raymond James reasoned that Guidant should have been willing to pay disproportionately more for access to substantially the same intellectual property given that trial of a suit brought by the Company against Guidant was pending and that there was some imminent chance Guidant would have to pay damages or even face a potential injunction in the immediate future. Raymond James did not place any specific value on the unfiled patent disclosures to be sold to Medtronic and considers them, after discussions with members of management of the Company, to be of relatively minimal value to the Company or a potential buyer.

    FAIRNESS OPINION REGARDING THE MEDTRONIC TRANSACTIONS. On September 14, 1999, Raymond James delivered to the Company its written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration received by the Company in connection with the Medtronic Transactions was fair to the Company from a financial point of view.

    Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities and assets in connection with public offerings, private placements, business combinations and mergers. In the past, Raymond James has performed investment banking services for the Company, including a public offering, financial advisory work, and registered direct offerings, and has received customary fees for such services. Raymond James has acted as financial advisor to the Board of Directors in connection with the Medtronic Transactions and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the related consideration. The fee payable to Raymond James in connection with its role as advisor on the Medtronic Transactions is currently estimated to be approximately $82,500. The Company has also agreed to reimburse Raymond James for reasonable travel and other out-of-pocket expenses incurred by Raymond James in performing its services, including the fees of its legal counsel and to indemnify Raymond James and related persons against certain liabilities, including liabilities arising under the federal securities laws and arising out of Raymond James' engagement. In the ordinary course of business, Raymond James may trade in the securities of the Company for its own account and for the accounts of Raymond James' customers and, accordingly, may at any time hold a long or short position in such securities.

DESCRIPTION OF THE MEDTRONIC AGREEMENT

    The description of the Medtronic Agreement set forth below describes the purpose and effect of all principal terms of the Medtronic Agreement, a copy of which is attached as Annex F to this Proxy Statement/Consent Solicitation and is incorporated herein by reference.

    GENERAL. The Company and Medtronic have entered into the Medtronic Agreement pursuant to which Medtronic will be granted a license to certain patents and pending patent applications that represent all of the patents and patent applications relating to cardiac stimulation devices owned by the Company (the "Medtronic Licensed Patents"), and a sublicense or option to certain sublicensable patent applications that represent all of the patents and patent applications of third parties relating to cardiac stimulation devices which are controlled by the Company (the "Medtronic Sublicensable Patents"), and will acquire certain unfiled patent disclosures that represent all of the unfiled patent disclosures related to cardiac stimulation devices owned by the Company and not suppressed, abandoned or concealed (the "Unfiled Disclosures"), in exchange for payment of $9.0 million.

    EFFECTIVE DATE. The Medtronic Agreement is effective as of September 16, 1999 upon approval of the Shareholders and consent of the Note Holders (the "Medtronic Effective Date").

    MEDTRONIC LICENSED PATENTS. Subject to the terms of the Medtronic Agreement, the Company will grant Medtronic and its affiliates a nonexclusive, royalty-free, fully paid-up, transferable, world-wide license to the Medtronic Licensed Patents to make, have made, use, sell and have sold cardiac stimulation devices, including components thereof.

    MEDTRONIC SUBLICENSABLE PATENTS. In addition to the Medtronic Licensed Patents, the Company will agree to grant to Medtronic and its affiliates a non-exclusive sublicense under any Medtronic Sublicensable Patents on such terms and conditions specified for sublicensees.

    CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The licenses granted under the Medtronic Agreement are subject to certain express conditions and limitations, including the following: (a) the Company will have the right to control the maintenance, abandonment, enforcement, extension and licensing of the Medtronic Licensed Patents; (b) the Company shall have the right to enforce the Medtronic Licensed Patents against all persons and organizations, other than Medtronic or its affiliates; (c) the licenses granted under the Medtronic Agreement will not extend to any technical property design, manufacture, marketing and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Medtronic Licensed Patents, or to any trademarks or tradenames of the Company; and (d) any sublicenses under the Medtronic Sublicensable Patents will only be granted to the extent the Company has the right to grant such sublicenses, and only on such terms permitted by the agreement for such Medtronic Sublicensable Patent.

    MUTUAL RELEASES. The Company and Medtronic each agree to release and discharge the other and its officers, employees, agents and attorneys from any and all actions and damages of any nature whatsoever arising out of or relating to claims that cardiac stimulation devices made, used or sold infringe patents of the other prior to the Medtronic Effective Date.

    UNFILED DISCLOSURES. Subject to the terms of the Medtronic Agreement, the Company will sell and assign to Medtronic all of the Company's interest, right and title to the Unfiled Disclosures. For a period of two years after the Effective Date, the Company will assist Medtronic to execute documents to effectuate such assignment and shall reasonably cooperate with Medtronic, at Medtronic's written request and expense, in reasonable efforts to secure the signatures and assistance of such employees and consultants of the Company in perfecting the filing and assignment of any patent applications based upon the Unfiled Disclosures. Medtronic acknowledges that any patent applications may require such signatures and the Company makes no warranty that such efforts with its former employees or consultants shall be successful. Medtronic further agrees to indemnify and hold the Company harmless from any and all loss or liability for any claims or actions arising from any injury or alleged injury as a result of any thing or method that is made, used, sold or otherwise disposed of by Medtronic and in any way embodies any aspect of the subject matter of the Unfiled Disclosures.

    LIMITATIONS. Medtronic accepts the purchase of the Unfiled Disclosures on an "as is" basis and the Company makes no warranties or representations as to the patentability, validity or enforceability of any patents issuing from patent applications filed from the Unfiled Disclosures, or as to the commercial viability, medical efficacy, biocompatibility or any other aspect or design or performance of any thing or method that is made, used, sold or otherwise disposed of by Medtronic and in any way embodies any aspect of the subject matter of the Unfiled Disclosures. Nothing in the Medtronic Agreement shall be construed as: (a) a warranty or representation by the Company as to the validity or scope of any Medtronic Licensed

Patent or Medtronic Sublicensable Patent; (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted under the Medtronic Agreement is or will be free from infringement of patents of third parties; (c) a warranty or representation as to the commercial viability, medical efficacy, biocompatibility or any other aspect or design or performance of any thing or method that is made, used, sold or otherwise disposed of by Medtronic under any license granted under the Medtronic Agreement; (d) an obligation to bring or prosecute actions or suits against third parties for patent infringement; or (e) a representation, warranty or extension of warranties of any kind, express or implied, or an assumption of responsibility of any party with respect to the use, sale or other disposition by Medtronic or its agents, representatives, distributors or users of products incorporating or made by use of inventions licensed under the Medtronic Agreement.

    TERM. The Medtronic Agreement is only effective on the Medtronic Effective Date and the licenses granted therein shall continue during the life of each Medtronic Licensed Patent and are not revocable. The loss of any right of the Medtronic Licensed Patents by the Company as a result of declaration of invalidity or otherwise, will not be cause to terminate the Medtronic Agreement or the licenses granted thereunder with respect to all other Medtronic License Patents.

    TRANSFER AND ASSIGNMENT. The Medtronic Agreement may be freely transferred by Medtronic to any party not engaged in the cardiac stimulation device business at the time of such transfer or assignment.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    The Company is not aware of any officers, directors or key employees that may be deemed to have interests in the Transactions that are different from, or in addition to, the interests of the Shareholders generally. See "ELECTION OF DIRECTORS--Change In Control Agreements".

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors has determined that the terms and conditions of the Transactions are fair from a financial point of view to, and in the best interests of, the Shareholders.

    THE BOARD OF DIRECTORS HAS APPROVED EACH OF THE AGREEMENTS AND
(A) RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE ELA AGREEMENT, (B) RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MEDTRONIC AGREEMENT, AND (C) REQUESTS THAT NOTE HOLDERS CONSENT TO EACH OF THE PROPOSALS TO SUPPLEMENT THE INDENTURE IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS.

REQUIRED VOTE OF THE SHAREHOLDERS; REQUIRED CONSENT OF THE NOTE HOLDERS

    REQUIRED VOTE OF THE SHAREHOLDERS. A corporation organized and existing under the laws of the State of Minnesota is required pursuant to
Section 302A.661, Subd. 2 of the MBCA to submit a transaction involving the "sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation" for approval at a regular or special meeting of Shareholders. Arguably, the transactions contemplated by the Agreements, taken together, may constitute a sale of substantially all of the assets of the Company under the MBCA and thus must be submitted for approval by its Shareholders in compliance with the MBCA. Section 3.5 of the Company's Articles of Incorporation further requires the affirmative vote of the holders of two-thirds of the voting power of the shares entitled to vote in connection with a transfer of assets of the Company required to be submitted to the vote of Shareholders under the MBCA. Due to regulations promulgated by the Securities and Exchange Commission, the Company is required to present approval of each of the Agreements to the Shareholders as separate proposals in lieu of requesting approval of a single proposal to approve transactions which, taken together, may constitute the sale of substantially all of the property and assets of the Company. As a result of the foregoing, the

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approval of each of the Agreements requires the affirmative vote of two-thirds of the holders of the outstanding shares of Common Stock as of the Shareholder Record Date. It is expected that all 160,065 shares of Common Stock beneficially owned by the current directors and executive officers of the Company as of the Shareholder Record Date and all of the 745,996 shares of Common Stock beneficially owned by Sanofi-Synthelabo (together with the shares beneficially owned by the current directors and executive officers of the Company, an aggregate of 22.6% of the total number of outstanding shares of Common Stock as of the Shareholder Record Date) will be voted in favor of approving the ELA Agreement and all 160,065 shares of Common Stock beneficially owned by the current directors and executive officers of the Company as of the Shareholder Record Date (an aggregate of 3.9% of the total number of outstanding shares of Common Stock as of the Shareholder Record Date) will be voted in favor of the proposal to approve the Medtronic Agreement.

    The Board of Directors considered requiring an affirmative vote of two-thirds of unaffiliated Shareholders to approve the proposal to approve the ELA Agreement, but concluded that such a vote was not required under the MBCA or the Articles of Incorporation. The Board of Directors also concluded that it would not seek such a vote of the unaffiliated Shareholders based on a number of factors, including: (i) that the ELA Transactions had been negotiated at arms-length by the Company, (ii) that the major shareholder of the Company does not have representation on the Board of Directors and is not otherwise involved in the management of the Company, and (iii) that the Company's Articles of Incorporation already requires a two-thirds vote of the outstanding shares. Even with the anticipated affirmative vote on proposal 2 by both Sanofi-Synthelabo and the current officers and directors of the Company (comprising, in the aggregate, 22.6% of the outstanding shares of Common Stock as of the Shareholder Record Date), the Company will still need, as a result of the two-thirds vote requirement, the affirmative vote of in excess of 50% of the remaining shares held by "unaffiliated" Shareholders in order for proposal 2 to be approved. Based on these factors, the Board of Directors did not feel it necessary to structure the ELA Transactions to require approval of two-thirds of unaffiliated Shareholders.

    REQUIRED CONSENT OF THE NOTE HOLDERS. The Board of Directors has determined that it is not willing to consummate the Transactions if such actions result in any acceleration of or penalties with respect to the Company's repayment obligations under the Indenture. As a result, the Board of Directors is seeking the Note Holders' consent to supplement the Indenture to provide that the consummation of the transactions contemplated by the Agreements will not constitute (i) a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture, or (ii) a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. The granting of consent with respect to each proposal will not be effective unless both proposals receive the consent of the Note Holders.

    Note Holders are being asked to give their consent because (i) each of the Agreements requires that Note Holders provide such consent, (ii) the transactions contemplated by the Agreements will not be consummated without the Company's receipt of such consent, and (iii) to avoid the prospect of Note Holder or Trustee initiated litigation with respect to the potential of the consummation of the Transactions to constitute an Event of Default or a Designated Event. If a majority of Note Holders, by aggregate principal amount of outstanding Notes, do not grant consent to supplement the Indenture pursuant to the proposals, the Indenture will not be supplemented and the transactions consummated by the Agreements will not be consummated. If the Transactions are not consummated, the Note Holders will not receive any additional rights and remedies that they are not already entitled to. If the Transactions are consummated without the Indenture being supplemented as provided for in the proposals, the Note Holders may have the right to (i) require the Company to repurchase the Notes at a premium of 101% of the principal amount of the Notes outstanding, together with interest (at November 21, 1999, this repurchase amount aggregated $20,806,707) or (ii) receive accelerated repayment of all amounts to become due to them in

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connection with the Notes. The Company does not currently intend to consummate the Transactions in the event the Indenture is not supplemented as provided herein.

    Pursuant to Section 4.07 and 3.08(e) of the Indenture, the Company is required to notify each Note Holder within 30 days following the occurrence of certain "Designated Events", including the occurrence of a "Change of Control", that each such Note Holder is entitled to require the Company to repurchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages payable pursuant to any registration rights agreement, if any, relating to the Notes, to the date of payment. "Change of Control" is defined in the Indenture to mean any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock is reclassified into or exchanges for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned Subsidiaries (as that term is defined in the Indenture) of the Company) unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the combined voting power of the outstanding securities of the acquiring entity in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor corporation to the Company). "Continuing Directors" means as of any date of determination, any member of the Board of Directors who
(i) was a member of such Board of Directors on April 14, 1998 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election. While not clear as a matter of law, consummation of the Transactions might qualify as a Change of Control insofar as the Transactions may be characterized as a conveyance, transfer or lease within clause (iii) of the definition of "Change of Control" set forth in the preceding sentence.

    Section 6.01 of the Indenture prohibits the Company from selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of its properties or assets unless certain conditions are met, among which are that the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have made assumes all of the obligations of the Company under the Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee under the Indenture. While not clear as a matter of law, consummation of the transactions contemplated by the Agreement might result in a disposition of substantially all of the properties or assets of the Company to corporations that will not assume any obligations of the Company under the Indenture, within the meaning of Section 6.01. A failure of the Company to comply with Section 6.01 of the Indenture would result, following notice from the Trustee and the passage of time, in the occurrence of an Event of Default under Section 7.01 of the Indenture, whereafter the Trustee under the Indenture would be entitled to accelerate the repayment obligations of the Company with respect to the Notes and to pursue any available remedy to collect the payment of principal or interest and liquidated damages, if any, on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

    Upon receipt of consent to both of the proposals by Note Holders holding a majority by aggregate principal amount of Notes, the Company and the Trustee will supplement the Indenture, (i) to provide that the consummation of the transactions contemplated by the Agreements will not constitute a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a Change of Control has occurred under the Indenture, and (ii) to provide that the consummation of the transactions contemplated by the Agreements will not constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture. By consenting to the proposals, the Note Holders will be agreeing that consummation of the transactions contemplated by the Agreements will not violate Section 6.01 of the Indenture and the Note Holders will have no right to require the Company to accelerate its repayment obligations to the Note Holders as a result of such consummation. Consenting to the proposals will not affect the Company's obligation to make scheduled payments of principal or interest when due with respect to the Notes or the rights of Note Holders to receive such payments. The affirmative consent of holders of a majority of the Notes outstanding, by aggregate principal amount, on the Note Holder Record Date, to each of the proposals, is required to supplement the Indenture. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Description of the ELA Agreement--Conditions to the Obligations of the Parties"; "--Description of the Medtronic Agreement"; and "--Description of Notes".

LITIGATION AND RELATED MATTERS

    The Company has received a Notice of Default and notice of an Event of Default with respect to the Indenture and the Notes from U.S. Bank National Association, the Trustee under the Indenture. By a letter dated September 3, 1999, the Trustee informed the Company that, based on information obtained by the Trustee, the Trustee believed that a Designated Event had occurred under the Indenture prior to the date of the ELA Agreement, thereby obligating the Company to repurchase all outstanding Notes at a purchase price of 101% of their outstanding principal amount (as of November 21, 1999, the repurchase amount would be $20,806,707). Specifically, the Trustee alleges that the transactions that resulted in a Designated Event are: (i) the agreement entered into by the Company with Cordis Webster, Inc. in September 1998 pursuant to which the Company assigned the rights to certain patents, technology, manufacturing and distribution of its catheter ablation products, (ii) the restructuring announced by the Company in January 1999, (iii) the settlement of litigation between the Company and CPI/Guidant, (iv) the restructuring announced by the Company in April 1999, and (v) the Withdrawal Agreement. See "--Background of the ELA Transactions". By the same letter, the Trustee provided Note Holders with Notice of Default and notice of an Event of Default with respect to the Indenture.

    On September 24, 1999, the Trustee, on behalf of the Note Holders, filed a complaint against the Company in District Court for the State of Minnesota, Fourth Judicial District (the "Complaint"). The Complaint alleges that, among other things, a Designated Event has occurred with respect to the Indenture and the Company has failed to commence an offer to repurchase all outstanding Notes, as required by the Indenture. The Complaint further alleges that the Company has failed to observe and perform other covenants and agreements of the Indenture. Accordingly, the Trustee seeks the following relief: a writ of mandamus to the Company or alternatively a grant of equitable relief to compel the Company to offer to buy the Notes in accordance with the terms of the Designated Event procedure, to expedite all applicable dates or timeframes because of the Company's delay in commencing the Designated Event procedure, and to refrain from any actions, such as the Merger, which would dissipate cash resources below a level sufficient to satisfy the Company's obligations to the Note Holders and Trustee; a declaration that the Company is in default under the Indenture; a finding that the Company is in breach of the Indenture; creation and imposition of a constructive and express trust on the Company's assets equal to the amount of the purchase price of the outstanding Notes, together with unpaid interest, and $300,000 for reimbursement of the Trustee's anticipated costs and expenses; damages; costs and expenses; and such other further relief as the court may deem proper.

    The Company disputes that a Default or a Designated Event existed prior to the date of the ELA Agreement and disputes the occurrence of an Event of Default under the Indenture. The Company

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
intends to vigorously defend against the Complaint. In the event the Company is unsuccessful and a constructive trust is imposed on the Company's assets equal to the amount of the purchase price of the outstanding Notes, together with unpaid interest, the Company would not have sufficient funds on hand to consummate the Merger without obtaining additional sources of financing. The Company does not currently have any commitments to provide sources of financing in the event it is required to repurchase the Notes prior to consummation of the Merger.

    On December 1, 1999, the Company announced that it had received a Memorandum and Order from Hennepin County District Court denying the Trustee's Motion made pursuant to the Complaint to obtain a temporary injunction requiring the Company to set aside approximately $23 million to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

    The Company does not intend to use the consent of Note Holders requested hereunder as a defense in the actions brought by the Trustee under the Complaint.

PLANS FOR THE COMPANY AFTER THE TRANSACTIONS

    As a result of consummation of the ELA Transactions, the Company will reduce its outstanding shares by 745,996 shares of Common Stock, representing 18.6% of the shares outstanding as of the Shareholder Record Date. In addition, Sanofi-Synthelabo will relinquish its rights to exercise warrants to purchase an additional 1,897,156 shares of Common Stock at exercise prices ranging from $.10 to $36.70 per share. The consideration to be received by the Company in connection with the consummation of the Medtronic Transactions consists of $9.0 million in cash (of which the Company will net approximately
$8.5 million).

    Significant assets of the Company that will be retained upon consummation of the Transactions currently consist of continued ownership of that portion of its intellectual property portfolio licensed, but not sold to ELA Medical or Medtronic, its leased facilities in Brooklyn Park, Minnesota, including a "clean room" capable of meeting federal standards for manufacture of sterile products, other manufacturing, design and testing equipment, and appropriate furniture and other fixtures, along with approximately $33.0 million in cash. Upon consummation of the Transactions, the Company will retain certain contingent liabilities with respect to potential product liability claims in excess of insurance coverage, as well as limited warranty and technical service obligations with respect to its ICD products, which the Company believes it will have the resources to effectively address into the indefinite future. Upon consummation of the Merger, it is the Company's intention to focus its efforts primarily on the markets served by and business operations of Medical Graphics.

    The Company has adequate funds to consummate the Merger (without giving effect to the transactions contemplated by either of the ELA Agreement or the Medtronic Agreement) and intends to do so upon receiving approval of the Medical Graphics' shareholders. Accordingly, the Company plans, and is contractually obligated under the Medical Graphics Agreement, to consummate the Merger whether or not the Shareholders approve the Agreements or the Note Holders consent to supplement the Indenture. In the event the Company is required to repurchase the Notes prior to consummation of the Merger, the Company would not have sufficient funds on hand to consummate the Merger without obtaining additional sources of financing. The Company does not currently have any commitments to provide sources of financing in the event it is required to repurchase the Notes prior to consummation of the Merger.

    Upon consummation of the Merger, it is the Company's intention to focus its efforts primarily on the markets served by and business operations of Medical Graphics. The cash proceeds received by the Company in connection with approval and consummation of the Agreements are intended to be used by the Company in connection with such business. While the Company currently retains the approvals and capabilities necessary to derive revenues from its ICD business, it has limited its operations pending Shareholder approval of each of the Agreements and Note Holder consent to supplement the Indenture in connection with the Transactions and consummation of the Merger to conserve cash. Although the

Company has the ability to resume its manufacturing and related operations, it is unlikely it will do so if the Transactions and the Merger are approved. As such, at this time the Company does not anticipate deriving any future revenue from the assets retained.

COMMUNICATIONS WITH NASDAQ REGARDING DELISTING

    The costs incurred in the research and development of the Company's products and the initial startup of manufacturing operations caused the Company to incur net losses from continuing operations in each year since its inception in 1986. These losses resulted in the Company having net tangible assets with a negative balance of $6,280,000 at December 31, 1998. This balance was below the net tangible asset balance required for continued listing on the Nasdaq National Market. Due to this deficiency and the fact that the recent trading range for the Common Stock was below the threshold for continued listing on the Nasdaq National Market, the Nasdaq staff initiated proceedings to remove the Company from Nasdaq listing. The Company has been able to maintain its listing on the Nasdaq National Market in part because net tangible assets were increased when the Company received $35 million in connection with the settlement of litigation between the Company and CPI/Guidant. On August 20, 1999, the Company received written notification from NASDAQ that it had formally concluded this proceeding with the Company remaining listed on the Nasdaq National Market. Continuing net operating losses without additional capital infusions, however, would continue to erode net tangible assets and could result in the Company again failing to meet the net tangible asset balance requirement for continued listing on the Nasdaq National Market.

RIGHTS OF DISSENTING SHAREHOLDERS

    Section 302A.471 of the MBCA entitles any Shareholder to dissent from, and obtain payment for the fair value of the Shareholder's shares in the event of certain corporate actions, including but not limited to the sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the Company. Section 302A.471 also grants authority to the Board of Directors to permit Shareholders the right to dissent from, and obtain payment for the fair value of the Shareholder's shares in connection with any other corporate action taken pursuant to a shareholder vote. Arguably, the transactions contemplated by the Agreements, taken together, may constitute a sale of substantially all of the assets of the Company under the MBCA which would require that the Agreements be submitted for approval by its Shareholders in compliance with the MBCA and its Articles of Incorporation. Due to regulations promulgated by the Securities and Exchange Commission, the Company is required to present approval of each of the Agreements to the Shareholders as separate proposals in lieu of requesting approval of a single proposal to approve transactions which, taken together, may constitute the sale of substantially all of the property and assets of the Company. Regardless, the Company has determined to provide Shareholders who object to one or both of the proposals regarding approval of either of the Agreements and who properly dissent with respect thereto in compliance with Minnesota law the right to obtain payment of the "fair value" of his or her shares of Common Stock. Any Shareholder contemplating the exercise of these dissenters' rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (copies of which are attached as Annex H to this Proxy Statement/Consent Solicitation), particularly the specific procedural steps required to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

    Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Annex H to this Proxy Statement/Consent Solicitation) is a brief description of the procedures relating to the exercise of dissenters' rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473.

    Under Section 302A.473, Subd. 3, a Shareholder who wishes to exercise dissenters' rights (a "dissenter") must file with the Company (at the Company's address, 7601 Northland Drive, Brooklyn Park, Minnesota 55428, Attention:
Corporate Secretary), before the vote on either of the proposals regarding approval of the ELA Agreement or the Medtronic Agreement, as the case may be, a written notice of intent to demand the "fair value" of the shares of Common Stock owned by the Shareholder. Under Section 302A.471, Subd. 2, beneficial owners of shares who desire to exercise statutory dissenters' rights must obtain and submit the registered owner's written consent at or before the time the notice of intent to demand fair value is due. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF ONE OR BOTH OF THE PROPOSALS TO APPROVE THE ELA AGREEMENT OR THE MEDTRONIC AGREEMENT, AS THE CASE MAY BE. A VOTE AGAINST SUCH PROPOSAL WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION OF A BLANK PROXY WILL CONSTITUTE A VOTE IN FAVOR OF SUCH PROPOSAL AND A WAIVER OF STATUTORY DISSENTERS' RIGHTS.

    If the proposal to approve the ELA Agreement or the Medtronic Agreement, as the case may be, is approved by the requisite number of Shareholders and both proposals to supplement the Indenture are consented to by the Note Holders holding the requisite number of Notes, the Company will send to all dissenters who properly filed the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the proposal to approve the ELA Agreement or the Medtronic Agreement, as the case may be, a notice containing certain information required by Section 302A.473, Subd. 4, including without limitation, the address to which a dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after such notice from the Company is given. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY
SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3.

    Except as provided below, if demand for payment and deposit of stock certificates is duly made by a dissenter with the Company as required by the notice, then after the Closing Date or the receipt of the demand, whichever is later (the "Effective Time"), the Company will pay the dissenter an amount which the Company estimates to be the fair value of the dissenter's shares of Common Stock, with interest, if any. For the purpose of a dissenter's appraisal rights under Sections 302A.471 and 302A.473, "fair value" means the value of the shares of Common Stock immediately before the Effective Time and "interest" means interest commencing five days after the Effective Time until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09 (presently 4%). If the dissenter believes the payment received from the Company is less than the fair value of the shares of Common Stock, with interest, if any, such dissenter must give written notice to the Company of his or her own estimate of the fair value of the shares of Common Stock, with interest, if any, within 30 days after the date of the Company's remittance, and must demand payment of the difference between his or her estimate and the Company's remittance. If the dissenter fails to give written notice of such estimate to the Company within the 30-day time period, such dissenter will be entitled only to the amount remitted by the Company.

    The Company may withhold such remittance with respect to shares of Common Stock for which the dissenter demanding payment (or persons on whose behalf such Dissenter acts) was not the beneficial owner as of the first public announcement date of the ELA Agreement or the Medtronic Agreement, as the case may be, (with respect to such dissenter, the earliest date being hereinafter referred to as the "Public Announcement Date"). As to each such dissenter who has validly demanded payment, following the Closing Date or the receipt of demand, whichever is later, the Company will mail its estimate of the fair value of such dissenter's shares of Common Stock and offer to pay this amount with interest, if any, to the Dissenter upon receipt of such dissenter's agreement to accept this amount in full satisfaction. If such dissenter believes that the Company's offer is for less than the fair value of the shares of Common Stock, with interest, if any, such dissenter must give written notice to the Company of his or her own estimate of the fair value of the shares of Common Stock, with interest, if any, and demand payment of this amount. This demand must be mailed to the Company within 30 days after the mailing of the Company's offer. If the dissenter fails to make this demand within the 30-day time period, such dissenter shall be entitled only to the amount offered by the Company.

    If the Company and the dissenter (including both a dissenter who purchased shares of Common Stock on or prior to the respective Public Announcement Date and a dissenter who purchased shares of Common Stock after the respective Public Announcement Date who have complied with their respective demand requirements) cannot settle the dissenter's demand within 60 days after the Company receives the dissenter's estimate of the fair value of his or her shares of Common Stock, then the Company will file a petition in a court of competent jurisdiction in Hennepin County, Minnesota, requesting that the court determine the statutory fair value of Common Stock with interest, if any. All dissenters whose demands are not settled within the applicable 60-day settlement period will be made parties to this proceeding.

    The court will then determine whether each dissenter in question has fully complied with the provisions of Section 302A.473, and for all dissenters who have fully complied and not forfeited statutory dissenters' rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by the Company or a dissenter. The fair value of the shares as determined by the court is binding on all Shareholders and may be less than, equal to or greater than the equivalent per share consideration if both of the Transactions are completed. However, under the statute, dissenters are not liable to the Company for the amount, if any, by which payments remitted to the dissenters exceed the fair value of such shares determined by the court, with interest. The costs and expenses of this court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

    Under Section 302A.471, Subd. 2, a Shareholder may not assert dissenters' rights with respect to less than all of the shares of Common Stock registered in the Shareholder's name, unless the Shareholder dissents with respect to all shares beneficially owned by another person and discloses the name and address of such other person.

    Under Section 302A.471, Subd. 4, a Shareholder has no right at law or equity to set aside the adoption of either or both of the Agreements or the consummation of the Transactions, except if such adoption or consummation is fraudulent with respect to such Shareholder or the Company.

ACCOUNTING TREATMENT

    The Company entered into a number of transactions with Sanofi-Synthelabo and its affiliates which, if consummated, will exchange non-monetary assets of the Company for shares of Common Stock and warrants to purchase shares of Common Stock held by Sanofi-Synthelabo with the intended purpose of dissolving the business relationship. Accordingly, the collective transactions will be accounted for as a non-monetary exchange, with fair value of the ELA Transactions being measured by the market value of the Sanofi-Synthelabo Owned Securities.

    With regard to the Medtronic Transactions, fair value of the exchange, if consummated, will be measured based on net cash received.

    In connection with obtaining Shareholder approval of each of the proposals to approve the Agreements and upon successful consummation of the Merger, the Company expects to incur an additional nonmaterial charge related to severance and other employee benefit costs for certain remaining personnel at the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The Transactions will not result in any federal income tax consequences to Shareholders or Note Holders other than Sanofi-Synthelabo and Medtronic and Shareholders exercising dissenters' rights under the MBCA. For tax purposes, dissenting Shareholders will tender their shares for cash. Such transactions will be accounted for as the sale or exchange of securities. Sale or exchange tax treatment results in the dissenting Shareholders realizing a capital gain or loss computed as the difference between cash proceeds and the Shareholder's tax basis in the underlying stock.

    The ELA Transactions require the Company to transfer certain intangible technology assets to Sanofi-Synthelabo, a Shareholder, in exchange for the Sanofi-Synthelabo Owned Securities. The ELA Transactions, combined with the Medtronic Transactions, will, if consummated, result in a gain of approximately $10,500,000 for federal income tax purposes. This gain will result in federal alternative minimum tax of approximately $200,000 after offset by a portion of the Company's net operating loss carryforward. As of September 30, 1999, the Company's available net operating loss carryforward was approximately $111,700,000. Assuming the Transactions are consummated, the Company's remaining net operating loss carryforward will be approximately $101,200,000.

COMPARATIVE UNAUDITED PER SHARE DATA

    The following table sets forth the dates and periods indicated, book value per share, cash dividends per share, and income (loss) per share, and presents comparative unaudited per share data for the Company on a historical and pro forma basis giving effect to the proposed Transactions and the Merger with Medical Graphics. The information presented below is derived from the consolidated historical financial statements of the Company and its subsidiaries, including the notes thereto, attached to this Proxy Statement/Consent Solicitation. This information should be read in conjunction with such historical financial statements and the related notes thereto. The pro forma information is not necessarily indicative of the results of future operations or the actual results that would have been achieved had the Transactions been consummated prior to the periods indicated.

                                                  NINE MONTHS
                                                     ENDED              YEAR ENDED
                                              SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                              -------------------   ------------------
HISTORICAL:
Book value..................................        $ 3.08                $ (1.62)
Net income (loss)--basic:
  Continuing operations.....................          1.68                 (11.23)
  Discontinued operations...................            --                     --
  Net income (loss).........................          1.68                 (11.23)
Net income (loss)--diluted:
  Continuing operations.....................          1.25                 (11.23)
  Discontinued operations...................            --                     --
  Net income (loss).........................          1.25                 (11.23)
PRO FORMA:
Book value..................................          5.86                    N/A
Net income (loss)--basic:
  Continuing operations.....................          8.81                  (0.95)
  Discontinued operations...................         (6.83)                (14.31)
  Net income (loss).........................          1.98                 (15.26)
Net income (loss)--diluted:
  Continuing operations.....................          6.50                  (0.95)
  Discontinued operations...................         (6.83)                (14.31)
  Net income (loss).........................          1.65                 (15.26)

    To date, no dividends have been declared or paid on the Common Stock. The Board of Directors anticipates that there will be no changes to the Company's dividend policies before the consummation of the Transactions.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the Transactions, as described under the heading "APPROVAL OF THE SALE AND TRANSFER OF ASSETS", for all periods presented, and the Merger with Medical Graphics, as described under the heading "APPROVAL OF THE SALE AND TRANSFER OF ASSETS--Plans for the Company After the Transactions" as of September 30, 1999 and for the nine months and year ended September 30, 1999 and December 31, 1998, respectively. The unaudited pro forma financial statements have been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the financial position or results of operations for the Company would actually have been had the Transactions occurred on the dates specified or to project the financial position or results of operations for the Company at any future date or for any future periods. The unaudited pro forma financial statements should be read in conjunction with the respective financial statements of the Company and the related notes thereto attached to this Proxy Statement/Consent Solicitation.

                        PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1999

                (in thousands, except share and per share data)

                                                 PRO FORMA          PRO FORMA                  MEDICAL
                                                ADJUSTMENTS         REFLECTING     ACTUAL     GRAPHICS          PRO FORMA
                                     ACTUAL    RELATED TO THE          THE        MEDICAL     PRO FORMA         COMBINED
                                    ANGEION     TRANSACTIONS       TRANSACTIONS   GRAPHICS   ADJUSTMENTS      BALANCE SHEET
                                    --------   --------------      ------------   --------   -----------      -------------
Current assets:
  Cash and cash equivalents.......  $ 27,072       $ 8,500 (2)      $  35,572     $   117     $(16,600)(4)      $  19,089
  Accounts receivable, net........       666                              666       4,569                           5,235
  Inventories.....................       226                              226       5,549                           5,775
  Other current assets............     1,225                            1,225         120                           1,345
                                    --------       -------          ---------     --------    --------          ---------
    Total current assets..........    29,189         8,500             37,689      10,355      (16,600)            31,444
Property and equipment, net.......     1,885                            1,885         267                           2,152
Goodwill..........................        --                               --          --        8,000 (4)          8,000
Purchased technology..............        --                               --          --        5,837 (4)          5,837
Investment in joint venture.......     1,527        (1,527)(1)             --          --                              --
Other assets......................     1,658                            1,658         587                           2,245
                                    --------       -------          ---------     --------    --------          ---------
Total assets......................  $ 34,259       $ 6,973          $  41,232     $11,209     $ (2,763)         $  49,678
                                    ========       =======          =========     ========    ========          =========
Current liabilities:
  Accounts payable................  $    301       $   200 (3)      $     501     $ 2,466                       $   2,967
  Line of credit..................        --                               --       3,595                           3,595
  Other accrued expenses..........     1,407                            1,407       2,385                           3,792
                                    --------       -------          ---------     --------    --------          ---------
    Total current liabilities.....     1,708           200              1,908       8,446                          10,354
Long-term debt....................    20,198                           20,198          --                          20,198
Shareholders equity:
  Common stock, $.01 par value.
    Authorized 7,500,000 shares;
    issued and outstanding
    4,009,109 shares at
    September 30, 1999, and
    3,263,663 shares as adjusted
    at September 30, 1999.........        40            (7)(1)             33         305     $   (305)(4)             33
  Additional paid in capital......   128,679        (3,510)(1)        125,169      15,775      (15,775)(4)        125,169
  Cumulative translation
    adjustment....................        (8)                              (8)                                         (8)
  Accumulated deficit.............  (116,358)        8,500 (2)       (106,068)    (13,317)      13,317 (4)       (106,068)
                                                     1,990 (1)
                                                      (200)(3)
                                    --------       -------          ---------     --------    --------          ---------
    Total shareholder's equity....    12,353         6,773             19,126       2,763       (2,763)            19,126
                                    --------       -------          ---------     --------    --------          ---------
Total liabilities and
  shareholder's equity............  $ 34,259       $ 6,973          $  41,232     $11,209     $ (2,763)         $  49,678
                                    ========       =======          =========     ========    ========          =========

------------------------------
Pro forma footnotes:

ELA TRANSACTIONS

(1) Recognition of the exchange of certain assets and technology for Common Stock and in the money warrants held by Sanofi-Synthelabo. Valuation of the transaction is based on an assumed Company stock price of $2.125 per share and the conversion of in the money warrants for 909,017 shares of Common Stock.

MEDTRONIC TRANSACTIONS

(2) To record the gain on the grant to Medtronic of a non-exclusive license to the Company's patent portfolio, for $9 million cash, less direct transaction expenses estimated to be $500,000.

THE TRANSACTIONS

(3) Federal alternative minimum tax associated with the gain recognition on the Transactions.

MEDICAL GRAPHICS TRANSACTION

(4) To record the Merger with Medical Graphics. Amounts allocated to goodwill and purchased technology are preliminary estimates.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                (in thousands, except share and per share data)

                                                  PRO FORMA          PRO FORMA                  MEDICAL      PRO FORMA
                                                 ADJUSTMENTS         REFLECTING     ACTUAL     GRAPHICS       COMBINED
                                    ACTUAL     RELATED TO THE           THE        MEDICAL     PRO FORMA    STATEMENT OF
                                   ANGEION     TRANSACTIONS(1)      TRANSACTIONS   GRAPHICS   ADJUSTMENTS    OPERATIONS
                                  ----------   ---------------      ------------   --------   -----------   ------------
Net sales.......................  $    5,175     $    (5,175)(2)     $       --    $16,128                   $   16,128
Cost of goods sold..............      10,988         (10,988)(2)             --      8,674                        8,674
                                  ----------     -----------         ----------    -------       -----       ----------
Gross margin....................      (5,813)          5,813                 --      7,454                        7,454
                                  ----------     -----------         ----------    -------       -----       ----------
Operating expenses:
  Selling, general, and
    administrative..............       4,235          (3,785)(2)            450      5,431       $ 738(3)         6,619
  Research and development......       6,372          (6,372)(2)             --      1,136                        1,136
  Restructuring.................       4,504          (4,504)(2)             --         --                           --
                                  ----------     -----------         ----------    -------       -----       ----------
Total operating expenses........      15,111         (14,661)               450      6,567         738            7,755
                                  ----------     -----------         ----------    -------       -----       ----------
Operating income (loss).........     (20,924)         20,474               (450)       887        (738)            (301)
                                  ----------     -----------         ----------    -------       -----       ----------
Other income (expense)
  Equity in loss of joint
    venture.....................      (1,695)          1,695(2)              --         --                           --
  Other income..................      30,570                             30,570         --                       30,570
  Interest, net.................      (1,082)                            (1,082)      (419)                      (1,501)
                                  ----------     -----------         ----------    -------       -----       ----------
Other income (expense)..........      27,793           1,695             29,488       (419)                      29,069
                                  ----------     -----------         ----------    -------       -----       ----------
Income before income taxes......       6,869          22,169             29,038        468        (738)          28,768
Provision for income taxes......        (171)                              (171)        --                         (171)
                                  ----------     -----------         ----------    -------       -----       ----------
Net income from continuing
  operations....................       6,698          22,169             28,867        468        (738)          28,597
Loss from discontinued
  operations....................          --         (22,169)           (22,169)        --                      (22,169)
                                  ----------     -----------         ----------    -------       -----       ----------
Net income......................  $    6,698     $        --         $    6,698    $   468       $(738)      $    6,428
                                  ==========     ===========         ==========    =======       =====       ==========
Net income (loss) per common
  share--basic:
  Continuing operations.........  $     1.68                         $     8.89                              $     8.81
  Discontinued operations.......          --                              (6.83)                                  (6.83)
  Net income....................        1.68                               2.06                                    1.98

Net income (loss) per common
  share--diluted:
  Continuing operations.........        1.25                               6.56                                    6.50
  Discontinued operations.......          --                              (6.83)                                  (6.83)
  Net income....................  $     1.25                         $     1.71                              $     1.65

Weighted average common shares
  outstanding:
  Basic.........................   3,992,324        (745,996)(4)      3,246,328                               3,246,328
  Diluted.......................   6,225,106      (1,655,013)(5)      4,570,093                               4,570,093

------------------------------
Pro forma footnotes:

(1) The pro forma adjustments do not reflect the estimated gain on the ELA Transactions of $1,990,000 assuming a Company stock price of $2.125 per share and the conversion of in the money warrants for 909,017 shares of Common Stock. The pro forma adjustments also do not reflect gain recognition on the Company's grant to Medtronic of a non-exclusive license to the Company's patent portfolio, for $9 million cash. Such adjustments have been excluded because they are non-recurring.

(2) To reflect the discontinuance of the ICD business, which includes the withdrawal from the joint venture and entering into the ELA Agreement.

(3) To record amortization of goodwill and purchased technology on the Merger with Medical Graphics. Amounts allocated to goodwill and purchased technology are preliminary. Accordingly, amortization amounts and timing of recognition are subject to change. For pro forma purposes, goodwill and purchased technology are being amortized over 20 years and 10 years, respectively.

(4) To reflect the exchange of Company shares owned by Sanofi-Synthelabo at September 30, 1999, in exchange for certain assets and technology.

(5) To reflect the exchange of Company shares and in-the-money warrants owned by Sanofi-Synthelabo at September 30, 1999 (assuming the conversion of warrants for 909,017 shares of Common Stock) for certain assets and technology.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                (in thousands, except share and per share data)

                                              PRO FORMA          PRO FORMA                  MEDICAL      PRO FORMA
                                             ADJUSTMENTS         REFLECTING     ACTUAL     GRAPHICS       COMBINED
                                ACTUAL     RELATED TO THE           THE        MEDICAL     PRO FORMA    STATEMENT OF
                               ANGEION     TRANSACTIONS(1)      TRANSACTIONS   GRAPHICS   ADJUSTMENTS    OPERATIONS
                              ----------   ---------------      ------------   --------   -----------   ------------
Net sales...................  $    4,567     $    (4,567)(2)     $       --    $20,449                   $   20,449
Cost of goods sold..........      12,394         (12,394)(2)             --     12,441                       12,441
                              ----------     -----------         ----------    -------      -------      ----------
Gross margin................      (7,827)          7,827                 --      8,008           --           8,008
                              ----------     -----------         ----------    -------      -------      ----------
Operating expenses:
  Selling, general, and
    administrative..........       7,186          (6,586)(2)            600      7,580      $   984(3)        9,164
  Research and development..      21,637         (21,637)(2)             --      1,550                        1,550
                              ----------     -----------         ----------    -------      -------      ----------
Total operating expenses....      28,823         (28,223)               600      9,130          984          10,714
                              ----------     -----------         ----------    -------      -------      ----------
Operating loss..............     (36,650)         36,050               (600)    (1,122)        (984)         (2,706)
                              ----------     -----------         ----------    -------      -------      ----------
Other income (expense)
  Equity in loss of joint
    venture.................      (2,779)          2,779(2)              --         --                           --
  Other income..............       2,050                              2,050         --                        2,050
  Interest, net.............      (1,459)                            (1,459)      (454)                      (1,913)
                              ----------     -----------         ----------    -------      -------      ----------
Other income (expense)......      (2,188)          2,779                591       (454)          --             137
                              ----------     -----------         ----------    -------      -------      ----------
Net loss from continuing
  operations................     (38,838)         38,829                 (9)    (1,576)        (984)         (2,569)
Loss from discontinued
  operations................          --         (38,829)(2)        (38,829)        --                      (38,829)
                              ----------     -----------         ----------    -------      -------      ----------
Net loss....................  $  (38,838)    $        --         $  (38,838)   $(1,576)     $  (984)     $  (41,398)
                              ==========     ===========         ==========    =======      =======      ==========
Net loss per common share:
  (4)
  Continuing operations.....  $   (11.23)                        $    (0.00)                             $    (0.95)
  Discontinued operations...          --                             (14.31)                                 (14.31)
  Net loss..................  $   (11.23)                        $   (14.31)                             $   (15.26)
Weighted average common
  shares outstanding........   3,459,507        (745,996)(5)      2,713,511                               2,713,511

--------------------------

Pro forma footnotes:

(1) The pro forma adjustments do not reflect the estimated gain on the ELA Transactions of $1,990,000 assuming a Company stock price of $2.125 per share and the conversion of in the money warrants for 909,017 shares of Common Stock. The pro forma adjustments also do not reflect gain recognition on the Company's grant to Medtronic of a non-exclusive license to the Company's patent portfolio, for $9 million cash. Such adjustments have been excluded because they are non-recurring.

(2) To reflect the discontinuance of the ICD business, which includes the withdrawal from the Joint Venture and entering into the ELA Agreement.

(3) To record amortization of goodwill and purchased technology on the Merger with Medical Graphics. Amounts allocated to goodwill and purchased technology are preliminary. Accordingly, amortization amounts and timing of recognition are subject to change. For pro forma purposes, goodwill and purchased technology are being amortized over 20 years and 10 years, respectively.

(4) Basic and diluted net loss per common share are identical, as the effect of potential common shares is antidilutive.

(5) To reflect the exchange of Company shares owned by Sanofi-Synthelabo for certain assets and technology.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                (in thousands, except share and per share data)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS         PRO FORMA
                                                          ACTUAL     RELATED TO THE       STATEMENT OF
                                                         ANGEION     TRANSACTIONS(1)       OPERATIONS
                                                        ----------   ---------------      ------------
Net sales.............................................  $    3,094      $  (3,094)(2)      $       --
Cost of goods sold....................................      10,812        (10,812)(2)              --
                                                        ----------      ---------          ----------
Gross margin..........................................      (7,718)         7,718                  --
                                                        ----------      ---------          ----------
Operating expenses:
  Selling, general, and administrative................       7,466         (6,866)(2)             600
  Research and development............................      19,790        (19,790)(2)              --
                                                        ----------      ---------          ----------
Total operating expenses..............................      27,256        (26,656)                600
                                                        ----------      ---------          ----------
Operating loss........................................     (34,974)        34,374                (600)
Interest, net.........................................         859                                859
                                                        ----------      ---------          ----------
Net income (loss) from continuing operations..........     (34,115)        34,374                 259
Loss from discontinued operations.....................          --        (34,374)(2)         (34,374)
                                                        ----------      ---------          ----------
Net loss..............................................  $  (34,115)     $      --          $  (34,115)
                                                        ==========      =========          ==========
Net income (loss) per common share:
  Continuing operations...............................  $   (11.36)                        $     0.11
  Discontinued operations.............................          --                             (15.23)
  Net loss............................................  $   (11.36)                        $   (15.12)
Weighted average common shares outstanding............   3,002,621       (745,996)(3)       2,256,625

------------------------

Pro forma footnotes:

(1) The pro forma adjustments do not reflect the estimated gain on the ELA Transactions of $1,990,000 assuming a Company stock price of $2.125 per share and the conversion of in the money warrants for 909,017 shares of Common Stock. The pro forma adjustments also do not reflect gain recognition on the Company's grant to Medtronic of a non-exclusive license to the Company's patent portfolio, for $9 million cash. Such adjustments have been excluded because they are non-recurring.

(2) To reflect the discontinuance of the ICD business, which includes the withdrawal from the joint venture and entering into the ELA Agreement.

(3) To reflect the exchange Company shares owned by Sanofi-Synthelabo for certain assets and technology.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                (in thousands, except share and per share data)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS         PRO FORMA
                                                          ACTUAL     RELATED TO THE       STATEMENT OF
                                                          ANGEION    TRANSACTIONS(1)       OPERATIONS
                                                         ---------   ---------------      ------------
Net sales..............................................  $   4,804      $  (4,804)(2)      $       --
Cost of goods sold.....................................      6,058         (6,058)(2)              --
                                                         ---------      ---------          ----------
Gross margin...........................................     (1,254)         1,254                  --
                                                         ---------      ---------          ----------
Operating expenses:
  Selling, general, and administrative.................     11,832        (11,232)(2)             600
  Research and development.............................      6,329         (6,329)(2)              --
                                                         ---------      ---------          ----------
Total operating expenses...............................     18,161        (17,561)                600
                                                         ---------      ---------          ----------
Operating loss.........................................    (19,415)        18,815                (600)
Other income, net......................................      1,355                              1,355
                                                         ---------      ---------          ----------
Net income (loss) from continuing operations...........    (18,060)        18,815                 755
Loss from discontinued operations......................         --        (18,815)(2)         (18,815)
                                                         ---------      ---------          ----------
Net loss...............................................  $ (18,060)     $      --          $  (18,060)
                                                         =========      =========          ==========
Net income (loss) per common share:
  Continuing operations................................  $   (7.28)                        $     0.44
  Discontinued operations..............................         --                             (10.85)
  Net loss.............................................  $   (7.28)                        $   (10.41)
Weighted average common shares outstanding.............  2,480,881       (745,996)(3)       1,734,885

------------------------

Pro forma footnotes:

(1) The pro forma adjustments do not reflect the estimated gain on the ELA Transactions of $1,990,000 assuming a Company stock price of $2.125 per share and the conversion of in the money warrants for 909,017 shares of Common Stock. The pro forma adjustments also do not reflect gain recognition on the Company's grant to Medtronic of a non-exclusive license to the Company's patent portfolio, for $9 million cash. Such adjustments have been excluded because they are non-recurring.

(2) To reflect the discontinuance of the ICD business, which includes the withdrawal from the Joint Venture and entering into the ELA Agreement.

(3) To reflect the exchange of Company shares owned by Sanofi-Synthelabo for certain assets and technology.

FINANCIAL STATEMENTS REGARDING MEDICAL GRAPHICS

    Following are the audited financial statements of Medical Graphics for each of the three years in the period ended December 31, 1998 and the unaudited financial statements for the nine month periods ended September 30, 1999 and 1998. The unaudited financial statements for the nine months ended September 30, 1999 and 1998 have been prepared on the basis of assumptions described in Note 1.

                          INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Medical Graphics Corporation

    We have audited the accompanying consolidated balance sheets of Medical Graphics Corporation and Subsidiary (the Company) as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended
December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Medical Graphics Corporation and Subsidiary at December 31, 1998 and 1997 and the results of their operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
April 14, 1999
Minneapolis, Minnesota

                          MEDICAL GRAPHICS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                  DECEMBER 31
                                                              SEPTEMBER 30,   -------------------
                                                                  1999          1998       1997
                                                              -------------   --------   --------
                                                               (UNAUDITED)
                                        ASSETS

Current Assets:
  Cash......................................................     $    117                $    387
  Accounts receivable, less allowance for doubtful accounts
    of $136, $118, and $164, respectively...................        4,569     $  5,263      3,890
  Inventories (Notes 1 and 2)...............................        5,549        4,917      4,800
  Prepaid expenses and other current assets.................          120          155        272
                                                                 --------     --------   --------
    Total current assets....................................       10,355       10,335      9,349
Equipment and Fixtures (Notes 1 and 3)......................        4,111        4,092      4,072
  Less accumulated depreciation.............................        3,844        3,574      3,110
                                                                 --------     --------   --------
    Equipment and fixtures, net.............................          267          518        962
Software Production Costs, less accumulated amortization of
  $1,473, $1,212, and $855, respectively (Note 1)...........          586          566        602
Other Assets................................................            1            7         13
                                                                 --------     --------   --------
                                                                 $ 11,209     $ 11,426   $ 10,926
                                                                 ========     ========   ========

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................     $  2,058     $  2,975   $  2,261
  Accounts payable financed with vendors--current (Note
    1)......................................................          408          769      1,145
  Note payable (Note 8).....................................        3,595        3,291      2,254
  Employee compensation.....................................          739          517        786
  Deferred service contract revenue.........................          900          870        896
  Warranty reserve..........................................          339          374        414
  Other liabilities and accrued expenses....................          407          327        675
                                                                 --------     --------   --------
    Total current liabilities...............................        8,446        9,123      8,431
  Long-Term Accounts Payable Financed with Vendors (Note
    1)......................................................                        48        807
Commitments and Contingencies (Notes 7 and 12)
Shareholders' Equity (Notes 1, 9, and 10):
  Class A convertible common stock, par value $.05 per
    share; 500,000 shares authorized, liquidation preference
    of $3.38 per share, 444,000 issued and outstanding,
    convertible into 1,500,000 shares of common stock                  22           22         22
  Common stock, par value $.05 per share; authorized
    24,500,000 shares; issued and outstanding 5,651,000,
    5,608,000, and 4,453,000, respectively..................          283          280        223
  Additional paid-in capital................................       15,775       15,738     13,652
  Retained deficit..........................................      (13,317)     (13,785)   (12,209)
                                                                 --------     --------   --------
    Total shareholders' equity..............................        2,763        2,255      1,688
                                                                 --------     --------   --------
                                                                 $ 11,209     $ 11,426   $ 10,926
                                                                 ========     ========   ========

                See notes to consolidated financial statements.

                          MEDICAL GRAPHICS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  NINE MONTHS ENDED             YEARS ENDED
                                                    SEPTEMBER 30,               DECEMBER 31,
                                                 -------------------   ------------------------------
                                                   1999       1998       1998       1997       1996
                                                 --------   --------   --------   --------   --------
                                                     (UNAUDITED)
Revenues (Note 4):
  Equipment and supplies sales.................  $14,684    $13,257    $18,503    $17,485    $18,278
  Service revenue..............................    1,444      1,423      1,946      1,688      2,011
                                                 -------    -------    -------    -------    -------
    Total revenues.............................   16,128     14,680     20,449     19,173     20,289
Cost of Goods Sold.............................    8,674      9,015     12,441     11,969     14,330
                                                 -------    -------    -------    -------    -------
Gross Margin...................................    7,454      5,665      8,008      7,204      5,959
Operating Expenses:
  Selling and marketing........................    3,761      4,275      5,653      6,282      8,186
  General and administrative...................    1,670      1,470      1,927      2,228      4,469
  Research and development.....................    1,136      1,207      1,550      1,867      2,762
  Infrequent charges (Note 5)..................       --         --         --      1,738        200
                                                 -------    -------    -------    -------    -------
    Total operating expenses...................    6,567      6,952      9,130     12,115     15,617
                                                 -------    -------    -------    -------    -------
Income (Loss) From Operations..................      887     (1,287)    (1,122)    (4,911)    (9,658)
Other (Expense) Income:
  Interest expense.............................     (419)      (312)      (454)      (329)      (189)
  SensorMedics settlement, net of settlement
    costs (Note 1).............................                                                1,438
  Gain on sale of assets (Note 1)..............                                       128
                                                 -------    -------    -------    -------    -------
Income (Loss) Before Income Taxes..............      468     (1,599)    (1,576)    (5,112)    (8,409)
Income Tax Benefit (Note 6)....................                                                   48
                                                 -------    -------    -------    -------    -------
Net Income (Loss)..............................  $   468    $(1,599)   $(1,576)   $(5,112)   $(8,361)
                                                 =======    =======    =======    =======    =======
Net Income (Loss) per Share of Common Stock
  (Note 1):
  Basic........................................  $   .07    $  (.28)   $ (0.26)   $ (1.15)   $ (2.19)
                                                 =======    =======    =======    =======    =======
  Diluted......................................  $   .06    $  (.28)   $ (0.26)   $ (1.15)   $ (2.19)
                                                 =======    =======    =======    =======    =======
Weighted Average Common Shares Outstanding:
  Basic........................................    7,128      5,646      6,015      4,449      3,818
                                                 =======    =======    =======    =======    =======
  Diluted......................................    7,246      5,646      6,015      4,449      3,818
                                                 =======    =======    =======    =======    =======

                See notes to consolidated financial statements.

                          MEDICAL GRAPHICS CORPORATION

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (IN THOUSANDS)

                                                 CLASS A
                                              COMMON STOCK          COMMON STOCK       ADDITIONAL
                                           -------------------   -------------------    PAID-IN     RETAINED
                                            SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL     DEFICIT     TOTAL
                                           --------   --------   --------   --------   ----------   --------   --------
Balance at December 31, 1995.............                          3,745     $  188      $ 9,858    $  1,264   $11,310
  Net loss...............................                                                             (8,361)   (8,361)
  Common stock issued upon exercise of
    stock options........................                             67          3          228                   231
  Common stock issued under Employee
    Stock Purchase Plan..................                             27          1           74                    75
                                            ------     ------     ------     ------      -------    --------   -------
Balance at December 31, 1996.............                          3,839        192       10,160      (7,097)    3,255
  Net loss...............................                                                             (5,112)   (5,112)
                                            ------     ------     ------     ------      -------    --------   -------
  Class A stock issued in a private sale,
    net of issuance costs................      444     $   22                              1,434                 1,456
  Common stock issued to Chairman of
    Board of Directors...................                             45          2          100                   102
  Common stock issued in a private sale,
    net of issuance costs................                            545         28        1,384                 1,412
  Common stock issued under Employee
    Stock Purchase Plan..................                             24          1           66                    67
  Warrants issued in conjunction with
    development and implementation of
    cost reduction plan (Note 5).........                                                    508                   508
                                            ------     ------     ------     ------      -------    --------   -------
Balance at December 31, 1997.............      444         22      4,453        223       13,652     (12,209)    1,688
  Net loss...............................                                                             (1,576)   (1,576)
  Common stock issued under Employee
    Stock Purchase Plan..................                             20          1           44                    45
  Common stock issued in private sales,
    net of issuance costs (Note 9).......                          1,096         54        1,916                 1,970
  Common stock issued to a former
    employee.............................                             15          1           44                    45
  Common stock issued upon exercise of
    stock options........................                              3                       8                     8
  Common stock issued to directors.......                             21          1           74                    75
                                            ------     ------     ------     ------      -------    --------   -------
Balance at December 31, 1998.............      444         22      5,608        280       15,738     (13,785)    2,255
  Net income (unaudited).................                                                                468       468
  Common stock issued under Employee
    Stock Purchase Plan (unaudited)......                             24          2           17                    19
  Common stock issued to directors
    (unaudited)..........................                             19          1           20                    21
                                            ------     ------     ------     ------      -------    --------   -------
Balance at September 30, 1999
  (unaudited)............................      444     $   22      5,651     $  283      $15,775    $(13,317)  $ 2,763
                                            ======     ======     ======     ======      =======    ========   =======

                See notes to consolidated financial statements.

                          MEDICAL GRAPHICS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                               NINE MONTHS ENDED             YEARS ENDED
                                                 SEPTEMBER 30,               DECEMBER 31,
                                              -------------------   ------------------------------
                                                1999       1998       1998       1997       1996
                                              --------   --------   --------   --------   --------
                                                  (UNAUDITED)
Cash Flows from Operating Activities:
  Net income (loss).........................  $    468   $ (1,599)  $ (1,576)  $ (5,112)  $(8,361)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
  Depreciation..............................       270        450        511        579       765
  Amortization..............................       261        264        357        287       276
  Common stock issued to directors and
    former officers in lieu of
    compensation............................                             120
Common stock and warrants issued in
  conjunction with the development and
  implementation of a cost reduction plan
  (Note 5)..................................                                        610
  Changes in operating assets and
    liabilities:
    Accounts receivable.....................       694       (267)    (1,373)       924     4,368
    Inventory...............................      (632)      (463)      (117)     2,393    (1,033)
    Prepaid expenses and other assets.......        41         83        123        (72)      431
    Accounts payable and accrued expenses...    (1,024)      (956)      (788)      (683)    3,111
    Warranty reserve........................       (35)       (40)       (40)      (149)      323
    Deferred service contract revenue.......        30         (8)       (26)       (92)     (168)
                                              --------   --------   --------   --------   -------
      Net cash provided by (used in)
        operating activities................        73     (2,536)    (2,809)    (1,315)     (288)
Cash Flows from Investing Activities:
    Capital expenditures....................       (19)       (23)       (67)      (215)     (884)
    Software production costs...............      (281)      (256)      (321)      (417)     (345)
                                              --------   --------   --------   --------   -------
      Net cash used in investing
        activities..........................      (300)      (279)      (388)      (632)   (1,229)
Cash Flows from Financing Activities:
  Borrowings under line of credit
    agreement...............................    17,343     17,303     22,483     18,682     1,725
  Repayments under line of credit
    agreement...............................   (17,039)   (17,044)   (21,446)   (19,828)
  Net proceeds from issuance of common
    stock...................................        40      2,169      1,773      2,935       306
                                              --------   --------   --------   --------   -------
    Net cash provided by financing
      activities............................       344      2,428      2,810      1,789     2,031
                                              --------   --------   --------   --------   -------
Increase (Decrease) in Cash.................       117       (387)      (387)      (158)      514
Cash at Beginning of Year...................                  387        387        545        31
                                              --------   --------   --------   --------   -------
Cash at End of Year.........................  $    117   $     --   $     --   $    387   $   545
                                              ========   ========   ========   ========   =======

                See notes to consolidated financial statements.

                          MEDICAL GRAPHICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

1.  DESCRIPTION OF BUSINESS, LIQUIDITY, AND SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS--Medical Graphics designs and produces innovative noninvasive diagnostic systems for the prevention, early detection, and cost-effective treatment of heart and lung disease. In addition, Medical Graphics purchases noninvasive sleep diagnostic systems from a third party.

    LIQUIDITY--Medical Graphics' working capital requirements for 1998 were met principally through amounts borrowed on Medical Graphics' line of credit (see
Note 8), the issuance of common stock under private sales to investors (see
Note 9), and credit arrangements made with Medical Graphics' vendors during the first quarter 1997. This vendor credit consisted of Medical Graphics entering into financing arrangements with certain vendors that provided for payment of outstanding balances in equal monthly installments for up to 36 months. The remaining amounts due under these vendor agreements are payable in the amount of $769,000 and $48,000 in 1999 and 2000, respectively. The balances outstanding at December 31, 1998 that will be paid after December 31, 1999 have been classified as long-term accounts payable financed with vendors.

    In addition, Medical Graphics incurred net losses of $1,576,000, $5,112,000, and $8,361,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Management plans to generate profitable operations by increasing revenues, improving gross margins, and controlling expenses. There can be no assurance Medical Graphics will be able to generate profitable operations in the future.

    CONSOLIDATION--The financial statements include the accounts of Medical Graphics and its wholly owned subsidiary, Medical Graphics Corporation, GmbH
(MGCG). All intercompany transactions have been eliminated. The operations of MGCG were terminated early in 1997 in accordance with an exit plan adopted in the fourth quarter of 1996 (see Note 5).

    UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--The consolidated financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited. In the opinion of management, such unaudited consolidated financial statements include all adjustments, consisting of only normal, recurring accruals, necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results of operations for the year.

    INVENTORIES--Inventories are valued at the lower of cost or market determined by the first-in, first-out method.

    EQUIPMENT AND FIXTURES--Equipment and fixtures are stated at cost. Medical Graphics provides for depreciation using straight-line and accelerated methods at rates designed to amortize the cost of equipment and fixtures over their estimated useful lives.

    SOFTWARE PRODUCTION COSTS--Software production costs are capitalized once technological feasibility has been established and all research and development activities for other components of the product are completed. Capitalized software production costs are amortized over three years using the straight-line method.

    REVENUE RECOGNITION--Sales are recorded by Medical Graphics when products are shipped or services are provided to the customer. An accrual is recorded for estimated warranty costs.

    DEFERRED SERVICE CONTRACTS--Amounts billed to customers under service contracts are deferred and recognized as income over the term of the agreement, and costs are recognized as incurred.

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

1. DESCRIPTION OF BUSINESS, LIQUIDITY, AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Income taxes are recorded under the liability method. Deferred income taxes are recorded to reflect the tax consequences in future years of differences between the basis of assets and liabilities for income tax and for financial reporting purposes using enacted tax rates in effect during the year in which the differences are expected to reverse. Deferred tax asset valuation allowances are recorded to reduce deferred tax assets to the amount expected to be realized.

    OTHER INCOME (EXPENSE)--In 1997, Medical Graphics sold certain assets of its asthma line of business for approximately $144,000, which resulted in a gain of $128,000.

    During 1995, Medical Graphics was awarded a judgment of $4.35 million, related to a patent infringement suit against a competitor. The judgment was to be paid over an eight-year period. Medical Graphics received $975,000 after related legal costs during 1995. Medical Graphics recorded the gain as cash was received due to uncertainty regarding the ultimate collectibility of the judgment. During 1996, the competitor was acquired by a third party and pursuant to the terms of the settlement agreement, Medical Graphics received the net present value of the remaining payments, $1,438,000 after paying related legal costs.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Cash, accounts receivables, accounts payable, note payable, and accrued expenses are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

    BASIC AND DILUTED NET LOSS PER SHARE--In 1997, Medical Graphics adopted Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during each year. For purposes of this calculation, the convertible Class A common shares are assumed to have been converted. Common equivalent shares from stock options and warrants to purchase 1,697,000, 1,342,000, and 915,000 shares of common stock at a range of $1.00 to $8.67, $1.92 to $10.00, and $3.00 to $10.00 were outstanding during
1998, 1997, and 1996, respectively, but are excluded from the computation of dilutive net loss per share as their effect is antidilutive. Therefore, basic and dilutive net loss per share amounts are equal for each of the periods presented.

    SALES AND SEGMENT INFORMATION--Medical Graphics manufactures and sells its products to customers in the medical field and operates in only one business segment. Medical Graphics grants its customers credit in connection with sales of its products. It performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Medical Graphics requires irrevocable letters of credit on sales to certain foreign customers. Receivables generally are due within 30 days for domestic customers. Credit losses relating to customers have consistently been within management's expectations. Export sales to foreign countries, primarily in Europe and the Pacific Rim, accounted for 13%, 18%, and 27% of total sales in 1998, 1997, and 1996, respectively.

    USE OF ESTIMATES--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

1. DESCRIPTION OF BUSINESS, LIQUIDITY, AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates.

    IMPAIRMENT OF LONG-LIVED ASSETS--Medical Graphics records losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. To the extent long-lived assets are considered impaired, such assets are adjusted to their estimated fair values with fair value determined by the present value of discounted future cash flows or, to the extent such long-lived assets are held for sale, the estimated sales proceeds less costs of disposal.

    ACCOUNTING PRONOUNCEMENT--In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information and to report entitywide disclosures about products and services, major customers, and material countries in which the entity holds assets and reports revenue. Medical Graphics adopted SFAS No. 131 in 1998. Medical Graphics operates within a single operating segment.

    COMPREHENSIVE EARNINGS (LOSS)--Comprehensive earnings (loss) is a measure of all nonowner changes in shareholders' equity and includes such items as net earnings, certain foreign currency translation items, minimum pension liability adjustments, and changes in the value of available-for-sale securities. In 1998, 1997, and 1996, comprehensive earnings (loss) for Medical Graphics was the same as net earnings (loss) as reported.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1997 financial statements to conform to the classifications used in 1998. These reclassifications had no effect on previously reported net loss or shareholders' equity.

2.  INVENTORIES

    Medical Graphics inventories consisted of the following components (in thousands):

                                                                      DECEMBER 31
                                                  SEPTEMBER 30,   -------------------
                                                      1999          1998       1997
                                                  -------------   --------   --------
Purchased components and work-in-process........     $3,303        $2,941     $3,164
Finished goods..................................      2,246         1,976      1,636
                                                     ------        ------     ------
                                                     $5,549        $4,917     $4,800
                                                     ======        ======     ======

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

3.  EQUIPMENT AND FIXTURES

    At December 31, Medical Graphics' equipment and fixtures consisted of the following (in thousands):

                                                                1998       1997
                                                              --------   --------
Building improvements.......................................   $  742     $  733
Computer equipment..........................................    1,548      1,491
Manufacturing equipment.....................................      933        933
Furniture and fixtures......................................      869        915
                                                               ------     ------
Total equipment and fixtures, at cost.......................    4,092      4,072
Less accumulated depreciation...............................    3,574      3,110
                                                               ------     ------
                                                               $  518     $  962
                                                               ======     ======

4.  GEOGRAPHIC INFORMATION

    Medical Graphics manages its business on the basis of one reportable segment. See Note 1 for a brief description of Medical Graphics' business. As of December 31, 1998, Medical Graphics had operations established in various countries throughout the world. Medical Graphics is exposed to the risk of changes in social, political, and economic conditions inherent in foreign operations, and Medical Graphics' results of operations are affected by fluctuations in foreign currency exchange rates. In no single country outside the United States did operations account for more than 10% of Medical Graphics' net sales for 1998, 1997, and 1996. Net sales by geographic area are presented by attributing revenues from external customers on the basis of where the products are sold. Medical Graphics does not maintain significant assets in foreign countries.

    Net sales by geographic area (in thousands):

                                                     1998       1997       1996
                                                   --------   --------   --------
United States....................................  $17,770    $15,637    $14,863
International....................................    2,679      3,536      5,426
                                                   -------    -------    -------
                                                   $20,449    $19,173    $20,289
                                                   =======    =======    =======

                          MEDICAL GRAPHICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

5.  INFREQUENT CHARGES

    GERMANY:

    During December 1996, the Board of Directors approved closing Medical Graphics' sales and marketing subsidiary in Germany and authorized implementation of a restructuring plan. Medical Graphics recorded a $550,000 charge to operations in the fourth quarter of 1996 related to expected exit costs of the German office. Of this total, $250,000 was recorded as cost of goods sold, $100,000 was recorded in general and administrative expenses, and the remainder as an infrequent charge, primarily related to future lease payments. During 1997, Medical Graphics recorded an additional $150,000 infrequent charge for severance to seven employees in its subsidiary in Germany. The change in estimated liabilities in 1998 was due to several employees leaving earlier than anticipated and a revision in the expected ultimate lease payments.

    The following table shows the activity related to severance and exit costs of the German office (in thousands):

Balance--January 1, 1996....................................   $  --
  Provision.................................................     150
                                                               -----
Balance--December 31, 1996..................................     150
  Provision.................................................     150
  Payments..................................................    (200)
                                                               -----
Balance--December 31, 1997..................................     100
  Provision.................................................      --
  Payments..................................................     (40)
  Change in estimate........................................     (60)
                                                               -----
Balance--December 31, 1998..................................   $  --
                                                               =====

    DOMESTIC:

    During 1997, Medical Graphics implemented certain domestic cost-cutting strategies that resulted in $1,588,000 of infrequent charges, substantially all of which were paid in 1997. Approximately $1,012,000 of these charges were for professional services incurred in connection with the development and implementation of the cost-cutting strategies. Included in these costs was approximately $530,000 relating to the issuance of the stock and warrants. Medical Graphics granted the former chairperson of Medical Graphics a warrant to purchase 195,000 shares of common stock at a price of $2.67 per share in exchange for certain consulting services to the Company. The warrant expires on March 31, 2000. Medical Graphics also issued 45,000 shares of common stock and granted a warrant to purchase 225,000 shares of common stock at a price of $2.25 per share to an individual for services provided in connection with the development and implementation of the cost reduction plan. This warrant expires on March 31, 2002. In addition, Medical Graphics paid approximately $243,000 to the company where this individual is president in connection with certain investment banking and consulting services. This individual also was elected the chairman of the Board of Directors. The value for the warrants was estimated using the Black-Scholes option-pricing model, and the value for the common stock was calculated using the closing price of the stock on the day it was granted.

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

5.  INFREQUENT CHARGES (CONTINUED)
    The remaining $575,000 was severance costs related to the termination of various employees. The following table shows the activity related to the domestic severance charges (in thousands):

Balance--January 1, 1997....................................    $ --
  Provision.................................................     576
  Payments..................................................    (511)
                                                                ----
Balance--December 31, 1997..................................      65
  Payments..................................................     (65)
                                                                ----
Balance--December 31, 1998..................................    $ --
                                                                ====

    These costs included payments of cash and stock to 26 employees and cash and warrants paid to the former president and chairperson of the Board of Directors.

6.  INCOME TAXES

    Significant components of the income tax benefit are as follows:

                                                              1998        1997        1996
                                                            ---------   ---------   --------
Current:
  Federal.................................................  $     --    $     --      $(28)
  State...................................................        --          --       (20)
Deferred..................................................        --          --        --
                                                            ---------   ---------     ----
Income tax benefit........................................  $     --    $     --      $(48)
                                                            =========   =========     ====

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

6.  INCOME TAXES (CONTINUED)
    Significant components of Medical Graphics' deferred tax assets and liabilities at December 31 are as follows (in thousands):

                                                              1998       1997
                                                            --------   --------
Allowance for bad debts...................................  $    42    $    58
Inventory reserve.........................................       69         69
Warranty reserve..........................................      133        147
Other reserve.............................................                  63
Vacation accrual..........................................       36         48
Deferred service contract revenue.........................       58         60
Valuation allowance.......................................     (338)      (445)
                                                            -------    -------
    Total current.........................................       --         --
Inventory capitalization..................................       15          3
Capitalized software and patents..........................     (201)      (214)
Net operating loss and tax credit carryforwards...........    4,635      3,806
Valuation allowance.......................................   (4,449)    (3,595)
                                                            -------    -------
    Total noncurrent......................................       --         --
                                                            -------    -------
Net deferred tax assets...................................  $    --    $    --
                                                            =======    =======

    Reconciliations of Medical Graphics' expected income tax benefits computed at the U.S. federal statutory tax rate to the income tax benefits recorded are as follows (in thousands):

                                                       1998       1997       1996
                                                     --------   --------   --------
Income tax benefit at statutory rate...............   $(552)    $(1,789)   $(2,926)
Increase in deferred tax asset valuation
  allowance........................................     747       1,139      2,615
Utilization of net operating loss carryforward
  related to IRS audit adjustments for 1994 and
  1993.............................................                 613
Foreign tax loss...................................                            172
Other..............................................    (195)         37         91
                                                      -----     -------    -------
                                                      $  --     $    --    $   (48)
                                                      =====     =======    =======

    As of December 31, 1998, Medical Graphics had federal net operating loss carryforwards of $12,290,000 that expire from 2002 through 2012. The Internal Revenue Service has examined Medical Graphics' income tax returns through December 31, 1995. Total income taxes paid were $6,000, $24,000, and $26,000 in 1998, 1997, and 1996, respectively.

7.  LEASES

    Medical Graphics leases office and manufacturing facilities, automobiles, and various office accessories. The building lease expires in 2002, at which time Medical Graphics has an option to renew the lease for an additional four years. Medical Graphics has the option to purchase the building at the end of each lease expiration period at the building's fair market value.

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

7.  LEASES (CONTINUED)
    Future minimum lease payments under noncancelable operating leases with remaining terms of one year or more consisted of the following at December 31, 1998 (in thousands):

Year ending December 31:
1999........................................................   $  397
2000........................................................      367
2001........................................................      357
2002........................................................      172
                                                               ------
                                                               $1,293
                                                               ======

    Rent expense for the years ended December 31, 1998, 1997, and 1996 was $420,000, $490,000, and $494,000, respectively.

8.  NOTE PAYABLE TO BANK

    In March 1997, Medical Graphics obtained a new credit agreement with Norwest Business Credit, Inc. (Norwest) that provides for total borrowings, based on available collateral as defined, of up to $4,100,000, at the discretion of Norwest, and expires March 31, 2000. The credit line allows Medical Graphics to borrow up to 80% of eligible domestic accounts receivable, 40% of eligible domestic inventory (not to exceed $1,500,000), and 90% of eligible foreign accounts receivable. Medical Graphics' accounts receivable and inventories secure total borrowings outstanding under the credit agreement. The credit agreement contains certain restrictive covenants, including maintenance of minimum net worth (as defined), earnings requirements, and debt service requirements as well as limitations on capital expenditures and payment of dividends.

    Borrowings under the line of credit bear interest at the Norwest "base" rate plus 4.0% (11.75% at December 31, 1998). The "base" rate is equal to the interest rate publicly announced by Norwest Bank Minnesota, National Association from time to time as its "base" rate. The line of credit contains a minimum monthly interest charge of $15,000. In addition, Medical Graphics granted to Norwest a three-year warrant to purchase 93,750 shares of the Company's common stock at an exercise price of $2.25 per share. The value of this warrant ($73,000) is being amortized to interest expense over the term of the line of credit. The warrant contained antidilution provisions and, as a result of Medical Graphics' September 1998 issuance of common stock, the warrant exercise price decreased to $1.00 per share and the shares issuable under the warrant increased to 210,937 shares.

    Medical Graphics had outstanding borrowings of $3,291,000 and $2,254,000 at December 31, 1998 and 1997, respectively, and at December 31, 1998 had additional borrowing availability of $744,000. Total cash paid for interest was $454,000, $329,000, and $167,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Medical Graphics amended its line of credit agreement in June and November 1997 as well as March, August, and September 1998. As of December 31, 1998, Medical Graphics was in technical default of its minimum net income and minimum debt service coverage ratio covenants. These technical defaults were waived through an amendment to the line of credit agreement on March 29, 1999.

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

9.  CAPITAL STOCK

    In June 1998, Medical Graphics distributed a three-for-two stock split effected in the form of a stock dividend. All share and per share data have been adjusted to reflect this stock split.

    In March 1997, Medical Graphics' Board of Directors authorized 500,000 shares of a new class of convertible stock (Class A stock). The Class A stock has voting rights. Each share was originally convertible into 1.5 shares of common stock. Medical Graphics issued 444,000 shares of the new class of stock receiving net proceeds of $1,456,000. These shares have a liquidation preference of $3.38 per share, aggregating $1,500,000 at December 31, 1998.

    In October 1997, Medical Graphics' Board of Directors authorized the issuance of additional common stock in a private sale to investors. On November 10, 1997 Medical Graphics agreed to sell up to 1,096,000 shares of Medical Graphics' common stock at a price of $2.75 per share. The investors purchased 545,000 shares for $1,500,000 (less costs of issuance of $88,000) on November 10, 1997 and 545,000 shares for $1,500,000 (less costs of issuance of $31,000) in January and February of 1998.

    In September 1998, Medical Graphics' Board of Directors authorized the issuance of additional common stock in a private sale to investors. On September 30, 1998 the investors purchased 550,000 shares for $550,000 (less costs of issuance of $49,000).

    Medical Graphics' Class A stock contained antidilution provisions. As a result of the September 1998 offering, 444,000 shares of class A stock are now convertible into 1,500,000 shares of common stock.

10.  STOCK OPTION PLANS, EMPLOYEE STOCK PURCHASE PLAN, AND 401(K) PLAN

    Medical Graphics has an Employee Incentive Stock Option Plan under which a total of 1,350,000 shares have been reserved for issuance, with 276,000 shares remaining reserved and unissued at December 31, 1998. Options are generally issued at prices not less than the fair market value at the date of grant and become exercisable over a one- to five-year period. Also, under the option plan, nonqualified options have been issued to an officer and certain nonemployees. These options become exercisable over a one- to ten-year period following the date of grant.

    Medical Graphics also has a Nonemployee Director Compensation Plan, which provides for the granting of nonqualified options for up to 675,000 shares of common stock to nonemployee members of the Board of Directors as well as the Chairman of the Board. Under the plan, an option to purchase 15,000 shares of common stock will be granted automatically when an eligible director is first elected to the Board of Directors of Medical Graphics. An option to purchase 2,250 shares (4,500 shares for the Chairman of the Board) will be granted automatically following each board meeting personally attended by each director, not to exceed 13,500 shares (27,000 shares for the Chairman of the Board) per director annually. An option to purchase 750 shares will be granted automatically following each board committee meeting personally attended by each director, not to exceed 2,250 shares per director annually. The option exercise price per share will not be less than the fair market value of the common stock on the date of grant. All options granted under the plan become exercisable one year after the date of grant.

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

10.  STOCK OPTION PLANS, EMPLOYEE STOCK PURCHASE PLAN, AND 401(K) PLAN
(CONTINUED)
    A summary of option activity is as follows (in thousands except per share amounts):

                                      EMPLOYEE      WEIGHTED                   WEIGHTED
                                      INCENTIVE     AVERAGE    NONQUALIFIED    AVERAGE
                                    STOCK OPTIONS   EXERCISE   STOCK OPTIONS   EXERCISE
                                     OUTSTANDING     PRICE      OUTSTANDING     PRICE
                                    -------------   --------   -------------   --------
Balance at December 31, 1995......       332         $4.41          347         $5.03
  Granted.........................       143          3.91          247          3.68
  Exercised.......................       (67)         3.00
  Canceled or expired.............       (84)         5.67           (3)         2.00
                                        ----                       ----
Balance at December 31, 1996......       324          4.09          591          4.48
  Granted.........................       400          2.46          312          2.43
  Canceled or expired.............      (246)         4.19         (554)         4.45
                                        ----                       ----
Balance at December 31, 1997......       478          2.68          349          2.69
  Granted.........................       263          1.20          294          2.34
  Exercised.......................        (3)         2.87
  Canceled or expired.............      (238)         2.38          (14)         4.84
                                        ----         -----         ----         -----
Balance at December 31, 1998......       500         $1.96          629         $2.43
                                        ====         =====         ====         =====
Exercisable at December 31,
  1997............................       124         $3.17          214         $2.71
                                        ====         =====         ====         =====
Exercisable at December 31,
  1998............................       200         $2.53          333         $2.51
                                        ====         =====         ====         =====

    Medical Graphics' Employee Stock Purchase Plan (the ESP Plan), a qualified plan pursuant to Internal Revenue Code Section 423, became effective in May 1993. The ESP Plan gives eligible employees an opportunity to purchase Medical Graphics' common stock, through payroll deductions not exceeding 15% of eligible compensation, at a per share price of 85% of the lesser of the fair value on the first day or the last day of each six-month purchase period. The six-month purchase periods begin on July 1 and January 1 of each year. Participating employees may purchase a maximum of 5,000 shares during each purchase period and no more than $25,000 of fair value of stock in each calendar year. A total of 300,000 shares has been authorized for issuance under the ESP Plan. Shares issued under the ESP Plan in 1998, 1997, and 1996 were 20,000, 24,000, and 27,000 shares, respectively. The ESP Plan will terminate on January 1, 2003, unless extended by the Board of Directors.

    In 1996, Medical Graphics adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company has elected to continue following the accounting guidance of Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, for measurement and recognition of stock-based transactions with employees. No compensation cost has been recognized for options issued under the stock option plans, because the exercise price of all options granted was at least equal to the fair value of the common stock on the date of the grant. Had compensation costs for the stock options issued to certain directors and employees and common stock issued under the ESP Plan been determined at the grant date, based on the fair value provisions of SFAS No. 123, Medical Graphics' 1998, 1997, and 1996 pro forma net

                          MEDICAL GRAPHICS CORPORATION

        YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

                    SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

10. STOCK OPTION PLANS, EMPLOYEE STOCK PURCHASE PLAN, AND 401(K) PLAN (CONTINUED) loss would have been ($2,058,000), ($5,535,000), and ($8,593,000), respectively, and basic and dilutive net loss per share would have been ($.34), ($1.24), and ($2.25), respectively.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; a risk-free interest rate of 4.7%, 6.5%, and 6.1% in 1998, 1997, and 1996, respectively; an expected life of 5, 7, and 10 years in 1998, 1997, and 1996, respectively; and expected volatility of 47%, 54%, and 44% in 1998, 1997, and 1996, respectively. The weighted average fair value of options issued in 1998, 1997, and 1996 was $0.80, $1.66, and $2.21, respectively.

    Substantially all employees of Medical Graphics may participate in a defined contribution plan established under the provisions of Section 401(k) of the Internal Revenue Code. The plan generally provides for a contribution by the employee of up to 15% of their gross earnings with a 25% matching contribution by the Company on the first 6% of gross earnings. Medical Graphics did not contribute to the plan in 1998 and expensed contributions to the plan of approximately $12,000 and $62,000 in 1997 and 1996, respectively.

11.  RELATED-PARTY TRANSACTIONS

    A former officer and director of Medical Graphics is the president of ErgometRx Corporation. ErgometRx Corporation possesses certain proprietary information and prototype hardware relating to an exercise bike used for stress testing and physical exercise. The Company has obtained an exclusive license to manufacture and sell products utilizing this proprietary information in certain markets under a five-year royalty agreement. Under this agreement, Medical Graphics paid no royalties for 1998 or 1997, and $40,000 in 1996.

    An officer/Chairperson of the Board of Directors of Medical Graphics who resigned in March 1997 is also the president of e-med.OnCall, Inc. During 1996, the Chairperson began a transition from Medical Graphics to e-med.OnCall, Inc. As part of this transition, Medical Graphics transferred equipment with a net book value of approximately $75,000 to a new office for the Chairperson and paid certain administrative expenses in the amount of approximately $60,000 with respect to that office. This office also serves as the office for e-med.OnCall, Inc. All such amounts were recorded as administrative expense during 1996.

    The current Chairman of the Board of Directors is the president of Manchester. As part of the cost reduction plan in 1997, the Board of Directors engaged Manchester to provide investment banking and management consulting services to Medical Graphics. Fees aggregating $120,000 and $265,000 for 1998 and 1997, respectively, were paid to Manchester for those services. In addition, Medical Graphics was paid $10,000 for administrative services that were provided to Manchester.

12.  LITIGATION

    Medical Graphics is a defendant in various claims and litigation which are incidental to its business. Management is of the opinion that certain of these matters are covered by insurance and that ultimate settlement of these matters will not have a material impact on its consolidated financial statements.

DESCRIPTION OF COMMON STOCK

    THE SUMMARY OF THE TERMS OF THE COMMON STOCK OF THE COMPANY SET FORTH BELOW DESCRIBES THE PURPOSE AND EFFECT OF MATERIAL TERMS CONTAINED IN THE COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS.

    AUTHORIZED COMMON STOCK. Under the Articles of Incorporation, the Company's authorized capital stock consists of 7,500,000 shares of Common Stock, and 3,000,000 shares of preferred stock, which may be issued in one or more series as determined from time to time by the Board of Directors.

    As of November 1, 1999, 4,009,109 shares of Common Stock were issued and outstanding. An additional 196,228 shares are reserved for future issuance under the Company's stock incentive, stock compensation and employee stock purchase plans.

    The Shareholders are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board of Directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Board of Directors. In the event of liquidation, each share of Common Stock is entitled to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and any liquidation preference of any preferred stock authorized and issued by the Board of Directors. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held of record on the applicable Shareholder Record Date on all matters submitted to a vote of Shareholders, including the election of directors.

    Holders of Common Stock have no voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to the Common Stock. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

    TRANSFER AGENT AND REGISTRAR. Norwest Bank Minnesota, National Association, is the transfer agent and registrar for the Company's Common Stock.

    STOCK EXCHANGE LISTING. The Company's Common Stock is currently listed on the Nasdaq National Market under the symbol "ANGN".

    REQUIRED MAJORITIES. The election of a nominee for Director and the approval of each of the other proposals described in this Proxy Statement/Consent Solicitation, other than the proposals, to approve each of the Agreements, requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Since the Articles of Incorporation require the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote on a proposal to approve the sale and transfer of substantially all of the property and assets of the Company, if Shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of Common Stock to their broker or such Shareholders explicitly abstain from voting on the proposal to approve either of the Agreements, the effect will be the same as a vote against the approval of such proposal.

DESCRIPTION OF NOTES

    THE SUMMARY OF THE TERMS OF THE NOTES SET FORTH BELOW DESCRIBES THE PURPOSE AND EFFECT OF MATERIAL TERMS CONTAINED IN THE INDENTURE AND THE COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS.

    NOTES. Under the terms of the Indenture, the Company issued the Notes. The Notes were issued in registered form, without coupons, and in denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Notes were issued in an original principal amount equal to $22,150,000, with $20,198,000 aggregate principal amount outstanding as of November 1, 1999.

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
    The Notes are senior unsecured obligations of the Company ranking PARI PASSU in right of payment to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the Notes. The Notes are also effectively subordinated to any secured indebtedness of the Company to the extent of the value of assets securing such indebtedness and to any liabilities of the Company's subsidiaries.

    The Notes bear interest from April 15, 1998, at 7 1/2% per annum, and mature on April 15, 2003. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year.

    The Notes are not subject to redemption prior to April 14, 2001 and will be redeemable on such date and thereafter at the option of the Company, in whole or in part at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, up to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). On and after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

    Upon the occurrence of a Designated Event (defined below), each Note Holder has the right to require the Company to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, including any liquidated damages payable pursuant to any registration rights agreement, if any, thereon. A "Designated Event" will be deemed to have occurred upon a "Change of Control" or a "Termination of Trading".

    A "Termination of Trading" will be deemed to have occurred if the Common Stock (or other securities into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

    Each Note Holder has the right, exercisable at any time after 90 days following the date of original issuance thereof and prior to the maturity, to convert the principal amount of the Note into Common Stock at a conversion price of $15.258 per share of Common Stock, except if a Note is called for redemption.

    TRUSTEE, TRANSFER AGENT AND REGISTRAR. U.S. Bank National Association is the trustee, transfer agent and registrar for the Notes.

                                   PROPOSAL 4
        AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
           INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has approved an amendment to Article 3.1 of the Company's Articles of Incorporation that would increase the number of authorized shares of Common Stock from 7,500,000 shares to 10,000,000 shares. The Board of Directors believes the adoption of this amendment is in the best interests of Shareholders and recommends that Shareholders vote in favor of this proposal. In the event that the proposal to increase the number of authorized shares of Common Stock as described herein is not approved, there will be an insufficient number of shares of Common Stock available for issuance under the Director Plan, as such plan is proposed to be amended as described in this Proxy Statement/Consent Solicitation. See "AMENDMENTS TO COMPANY'S 1994 NON-EMPLOYEE DIRECTOR PLAN".

    As of November 1, 1999, there were 4,009,109 shares of Common Stock outstanding. An additional 196,228 shares are reserved for future issuance under the Company's stock incentive, stock compensation and employee stock purchase plans. Options to purchase an additional 111,842 shares have been issued outside of such plans. The Company has also reserved 2,006,199 shares for issuance under warrants issued by the Company and 1,323,765 shares for issuance upon conversion of the Notes. As of November 1, 1999, 3,638,034 shares of Common Stock were reserved for issuance under all contractual or other commitments of the Company. Prior to issuing warrants to purchase shares of Common Stock to Sanofi-Synthelabo in

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March 1999, which issuance resulted in the commitments of the Company to issue shares of its Common Stock being in excess of the number of authorized but unissued shares of Common Stock, the Board of Directors took formal action to authorize the repurchase of such additional number of shares of Common Stock in the open market as would be necessary to satisfy the obligations of the Company to issue shares of its Common Stock in the event that the authorized but unissued shares available to the Company were insufficient to satisfy such commitments. If the proposal to approve the ELA Agreement is approved by Shareholders and Note Holders holding the requisite number of Notes by aggregate principal amount consent to the proposals to supplement the Indenture in connection with the consummation of the transactions contemplated by the Agreements, the Company will receive all the Sanofi-Synthelabo Owned Securities as of the Closing Date. See "APPROVAL OF THE SALE AND TRANSFER OF ASSETS". This would leave 2,496,009 shares available for general corporate purposes. If the proposal to approve the ELA Agreement is not approved by the Shareholders or Note Holders holding the requisite amount of Notes by aggregate principal amount do not consent to the proposals to supplement the Indenture in connection with the consummation of the transactions contemplated by the Agreements, there would not be any shares available for general corporate purposes. The last time the Shareholders authorized an increase in the number of shares of Common Stock was during a special meeting of the Company held on March 20, 1998. Since such time, shares issued under the various plans of the Company in addition to the significant number of shares of Common Stock and warrants to purchase shares of Common Stock issued to Sanofi-Synthelabo have reduced the number of shares of Common Stock available for issuance by the Company to a level insufficient to meet the Company's current needs. The Board of Directors believes the Company needs additional authorized shares in order to provide the Company with the flexibility to use Common Stock, or securities convertible into Common Stock (such as its preferred stock), for any future public offerings, private placements, acquisitions or stock dividends. Such activities might require more shares of Common Stock than currently would be available to the Company. At this time, however, the Company has no plan or proposal to use additional shares for any purpose other than to insure that sufficient shares are authorized and reserved for the Company's existing obligations.

    The newly authorized Common Stock would be identical to the existing authorized Common Stock in all respects. The holders of shares of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. On any liquidation of the Company, after payment of all indebtedness, the assets of the Company will be distributed pro rata to the holders of the Common Stock, subject to such rights as may have been granted to any holders of preferred stock. Other than Hanrow Financial and Sanofi-Synthelabo, the Company's Shareholders do not have preemptive rights with respect to the Common Stock. Therefore, should the Board of Directors elect to issue additional shares of Common Stock, existing Shareholders, other than Hanrow Financial and Sanofi-Synthelabo, would not have any preferential rights to purchase such shares, and any such issuances could, therefore, have a dilutive effect on the shareholdings of current Shareholders. Holders of the Common Stock are entitled to one vote for each share held on each matter submitted to a vote of Shareholders. Cumulative voting for the election of directors is not permitted. Accordingly, the owners of the majority of the shares outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors.

    Although the Board of Directors has no present plans to do so, authorized and unissued Common Stock and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make more difficult, and less likely, a takeover of the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company. Potentially, the Company's newly authorized Common Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company. Also, the Common Stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. In addition, the Board of Directors could, although it has no present

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
intention of doing so, authorize the issuance of Common Stock or preferred stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to remove directors would not receive the requisite Shareholder vote required to remove the directors. Issuance of Common Stock or preferred stock as an anti-takeover device might preclude Shareholders from taking advantage of a situation which they may consider to be favorable to their interests.

    The Company also has certain other mechanisms in place that may have an anti-takeover effect. The Company's Articles of Incorporation (i) authorize the Board of Directors, without any action by the Shareholders, to establish the rights and preferences of up to 3,000,000 shares of undesignated preferred stock (of which 1,225,000 shares remain undesignated as of the date of this Proxy Statement/Consent Solicitation) and (ii) provide that the affirmative vote of at least two-thirds of the voting power of the shares entitled to vote is necessary in connection with a merger, consolidation or transfer of substantially all of the Company's assets. Moreover, in April 1996 the Board of Directors adopted a Shareholder Rights Plan (the "Rights Plan") designed to protect the Company and its Shareholders from unsolicited attempts or inequitable offers to acquire the Company. Pursuant to the Rights Plan, each share of Common Stock now outstanding has, and each share of Common Stock to be issued in the future prior to the occurrence of certain events will have, attached to it one right to purchase a fraction of a share of a new series of preferred stock. The Company has also entered into a change in control agreement with one of its executive officers that provides for the payment of certain benefits to such executive officer upon the earlier of one week after the closing of the transaction contemplated by the Medical Graphics Agreement or December 31, 1999, unless a new date is mutually agreed upon. See "ELECTION OF DIRECTORS--Change in Control Agreements".

    The affirmative vote of the holders of a majority of the Common Stock represented at the meeting and entitled to vote is necessary to approve the proposed amendment to the Articles of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSED RESOLUTION:

        RESOLVED, that Article 3.1 of the Company's Articles of Incorporation be amended to read as follows:

        3.1 The Corporation shall have the authority to issue an aggregate of ten million (10,000,000) shares of Common Stock, each with $0.01 par value. Such shares shall be designated as this corporation's "Common Stock".

    FURTHER RESOLVED, that the officers be, and they hereby are, authorized and directed to execute such documents and certificates and take such other actions as may be necessary or appropriate to give effect to the foregoing resolution.

                                   PROPOSAL 5
            AMENDMENTS TO COMPANY'S 1994 NON-EMPLOYEE DIRECTOR PLAN

INTRODUCTION

    The Director Plan provides for: (i) an annual grant of shares of Common Stock equal to $24,000, as determined by the fair market value of one share of Common Stock on the date of grant, and (ii) an automatic annual grant of an option to purchase 3,000 shares of Common Stock to members of the Board of Directors who are not also employees of the Company, upon the election or re-election to the Board of Directors, as the case may be, of each non-employee director of the Company. The Director Plan, as currently in effect, allows for the issuance of a maximum of 20,000 shares of Common Stock. The Board of Directors believes that the Director Plan advances the interests of the Company and its Shareholders by (i) increasing the proprietary interests of non-employee directors in the Company's long-term success and more closely aligning the interests of such directors with the interests of the Shareholders, and

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
(ii) providing an additional means by which the Company can attract and retain experienced and knowledgeable people to serve as directors.

AMENDMENTS

    The Board of Directors amended the Director Plan on October 1, 1999 to
(i) extend the term of the Director Plan by five years to October 7, 2004, and
(ii) increase the number of shares of Common Stock issuable under the Director Plan from 20,000 shares to 250,000 shares. The amendments to the Director Plan are subject to approval by the Shareholders at the Annual Meeting.

REASON FOR THE AMENDMENTS

    Prior to the amendments, the Director Plan would have terminated on October 7, 1999. The Board of Directors believes the Director Plan has been effective in (i) increasing the proprietary interests of non-employee directors in the Company's long-term success and more closely aligning the interests of such directors with the interests of the Shareholders, and (ii) providing an additional means by which the Company can attract and retain experienced and knowledgeable people to serve as directors. Accordingly, the Board of Directors amended the Director Plan to extend its term by five years to October 7, 2004.

    Of the maximum number of 20,000 shares of Common Stock that were available for issuance under the Director Plan prior to its amendments, approximately 18,500 shares have been issued as Director Stock Awards or reserved for issuance upon the exercise of Director Options. The increase in the number of shares issuable under the Director Plan, as provided by the amendments, is required to provide shares for the full issuance of the Director Stock Awards and Director Option grants to be made as of the date of the Annual Meeting.

    Director Stock Awards and Director Options are made automatically to each non-employee director on the date the director is elected or re-elected to the Board of Directors by the Shareholders as compensation for the upcoming year in which the director will serve. The Director Stock Awards and Director Options received by non-employee directors at the annual meeting held on December 10, 1997, provided compensation for the fiscal year from August 1, 1997 through July 31, 1998. The Director Stock Awards and Director Options to be received by non-employee directors, assuming approval of the amendments to the Director Plan at the Annual Meeting to be held on December 31, 1999 will provide them with compensation for their services for the fiscal year from January 1, 1999 through December 31, 1999.

    In order to compensate the non-employee directors for their services during the transition period from August 1, 1998 through December 31, 1998 resulting from the change in the Company's fiscal year, the Director Plan has also been amended to provide that each non-employee director who had served during such period (other than Mr. Wilson who, upon his appointment to the Board of Directors in July 1998, received a pro rata Director Option and Director Stock Award for his services through December 31, 1998) will receive a pro rata grant, as of the date of the Annual Meeting, of options to purchase 1,250 shares of Common Stock. In addition, in lieu of a Director Stock Award for the transition period from August 1, 1998 through December 31, 1998, each eligible non-employee director also received a cash payment of $10,000.

SUMMARY OF THE DIRECTOR PLAN

    The following summary of the principal features of the Director Plan, as amended, describes the purpose and effect of material terms contained in the Director Plan, a copy of which may be obtained from the Company.

    SHARES AVAILABLE UNDER THE DIRECTOR PLAN. The shares of Common Stock issuable under the Director Plan will be authorized but unissued shares. If there is any change in the corporate structure or shares of

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
the Common Stock of the Company such as in connection with a merger, recapitalization, stock split, stock dividend, or other extraordinary dividend (including a spin-off), the aggregate number and kind of securities subject to Director Options under the Director Plan, the number of shares issuable upon the exercise of Director Options and the exercise price of Director Options will be appropriately adjusted to prevent dilution or enlargement of rights of participants. If any Director Option terminates, expires or is canceled without having been exercised in full, then such unexercised shares subject to the Director Option will automatically again become available for issuance under the Director Plan.

    ELIGIBILITY. All directors of the Company who are not employees of the Company or its subsidiaries are eligible to participate in the Director Plan.

    DIRECTOR OPTION GRANTS. Annual grants of Director Options to purchase 3,000 shares of Common Stock are made automatically to each non-employee director on the date the director is elected or re-elected to the Board of Directors by the Shareholders. Non-employee directors who are elected or appointed to fill vacancies or newly created directorships following the date of an annual meeting but prior to the beginning of the next fiscal year receive pro-rata grants of Director Options for their services between the date of their election or appointment and the date of the next annual meeting. The exercise price per share of each Director Option granted under the Director Plan is 100% of the fair market value of the underlying Common Stock on the date the Director Option is granted. Payment for stock purchased upon the exercise of a Director Option must be made in full in cash at the time of exercise. A Director Option granted under the Director Plan becomes exercisable in full six months after its date of grant, and expires 10 years from its date of grant. If an eligible director's service as a director is terminated due to death or disability, all outstanding Director Options then held by the director become exercisable in full and remain exercisable for a period of one year after such death or disability (but in no event after the expiration date of the Director Option). If a director's service is terminated for any other reason, all outstanding Director Options then held by the director remain exercisable for a period of three months after termination of service as a director to the extent such Director Options were exercisable as of such termination.

    DIRECTOR STOCK AWARDS. Annual grants of such number of shares of Common Stock equal to $24,000, as determined by the fair market value of one share of Common Stock on the date of grant, are made automatically to each non-employee director on the date the director is elected or re-elected to the Board of Directors by Shareholders. Non-employee directors who are elected or appointed to fill vacancies, or newly created directorships following the date of an annual meeting but prior to the beginning of the next fiscal year receive pro-rata grants of Director Stock Awards for their services between the date of their election or appointment and the date of the next annual meeting.

    ADMINISTRATION OF THE DIRECTOR PLAN. The Director Plan is administered by the Compensation Committee. The Compensation Committee, however, has no authority or discretion to determine eligibility for participation in the Director Plan, the number of shares of Common Stock to be subject to Director Options or Director Stock Awards granted under the Director Plan, or the timing, pricing or other terms and conditions of such Director Options or Director Stock Awards.

    AMENDMENT AND TERMINATION OF THE DIRECTOR PLAN. The Board of Directors may amend the Director Plan in any respect as it deems advisable. No such amendment, however, will be effective without the approval of the Shareholders if Shareholder approval of the amendment is required by federal securities laws or the rules of the Nasdaq National Market System. Prior to the amendments, the Director Plan would have terminated on October 7, 1999. After the amendments, the Director Plan will terminate on October 7, 2004, but may be terminated prior to such date by action of the Board of Directors.

    NON-TRANSFERABILITY OF DIRECTOR OPTIONS. No Director Option granted under the Director Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

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
FEDERAL INCOME TAX CONSEQUENCES

    The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives a Director Option or Director Stock Award.

    DIRECTOR OPTIONS. Director Options granted under the Director Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Generally, neither the non-employee director nor the Company incurs any federal income tax consequences as a result of the grant of a Director Option. Upon exercise of a Director Option, the non-employee director will recognize ordinary compensation income in an amount equal to the difference between
(i) the fair market value of the shares purchased, determined on the day of exercise, and (ii) the consideration paid for the shares. At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Director Option, any gain or loss will be a capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the non-employee director held the stock prior to its disposition. Non-employee directors should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

    In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Director Option for any amounts includable in the taxable income of a non-employee director as ordinary compensation income, provided the Company complies with any applicable withholding requirements. The Company will be entitled to a deduction in the Company's tax year in which the non-employee director is taxed.

    DIRECTOR STOCK AWARDS. A non-employee director will recognize as ordinary income in the year of grant of a Director Stock Award an amount equal to the fair market value of a Director Stock Award on the date of grant ($24,000). In such circumstances, the Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a non-employee director as ordinary income.

AWARDS UNDER THE DIRECTOR PLAN

    If the amendments to the Director Plan are approved by the Shareholders at the Annual Meeting, Messrs. Wilson, Angeloni, Evans, Joyce, Kiser, Maurer and Taylor, assuming each is re-elected as a director of the Company, will each be granted as of the date of the Annual Meeting a Director Option and each will receive a Director Stock Award. Mr. McFarlin, assuming he is re-elected as a director of the Company, will be granted as of the date of the Annual Meeting options to purchase 2,750 shares of Common Stock and shares of Common Stock equal to $22,000 (in recognition of 11 months of service in 1999 as a non-employee director).

BOARD OF DIRECTORS RECOMMENDATIONS

    The Board of Directors recommends that the Shareholders vote FOR approval and ratification of the foregoing amendments to the Director Plan as of October 1, 1999. The affirmative vote of the holders of a majority of shares of the Common Stock present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR approval of the foregoing amendments to the Director Plan.

                                   PROPOSAL 6
                       RATIFICATION OF COMPANY'S AUDITORS

    The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the Shareholders at the Annual Meeting. KPMG LLP, or its

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predecessors, has acted as independent auditors of the Company since the fiscal year ended July 31, 1988. Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                   GENERAL INFORMATION REGARDING THE COMPANY

    The Company was incorporated in Minnesota in May 1986 for the purpose of developing, manufacturing and selling medical products. The Company initially used its engineering and manufacturing technologies to custom design and manufacture products to customers' specifications while it devoted its research and development capabilities to designing proprietary products.

    Since 1991, the Company has been a participant in the cardiac stimulation device market, represented primarily by the sale of ICDs. The Company has developed several ICDs. ICDs are designed to treat abnormally rapid heartbeats in the ventricular (or lower) chambers of the heart, a condition known as ventricular tachycardia ("VT"), and a severe form of VT known as ventricular fibrillation ("VF"), which if not terminated will lead to sudden cardiac death. ICDs are electronic devices that are implanted within the body and are connected to the heart with defibrillator leads. These devices monitor the patient's heartbeat and, in the event of VT or VF, deliver an electrical shock to return the heartbeat to normal rhythm.

    The Company's principal executive offices are located at 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088, and its telephone number is
(612) 315-2000.

SECTION 16(

                  a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Kiser failed to timely file one report with respect to the exercise of an option to purchase 24,000 shares of Common Stock.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present to the Annual Meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the person named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any Shareholder proposal intended to be presented at the year 2000 annual meeting of shareholders to be included in the Company's proxy statement for that meeting must be received by the Company at its principal executive office no later than January 1, 2000 in order to be included in such proxy statement.

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                             AVAILABLE INFORMATION

    A copy of the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 are attached to this Proxy Statement/Consent Solicitation. Shareholders and Note Holders should read this Proxy Statement/ Consent Solicitation in conjunction with the attached reports. Additionally, the Company is subject to the informational requirements of the Exchange Act , and in accordance therewith files reports and other information with the Securities and Exchange Commission.

    The following documents, filed by Company with the Securities and Exchange Commission pursuant to the Exchange Act, are hereby incorporated by reference:

    1. Form 10-Q Quarterly Report for the quarterly period ended September 30, 1999.

    2.  Form 10-Q/A Quarterly Report for the quarterly period ended June 30,
       1999.

    3.  Form 8-K Current Report dated September 22, 1999.

    4.  Form 10-Q Quarterly Report for the quarterly period ended June 30, 1999.

    5.  Form 10-Q Quarterly Report for the quarterly period ended March 31,
       1999.

    6.  Form 10-K/A Annual Report for the fiscal year ended December 31, 1998.

    7.  Form 10-K Annual Report for the fiscal year ended December 31, 1998.

    The reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Securities and Exchange Commission: the New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by the Company. The Common Stock is currently listed on the Nasdaq National Market System under the symbol "ANGN". Reports and other information concerning the Company may be inspected and copied at the office of the Nasdaq National Market System at the following locations:
Washington D.C.--The Nasdaq Stock Market, 1735 K Street, NW, Washington, DC 20006, (202) 728-8000. New York--The Nasdaq Stock Market, 33 Whitehall Street, New York, NY 10004, (212) 858-4000. California--The Nasdaq Stock Market, 2500 Sand Hill Road, Suite 220, Menlo Park, CA 94025 (650) 233-2000. Additionally, the Company will provide, without charge, to each person to whom this Proxy Statement/Consent Solicitation is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Requests should be directed to Angeion Corporation, 7601 Northland Drive, Minneapolis, Minnesota 55428-1088, Attention:
Todd Polzin, Corporate Controller; telephone number (612) 315-2000.

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                                    ANNEX A
                                 ELA AGREEMENT

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                              ANGEION CORPORATION
                               SANOFI-SYNTHELABO
                                      AND
                                  ELA MEDICAL
                                     DATED
                                 AUGUST 2, 1999

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                               TABLE OF CONTENTS

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                                                                                      --------
ARTICLE I  PURCHASE AND SALE OF ASSETS..............................................      1

1.1                     PURCHASE AND SALE OF ASSETS.................................      1

1.2                     ASSUMED LIABILITIES.........................................      2

ARTICLE II  PURCHASE PRICE; CLOSING.................................................      2

2.1                     PURCHASE PRICE..............................................      2

2.2                     TIME AND PLACE..............................................      2

2.3                     DELIVERIES..................................................      3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER...............................      4

3.1                     ORGANIZATION AND GOOD STANDING..............................      4

3.2                     AUTHORITY; BINDING EFFECT; PERFORMANCE......................      4

3.3                     CONSENTS AND APPROVALS; NO VIOLATIONS.......................      5

3.4                     ABSENCE OF UNDISCLOSED LIABILITIES..........................      5

3.5                     NO CLAIMS OR LITIGATION.....................................      5

3.6                     TITLE TO ASSETS AND RELATED MATTERS.........................      5

3.7                     INTELLECTUAL PROPERTY.......................................      5

3.8                     CONTRACTS...................................................      6

3.9                     PERMITS.....................................................      6

3.10                    COMPLIANCE WITH APPLICABLE LAW..............................      7

3.11                    BROKERS AND FINDERS.........................................      7

3.12                    ABSENCE OF OTHER AGREEMENT FOR SALE OF ASSETS...............      7

3.13                    PROXY STATEMENT.............................................      7

3.14                    DISCLOSURE..................................................      7

3.15                    RELIANCE....................................................      7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..................      8

4.1                     ORGANIZATION AND GOOD STANDING..............................      8

4.2                     AUTHORITY; BINDING EFFECT; PERFORMANCE......................      8

4.3                     CONSENTS AND APPROVALS; NO VIOLATIONS.......................      8

4.4                     BROKERS AND FINDERS.........................................      8

ARTICLE V  COVENANTS................................................................      8

5.1                     CONDUCT PENDING CLOSING.....................................      8

5.2                     PROXY STATEMENT.............................................      9

5.3                     ACCESS TO INFORMATION.......................................     10

5.4                     NOTICE AND CURE.............................................     10

5.5                     BEST EFFORTS................................................     11

                                                                                        PAGE
                                                                                      --------
ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF PARENT AND PURCHASER...................     11

6.1                     REPRESENTATIONS AND WARRANTIES TRUE.........................     11

6.2                     PERFORMANCE.................................................     11

6.3                     APPROVALS, PERMITS, CONSENTS................................     11

6.4                     SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL.................     11

6.5                     DELIVERY OF CLOSING DOCUMENTS...............................     12

6.6                     ABSENCE OF CERTAIN EVENTS...................................     12

ARTICLE VII  CONDITIONS TO THE OBLIGATIONS OF SELLER................................     12

7.1                     REPRESENTATIONS AND WARRANTIES TRUE.........................     12

7.2                     PERFORMANCE.................................................     12

7.3                     APPROVALS, PERMITS, CONSENTS................................     12

7.4                     SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL.................     12

7.5                     DELIVERY OF CLOSING DOCUMENTS...............................     12

7.6                     ABSENCE OF CERTAIN EVENTS...................................     12

ARTICLE VIII  TERMINATION...........................................................     13

8.1                     TERMINATION.................................................     13

8.2                     EFFECT OF TERMINATION.......................................     13

ARTICLE IX  POST-CLOSING COVENANTS..................................................     13

9.1                     ACCESS AFTER CLOSING........................................     13

9.2                     FURTHER ASSURANCES..........................................     14

9.3                     SUPPLY AGREEMENTS...........................................     14

ARTICLE X  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............     14

10.1                    INDEMNITY OBLIGATIONS OF SELLER.............................     14

10.2                    INDEMNITY OBLIGATIONS OF PARENT AND PURCHASER...............     15

10.3                    INDEMNIFICATION PROCEDURES..................................     15

10.4                    DURATION....................................................     16

ARTICLE XI  MISCELLANEOUS PROVISIONS................................................     16

11.1                    EXPORT CONTROLS.............................................     16

11.2                    FEES AND EXPENSES...........................................     16

11.3                    SEVERABILITY................................................     17

11.4                    ENTIRE AGREEMENT; AMENDMENTS................................     17

11.5                    NOTICES.....................................................     17

11.6                    SUCCESSORS AND ASSIGNMENT...................................     18

11.7                    NO THIRD PARTY BENEFICIARIES................................     18

11.8                    NO WAIVER...................................................     18

11.9                    PUBLICITY...................................................     18

11.10                   COUNTERPARTS................................................     18

                                                                                        PAGE
                                                                                      --------
11.11                   HEADINGS....................................................     18

11.12                   ENGLISH LANGUAGE CONTROLS; ENTIRE AGREEMENT.................     19

11.13                   GOVERNING LAW...............................................     19

11.14                   RELATIONSHIP OF THE PARTIES.................................     19

11.15                   SOVEREIGN IMMUNITY; EXCLUSIONS..............................     19

11.16                   CONSULTATION AND ARBITRATION................................     19

                                    EXHIBITS

Exhibit A                   Warranty Bill of Sale and Assignment
Exhibit B                   Patent Assignment
Exhibit C                   Termination Agreement
Exhibit D                   License Agreement
Exhibit E                   FIRTPA Certificate
Exhibit F                   Settlement Agreement and Mutual Release
Exhibit G                   Assumption Agreement
Exhibit H                   Cross-License Agreement

                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT, dated as of this 2nd day of August, 1999, is entered into by and among Angeion Corporation, a corporation organized and existing under the laws of the State of Minnesota ("SELLER"), Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("PARENT"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a subsidiary of Parent ("PURCHASER").

                                  WITNESSETH:

    WHEREAS, Seller has expertise in, and is engaged in the business of, the design, development, manufacture, distribution and sale of certain cardiac stimulation devices (the "CARDIAC STIMULATION DEVICE BUSINESS");

    WHEREAS, Seller is currently considering certain strategic alternatives, including, but not limited to, refocusing its operations so that it would no longer be engaged in the Cardiac Stimulation Device Business; and

    WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, on the terms and conditions set forth herein, subject to the approval of the shareholders of Seller and the approval of the Senior Note Holders (as hereinafter defined), all of Seller's right, title and interest in and to certain defibrillator leads used in implantable cardioverter defibrillators and all of Seller's right, title and interest in and to the research and development of a flatpack, photoflash capacitor being developed for use in an implantable medical device, as more fully described below.

    NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

    1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, convey, transfer, assign, grant and deliver to Purchaser at the Closing (as hereinafter defined), and Purchaser hereby agrees to purchase from Seller at the Closing, all of Seller's right, title and interest in and to all technology, intellectual property, patents, patent applications, including continuations, and know-how, including licenses, development agreements and supply agreements from third parties, to the extent assignable, owned or used by Seller with respect to Seller's Model Series 4040, 4080 and 4090 Leads (the "Leads") and the research and development of a flatpack, photoflash capacitor being developed for use in an implantable medical device (the "Flat Capacitor") (collectively, the "Assets"), free and clear of all Encumbrances (as hereinafter defined), other than those Encumbrances arising under the Assumed Contracts (as hereinafter defined), including, without limitation,

    (i) all technical specifications for the Leads and Flat Capacitor;

    (ii) all trade secrets, inventions, patent disclosures, protocols, know-how, formulae, processes, procedures, records of inventions, test information, drawings, diagrams, designs, operating manuals and other proprietary information for the Leads and Flat Capacitor;

    (iii) all patents and patent applications for the Leads and Flat Capacitor, including Patent No. 5649974 and Patent No. 5454839, subject only to existing non-exclusive licenses in favor of St. Jude Medical Inc., Guidant CPI and Medtronic, Inc. (to the extent that Medtronic's license is held to be valid) (collectively, the "ASSIGNED PATENTS");

    (iv) all documentation and all copyrights in such documentation for the Leads and Flat Capacitor;

    (v) all permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities or bodies for the Leads and Flat Capacitor, to the extent assignable by Seller;

    (vi) all testing and validation results for the Leads and Flat Capacitor, and all test fixtures that relate specifically to the Leads and Flat Capacitor and are not generally used with respect to other assets of Seller used in the Cardiac Stimulation Device Business. Purchaser acknowledges that Cardiac Control Systems, Inc. presently owns certain manufacturing equipment and fixtures which may be useful in production of the Leads, and that any such equipment and fixtures owned by Cardiac Control Systems, Inc. are not included in the definition of Leads for purposes of this Agreement;

    (vii) all samples on hand of the Leads and Flat Capacitor; and

    (vii) all of Seller's right, title and interest in and to the supply and development agreements listed in SCHEDULE 1.1 hereto (the "ASSUMED CONTRACTS").

    For the avoidance of doubt, the parties acknowledge and agree that the Assets do not include (i) non-proprietary software, (ii) any rights to any work of Seller in respect of middle cardiac vein leads (Model Series 4300), single pass dual chamber leads (Model Series 4060), single pass RV/SVC leads (Model Series 4050) or atrial defibrillation leads (Model Series 4200), (iii) finished inventory or work-in-progress or (iv) the physical tools and other assets listed in the Disclosure Schedule.

    1.2 ASSUMED LIABILITIES. Purchaser shall assume, pay, perform in accordance with their terms, or otherwise satisfy, as of the Closing Date (as hereinafter defined):

    (i) the liabilities and obligations of Seller in respect of the Assumed Contracts, and

    (ii) all liabilities, obligations or undertakings of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, arising out of or relating to the Assets, including, without limitation, (a) any action brought or claim made by third parties, which relate to the periods following the Closing Date, and (b) any and all claims which relate to Leads or Flat Capacitors manufactured and sold by Purchaser after the Closing Date.

    The liabilities assumed by Purchaser pursuant to this Section 1.2 are sometimes referred to as the "ASSUMED LIABILITIES". Except as expressly provided in this Section 1.2, Purchaser shall not assume any liabilities or obligations of (or claimed through) Seller, whether relating to the Assets or otherwise, it being expressly acknowledged and agreed by the parties that all such liabilities and obligations, and any claims or disputes relating thereto, whether existing as of the Closing Date or arising thereafter, fixed or contingent, known or unknown, asserted or unasserted, are and shall remain the liabilities and obligations of Seller for all purposes (the "EXCLUDED LIABILITIES").

                                   ARTICLE II
                            PURCHASE PRICE; CLOSING

    2.1 PURCHASE PRICE. (a) Subject to the terms and conditions of this Agreement, the purchase price payable for the purchase of the Assets (the "Purchase Price") shall be an amount equal to the fair market value of the Securities (as hereinafter defined). The Purchase Price shall be payable as follows: on the Closing Date, as consideration for the purchase of the Assets, Parent shall deliver to Seller, and Seller shall accept from Parent, all of the shares of common stock, par value $.01 per share, of Seller ("Seller Common Stock") owned by Parent, directly or indirectly, and all of the warrants to purchase shares of Seller Common Stock owned by Parent, directly or indirectly, in each case as of the Closing Date and as set forth on Schedule 2.1(a) hereto (collectively, the "Securities").

    (b) The parties shall mutually determine the allocation of the value of the Purchase Price among the Assets.

    2.2 TIME AND PLACE. The closing for the sale and purchase of the Assets (the "Closing") shall take place at 10:00 a.m. at the offices of Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota

55402 on such date, or at such other location, as the parties shall mutually agree in writing (the "Closing Date").

    2.3  DELIVERIES.

    (a) DELIVERIES BY SELLER. Seller shall deliver to Purchaser at the Closing the following:

    (i) a Warranty Bill of Sale and Assignment in form attached hereto as EXHIBIT A, together with such other bills of sale, assignments and other instruments of transfer, in form reasonably satisfactory to Purchaser and its counsel, as Purchaser and its counsel shall deem reasonably necessary or appropriate to vest and confirm in Purchaser good and manufactureable title to the Assets;

    (ii) a Patent Assignment in the form attached hereto as EXHIBIT B;

   (iii) an executed counterpart of a Termination of Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "TERMINATION AGREEMENT"), pursuant to which Seller and Purchaser agree to terminate certain supply arrangements between such parties with respect to the Cardiac Stimulation Device Business, in the form attached hereto as EXHIBIT C;

    (iv) an executed counterpart of a License Agreement (the "LICENSE AGREEMENT") with respect to the Licensed Patents (as that term is defined in the License Agreement) in the form attached hereto as EXHIBIT D;

    (v) a copy, certified as of the Closing Date by the Secretary of Seller, of
        (A) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller and
        (B) the resolutions or other actions of the shareholders of Seller approving the sale by Seller of the Assets to Purchaser and the other actions contemplated hereunder, as required under the Minnesota Business Corporation Act ("MBCA") and Seller's Articles of Incorporation and By-Laws, as amended;

    (vi) a certificate of Seller ("FIRPTA CERTIFICATE") in the form attached hereto as EXHIBIT E certifying that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

   (vii) all third party consents to the sale of the Assets hereunder as set forth in SCHEDULE 2.3(

         a)(

         vii) hereto;

  (viii) transfer of all items of tangible personal property included among the Assets and all documents, computer files and other mediums which contain or evidence the Intellectual Property Rights (as hereinafter defined);

    (ix) a certificate, dated the Closing Date and executed by a proper officer of Seller, to the effect that (A) each of the representations and warranties of Seller made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Seller has performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by Seller on or prior to the Closing Date;

    (x) evidence satisfactory to Purchaser and its counsel as to the release of all Encumbrances created with respect to the Assets;

    (xi) a written opinion of counsel for Seller, dated the Closing Date and addressed to Parent and Purchaser, in a form to be mutually agreed to by the parties;

   (xii) an executed counterpart of a Settlement Agreement and Mutual Release in the form attached hereto as EXHIBIT F (the "SETTLEMENT AGREEMENT AND MUTUAL RELEASE");

  (xiii) an executed counterpart of an Assumption Agreement (the "Assumption Agreement") in the form attached hereto as Exhibit G; and

  (xiii) an acknowledgment of receipt of the items to be delivered by Parent and Purchaser at the Closing.

    (b) DELIVERIES BY PARENT AND PURCHASER. Parent or Purchaser, as applicable, shall deliver to Seller at the Closing the following:

    (i) an executed counterpart of the Assumption Agreement;

    (ii) an executed counterpart of the Termination Agreement;

   (iii) an executed counterpart of the License Agreement;

    (iv) the Securities, duly endorsed in blank or with stock powers duly endorsed in blank attached thereto;

    (v) a certificate, dated as of the Closing Date and executed by a proper officer of Purchaser, to the effect that (A) each of the representations and warranties of Purchaser made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Purchaser has performed and complied in all material respects with all covenants and obligations under this Agreement which are to be performed or complied with by Purchaser on or prior to the Closing Date;

    (vi) a written opinion of counsel for Parent and Purchaser, dated the Closing Date and addressed to Seller, in a form to be mutually agreed to by the parties;

   (vii) an executed counterpart of the Settlement Agreement and Mutual Release; and

  (viii) an acknowledgment of receipt of the items to be delivered by Seller at the Closing.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby makes the representations and warranties set forth in this
Article III, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date, except as set forth in the Disclosure Schedule to be delivered by Seller to Purchaser on the date hereof (the "DISCLOSURE SCHEDULE") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III):

    3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted. Seller is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operations of the Assets or the conduct of its business requires such qualification, except where such failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Seller as presently conducted.

    3.2 AUTHORITY; BINDING EFFECT; PERFORMANCE. Seller has all requisite corporate power and authority to execute and deliver and, subject to the approval of its shareholders and the approval of the Senior Note Holders, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Seller. With the exception of shareholder approval and the approval of the Senior Note Holders, which approvals shall be obtained by the Closing Date, no other corporate action on the part of Seller is necessary to authorize the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief.

    3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Seller; (ii) except with respect to the Indenture dated as of April 14, 1998 (the "Indenture") between Seller and U.S. Bank, national association, with respect to the 7 1/2% Senior Convertible Notes due 2003 of Seller, violate or conflict with, result in the breach of, constitute an event of default (or an event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under, or result in the creation in any party of any right to accelerate, modify, cancel or terminate, any contract or other instrument to which Seller is a party, or by which Seller or any of the Assets is bound, or result in the creation of any Encumbrance or other right of any third party upon any of the Assets; (iii) violate or conflict with any law, rule, regulation, ordinance, code, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which Seller or any of the Assets may be subject; or (iv) require any registration, declaration or filing with, or permit, license, exemption, order, franchise, approval, consent or other authorization of, or the giving of notice to, any governmental or regulatory body, agency or authority.

    3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Schedule, there are no material liabilities or obligations relating to the Assets, whether known or unknown, fixed or contingent.

    3.5 NO CLAIMS OR LITIGATION. There are no suits, actions, claims, proceedings (including, without limitation, arbitral and administrative proceedings) or investigations pending or, to the knowledge of Seller, threatened against Seller (or any of its directors, officers, employees, stockholders or agents) relating to or affecting, directly or indirectly, the Assets. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller or challenging the validity or propriety of this Agreement or the transactions contemplated hereby. There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof of competent jurisdiction to which Seller is a party or by which any of the Assets, including the Intellectual Property Rights, are bound, which is unsatisfied or which requires continuing compliance therewith by Seller, other than an arbitration concerning a potential non-exclusive license to the Assigned Patents by Medtronic to which Seller was not a party and disputes the outcome thereof or being bound thereby.

    3.6 TITLE TO ASSETS AND RELATED MATTERS. (a) Seller has good and manufactureable title to the Assets, free and clear of any and all mortgages, pledges, security interests, liens, charges, equities, claims, conditional sales contracts, licenses, restrictions, reservations, options, rights and other encumbrances of any nature whatsoever (collectively, "Encumbrances"), other than those Encumbrances arising under the Assumed Contracts. On the Closing Date, Seller shall convey to Purchaser, and Purchaser shall acquire from Seller, good and manufactureable title to the Assets, free and clear of any Encumbrances, other than those Encumbrances arising under the Assumed Contracts. There is no agreement, arrangement or understanding with any person to which Seller is a party, or any judgment, order, writ, injunction or decree of any court or governmental body or agency thereof of any jurisdiction that is binding on Seller, that would prevent the use by Purchaser of the Assets from and after the Closing Date.

    (b) The Assets include all of the Intellectual Property Rights (as hereinafter defined). Seller has not assigned or conveyed any Intellectual Property to any third party, other than as set forth in the Disclosure Schedule.

    3.7 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a complete and correct list of all worldwide patents, patent applications, copyrights, whether or not registered, trademarks and service marks, trademark and service mark registrations (and applications therefor), trade names, business names, brand names and logos, devices, insignias, formats, titles and subtitles and all registrations issued and all applications pending with respect to the foregoing, all technical specifications, know-how, trade secrets, inventions, patent disclosures, protocols, formulae, processes, procedures, records of inventions, test information, testing and validation results, test fixtures (other than generic test fixtures), drawings, diagrams, designs, operating manuals and other proprietary information currently owned or used by Seller in connection with the Leads and the Flat Capacitor, excluding non-proprietary software (collectively, the "Intellectual Property Rights"), all of which are valid and subsisting and are included in the Assets. Except as set forth on the Disclosure Schedule, Seller is the sole, rightful and exclusive owner of, and has good and manufactureable title to, all of the Intellectual Property Rights and the goodwill associated therewith, free and clear of all Encumbrances. All patents, applications and registrations described in the Disclosure Schedule are valid and in full force and effect, and no filings or other action is required for at least 10 days after the Closing Date to maintain the patents, registrations or applications described in the Disclosure Schedule in full force and effect. Except as set forth on the Disclosure Schedule, there are no licenses, agreements or commitments outstanding or effective granting any other person any right to make, use, sell, import, operate under, license or sublicense, or otherwise concerning, the Intellectual Property Rights. The Intellectual Property Rights do not infringe, or otherwise conflict with, any proprietary or other rights of any other person. Seller has no knowledge that any of the Intellectual Property Rights infringe upon or conflict with the rights of any other person and has not received any notice or claim of such infringement or conflict, including from the U.S. Patent and Trademark Office. To the knowledge of Seller, there is no infringement or violation by any other person of Seller's rights in any of the Intellectual Property Rights. The consummation of the transactions contemplated hereby will not result in any modification of or create any right of termination, cancellation or abandonment with respect to the Intellectual Property Rights. Seller has paid in full (or otherwise to the satisfaction of the invoicing party) all invoiced fees and expenses of domestic and foreign counsel for work done and disbursements incurred on behalf of Seller relating to the Intellectual Property Rights through and including the Closing Date.

    3.8 CONTRACTS. Except for the Assumed Contracts, there are no written or oral contracts, arrangements and understandings relating to the Assets, except those license agreements currently in effect which grant to any person any rights with respect to any of the Intellectual Property Rights as set forth in the Disclosure Schedule and standard employment, patent assignment, work for hire, confidentiality agreements and consulting agreements between Seller and employees or consultants of Seller, pursuant to which such employees and consultants have assigned to Seller any rights that they have with respect to the Intellectual Property Rights. Seller has previously delivered or made available to Purchaser complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each Assumed Contract. Except as set forth in the Disclosure Schedule, (i) each Assumed Contract is in full force and effect; (ii) neither Seller nor (to the knowledge of Seller) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller or (to the knowledge of Seller) a default by any other party under such contract; (iii) to the knowledge of Seller, there are no disputes or disagreements between Seller and any other party with respect to any such contract; (iv) Seller is not currently renegotiating any of such contracts, nor is Seller paying liquidated damages in lieu of performing any of such contracts; and (v) there are no amounts due and payable by Seller under any of the Assumed Contracts and no amounts will be owing under any of the Assumed Contracts in the future except with respect to products delivered or services rendered after the Closing Date or as otherwise disclosed on the Disclosure Schedule.

    3.9 PERMITS. The Disclosure Schedule sets forth a complete and correct list of all permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities for the Leads and Flat Capacitor. Except with respect to the 4090 Series leads, Seller is in compliance with all such permits, licenses, franchises, approvals and authorizations, except where the failure to be so in compliance would not have a material adverse effect on the Assets or the use thereto, and has not received notification by any governmental or regulatory authority of any violation by Seller of any such permits, licenses, franchises, approvals and authorizations.

    3.10 COMPLIANCE WITH APPLICABLE LAW. Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could materially adversely affect any of the Assets. No claims have been filed against Seller, and Seller has not received any notice alleging, any such violation, nor, to the knowledge of Seller, is there any inquiry, investigation or proceedings relating thereto.

    3.11 BROKERS AND FINDERS. Except for Raymond James & Associates, no broker, finder or investment banker has been retained by Seller or is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. Seller agrees to pay Raymond James & Associates, and indemnify and hold each of Parent and Purchaser harmless in respect of, all fees, commissions or other amounts payable to Raymond James & Associates.

    3.12 ABSENCE OF OTHER AGREEMENT FOR SALE OF ASSETS. There are no agreements, arrangements or understandings to which Seller is a party or by which any of the Assets are bound providing for or involving the purchase, sale or other disposition of the Assets, whether through a sale of assets or otherwise, other than this Agreement.

    3.13 PROXY STATEMENT. The Proxy Statement (as hereinafter defined) will comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, except that no representation or warranty is being made by Seller with respect to any information supplied to Seller by Purchaser or any of its affiliates specifically for inclusion in the Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is filed with the Securities and Exchange Commission (the "SEC") or first sent to shareholders of Seller or at the time of the Special Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of Seller's shareholders held for approval of the transactions contemplated by this Agreement which has become false or misleading.

    3.14 DISCLOSURE. No representation and warranty of Seller contained in this Agreement (including, without limitation, the Disclosure Schedule hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller to Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading. All information required to be disclosed by Seller under this Agreement and all other material information concerning the Assets have been disclosed by Seller in this Agreement, the Disclosure Schedule hereto or any other statement, schedule, certificate or other document delivered to Purchaser by Seller under this Agreement.

    3.15 RELIANCE. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Purchaser is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore conducted by or on behalf of either of them whether in contemplation of this Agreement or otherwise.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    Parent and Purchaser, jointly and severally, make the representations and warranties set forth in this Article IV, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date:

    4.1 ORGANIZATION AND GOOD STANDING. Each of Parent and Purchaser is a societe anonyme duly organized, validly existing and in good standing under the laws of the Republic of France and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted.

    4.2 AUTHORITY; BINDING EFFECT; PERFORMANCE. Each of Parent and Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Purchaser has been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered on behalf of Parent and Purchaser and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief.

    4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by Parent and Purchaser, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the organizational documents of either Parent or Purchaser; (ii) violate or conflict with, result in the breach of or constitute a default (or an event which, with the lapse of time or the giving of notice or both, will constitute a default) under, any contract or other instrument to which either Parent or Purchaser is a party or by which either Parent or Purchaser or any of their assets are bound, except for any such violation, conflict, breach, event of default, acceleration, modification, cancellation or termination which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of either Parent or Purchaser; (iii) violate or conflict with any law, rule, regulation, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which either Parent or Purchaser is subject; or (iv) require any filing with, or license, permit, order, franchise, approval, consent or other authorization of, any governmental body or agency thereof.

    4.4 BROKERS AND FINDERS. No broker, finder or investment banker has been retained by Purchaser or is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                                   COVENANTS

    5.1 CONDUCT PENDING CLOSING. Seller hereby makes the following covenants and agreements with Purchaser:

    (a) AFFIRMATIVE COVENANTS. Between the date hereof and the Closing Date, unless otherwise consented to in writing by Purchaser, Seller shall:

 (i) use its best efforts to preserve the Assets;

 (ii) remain in material compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to the Assets and the Licensed Patents;

(iii) promptly advise Purchaser in writing of the commencement or, if known to Seller, threat of any suit, proceeding or investigation which could have a material adverse effect on the Assets and the Licensed Patents, whether or not covered by insurance;

 (iv) promptly advise Purchaser in writing of the existence or occurrence of
      (i) any condition or event which could have a material adverse effect on the Assets and the Licensed Patents and (ii) any event, condition or state of facts which will or is reasonably likely to result in the failure to satisfy any of the conditions specified in Article VI hereof; and

 (v) maintain the policies of insurance on the Assets in effect as of the date hereof in full force and effect without reduction in coverage.

    (b) NEGATIVE COVENANTS. Between the date hereof and the Closing Date, unless otherwise consented to in writing by Purchaser, Seller shall not:

 (i) make any change in the Articles of Incorporation or By-Laws, or other constituent documents, of Seller;

 (ii) enter into any contract or commitment, or series of related contracts or commitments, in respect of the Assets, except with the prior written consent of Purchaser;

(iii) subject to Section 5.1(b)(vii) hereof, create or permit to become effective any Encumbrances on the Assets and the Licensed Patents;

 (iv) sell, assign, lease or otherwise transfer or dispose of any of the Assets, abandon any of the Licensed Patents, grant any exclusive license with respect to or, subject to Section 5.1(b)(vii) hereof, sell, assign, or otherwise transfer or dispose of any of the Licensed Patents;

 (v) commit a material breach of or amend any agreement, permit, license or other right of Seller in respect of the Assets;

 (vi) enter into any other transaction in respect of the Assets outside the ordinary course of business or prohibited hereunder; or

(vii) enter into any agreement or commitment to do any of the foregoing, provided, however, that Seller shall not be prohibited from (1) entering into an agreement or agreements for the sale of all or substantially all of the Licensed Patents, so long as the purchaser acknowledges that such sale will be subject to the rights of Purchaser and its affiliates under the License Agreement or the Cross-License Agreement referred to in
      Section 8.2 hereof, as the case may be, (2) entering into a security agreement in which all or substantially all of the Licensed Patents are used as collateral, so long as the lender acknowledges that such security interest will be subject to the rights of Purchaser and its affiliates under the License Agreement or the Cross-License Agreement referred to in
      Section 8.2 hereof, as the case may be or (3) entering into a non-exclusive license with respect to any of the Licensed Patents.

    5.2  PROXY STATEMENT.

    (a) Subject to Section 5.2(b) hereof, Seller, acting through its Board of Directors, shall:

 (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "SPECIAL MEETING") as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement;

 (ii) prepare and file with the SEC a preliminary proxy relating to this Agreement no later than August 20, 1999 and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Purchaser, use its best efforts to respond promptly to any comments made by the SEC with respect to the preliminary proxy and cause a definitive proxy (as amended or supplemented, the "PROXY STATEMENT") to be mailed to its shareholders;

(iii) include in the Proxy Statement the written opinion of Seller's financial advisor that the consideration to be received by Seller hereby is fair from a financial point of view; and

 (iv) use its reasonable best efforts to obtain the approval of this Agreement and the transactions contemplated hereby by (A) the holders of the requisite number of issued and outstanding shares of capital stock of Seller, and (B) the holders (the "SENIOR NOTE HOLDERS") of a majority of the issued and outstanding 7 1/2% Senior Convertible Notes of Seller due April 14, 2004 (the "SENIOR NOTES").

    (b) The Board of Directors of Seller shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by Seller's shareholders and the Senior Note Holders. The Board of Directors of Seller shall not be permitted to withdraw, amend or modify in a manner adverse to Purchaser such recommendation (or announce publicly its intention to do so), except that prior to the Special Meeting, the Board of Directors of Seller shall be permitted to withdraw, amend or modify its recommendation (or announce publicly its intention to do so) but only if the Board of Directors of Seller shall have determined in its good faith judgment, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to withdraw, amend or modify such recommendation. If the Special Meeting is being held, the recommendation of the Board of Directors of Seller shall be included in the Proxy Statement. Nothing contained in this Section 5.2(b) shall prohibit Seller from making any disclosure to Seller's shareholders or the Senior Note Holders if, in the good faith judgment of the Board of Directors of Seller, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

    (c) Each of Parent and Purchaser agrees that it will provide Seller with the information concerning it required to be included in the Proxy Statement and will vote, or cause to be voted, all of the shares of Seller Common Stock then owned by it, directly or indirectly, or over which it has the power to vote, in favor of approval of this Agreement and the transactions contemplated hereby. Parent and Purchaser shall have the right to review in advance all characterizations and information related to them, this Agreement and the transactions contemplated hereby which appear in the Proxy Statement.

    (d) Each of Parent, Purchaser and Seller agrees promptly to correct any information provided by it for use in the Proxy Statement as and to the extent it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall have become necessary, in order to make statements contained therein, in light of the circumstances in which they were made, not misleading, and Seller further agrees to take all steps necessary to cause the Proxy Statement, as so corrected or supplemented, to be filed with the SEC and to be disseminated to its shareholders and the Senior Note Holders, in each case as and to the extent required by applicable federal securities laws.

    5.3 ACCESS TO INFORMATION. From the date hereof until the Closing Date, Seller and its representatives shall cooperate fully in all reasonable respects with Purchaser in its investigation of the Assets. Without limiting the foregoing, such persons shall allow the employees, attorneys, accountants and other representatives of Purchaser to meet with the management of Seller and its representatives at reasonable times, to have free and full access at reasonable times to the premises, properties, books and records (including the right to make extracts therefrom or copies thereof) of Seller in respect of the Assets, and shall furnish to Purchaser or its authorized representatives such additional information pertaining to the Assets as, in the reasonable discretion of Purchaser, are required for Purchaser to conduct such investigation.

    5.4 NOTICE AND CURE. Seller will notify Purchaser of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement. Seller shall also notify Purchaser in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement. No notice given pursuant to this Section 5.4 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    5.5 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees that it shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all consents from governmental authorities and other third parties required for the consummation of the transactions contemplated hereby, (ii) timely making all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any governmental authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement; provided, however, that Parent, Purchaser and Seller hereby agree that commercially reasonable best efforts shall not include making any payment to, or otherwise satisfying any claims of, the Senior Note Holders in order to obtain their approval of the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

                                   ARTICLE VI
             CONDITIONS TO THE OBLIGATIONS OF PARENT AND PURCHASER

    The obligations of Parent and Purchaser to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by Parent and Purchaser in writing:

    6.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Seller contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and Seller shall have delivered the certificate to that effect which is described in Section 2.3(a)(ix) above.

    6.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by Seller on or prior to the Closing Date and Seller shall have delivered the certificate to that effect which is described in Section 2.3(a)(ix) above.

    6.3 APPROVALS, PERMITS, CONSENTS. All material consents, authorizations, approvals, exemptions, licenses or permits of, or material registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Assets to Purchaser pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to Purchaser and its counsel and shall be effective at and as of the Closing Date and, if applicable, the specified waiting periods under the HSR Act shall have expired without the receipt of any objections from the appropriate governmental agency. Seller shall have delivered to Purchaser duly executed written consents of third parties to the sale of Assets to Purchaser required pursuant to any agreement to which Seller is a party or by which it is bound.

    6.4 SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of Seller in accordance with the MBCA and the Articles of Incorporation and By-Laws of Seller and by the Senior Note Holders in accordance with the Indenture.

    6.5 DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered to Purchaser the documents referred to in Section 2.3(a) hereof, in form and substance reasonably satisfactory to Purchaser and its counsel.

    6.6 ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened with respect to the transactions contemplated hereby.

                                  ARTICLE VII
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

    The obligations of Seller to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions on or prior to the Closing, unless waived by Seller in writing:

    7.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Parent and Purchaser contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and Purchaser shall have delivered the certificates to that effect which are described in Section 2.3(b)(v) above.

    7.2 PERFORMANCE. Parent and Purchaser shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date and Purchaser shall have delivered the certificates to that effect which are described in Section 2.3(b)(v) above.

    7.3 APPROVALS, PERMITS, CONSENTS. All material consents, authorizations, approvals, exemptions, licenses or permits of, or material registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Assets to Purchaser pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to Seller and its counsel and shall be effective at and as of the Closing Date and, if applicable, the specified waiting periods under the HSR Act shall have expired without the receipt of any objections from the appropriate governmental agency.

    7.4 SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of Seller in accordance with the MBCA and the Articles of Incorporation and By-Laws of Seller and by the Senior Note Holders in accordance with the Indenture.

    7.5 DELIVERY OF CLOSING DOCUMENTS. Seller shall have received the documents referred to in Section 2.3(b) hereof in form and substance reasonably satisfactory to Seller and its counsel.

    7.6 ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened with respect to the transactions contemplated hereby.

                                  ARTICLE VIII
                                  TERMINATION

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

    (a) by the mutual written consent of Parent, Purchaser and Seller;

    (b) by any of Parent, Purchaser or Seller:

 (i) if any statute, rule or regulation has been enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

 (ii) if the Closing shall not have occurred on or prior to December 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

    (c) by Parent or Purchaser, if this Agreement and the transactions contemplated hereunder shall not have been duly approved by the shareholders of Seller at the Special Meeting or by the Senior Note Holders at the time of the Special Meeting;

    (d) by Parent or Purchaser, if any of the conditions specified in
Article VI shall not have been met or waived prior to such time as such condition can no longer be satisfied;

    (e) by Seller, if the Board of Directors of Seller determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement; or

    (f) by Seller, if any of the conditions specified in Article VII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party as provided in Section 8.1 hereof, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors, except for the provisions of Article XI, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof. Notwithstanding the foregoing, in the event that this Agreement is terminated by Parent or Purchaser pursuant to Section 8.1(c) or (d) or by Seller pursuant to Section 8.1 (e) or
(f), Seller and Purchaser hereby agree to forthwith enter into a Cross-License Agreement in the form attached hereto as Exhibit H.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

    9.1 ACCESS AFTER CLOSING. (a) Each of Purchaser and Seller agree to retain all accounting, business, financial and tax records in its possession relating to the Assets for a period of three years from the Closing

Date, provided that, after such date, each party shall make reasonable arrangements for the other party's continued access to any such records which it does not otherwise destroy under its normal document retention policies. Prior to any liquidation, Seller shall take all steps reasonably necessary to provide Purchaser with continued access to such records following such liquidation. In addition, from and after the Closing Date, Purchaser and Seller agree that, subject to receiving appropriate assurances of confidentiality and restrictions on use, each will not unreasonably withhold access by the other party and its attorneys, accountants and other representatives (after reasonable notice and at times to be mutually agreed, provided that such access does not disrupt the normal operations of the other party), to such personnel, books, records and documents relating to the Assets as the other party may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, tax return, filing, audit, judicial or administrative proceeding, protest, claim, suit, inquiry or other proceeding relating to the Assets.

    (b) The party requesting assistance hereunder shall pay to the party whose assistance is requested the reasonable costs of the party providing such assistance.

    9.2 FURTHER ASSURANCES. Seller shall, at any time and from time to time after the Closing, upon the request and at the expense of Purchaser but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by Purchaser to transfer, convey and assign the Assets to Purchaser's possession and use and to comply with all applicable legal requirements, including, without limitation, making any required governmental filings, in connection with the purchase of the Assets by Purchaser. Without limiting the foregoing, upon the request and at the expense of Purchaser, at any time during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Seller shall take all steps necessary to assign all licenses, permits, exemptions, consents, authorizations or approvals in respect of the Assets to Purchaser in cases where such assignment is permitted and to reasonably cooperate with and assist Purchaser in connection with the issuance of new licenses, permits, exemptions, consents, authorizations and approvals in cases where such assignment is not permitted.

    9.3 SUPPLY AGREEMENTS. In the event that Purchaser or any of its affiliates enters into a supply agreement for the Flat Capacitor with Barker Microfarads, Inc., Seller shall have the right to purchase Flat Capacitors from Purchaser for use in the Model 2030 ICD on a cost plus basis.

                                   ARTICLE X
          INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    10.1 INDEMNITY OBLIGATIONS OF SELLER. (a) Seller hereby agrees to indemnify and hold Purchaser and each of its stockholders, officers, directors, affiliates, employees and agents (each, a "Purchaser Indemnitee") harmless from, and to reimburse any Purchaser Indemnitee for, on an after-tax basis, any Purchaser Indemnity Claims (as hereinafter defined) arising under this Agreement. For purposes of this Agreement, the term "Purchaser Indemnity Claim" shall mean any loss, damage, deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, cost, fine, levy, penalty, surcharge or expense of any nature whatsoever including, without limitation, reasonable out-of-pocket expenses, reasonable investigation costs and reasonable fees and disbursements of counsel (collectively, "Damages") suffered or incurred by a Purchaser Indemnitee (subject to Section 10.4) arising out of, based upon or resulting from (i) the Excluded Liabilities or Seller's failure to pay and discharge in full, or to cause to be paid and discharged in full, all Excluded Liabilities in a full and timely manner from and after the Closing Date; (ii) any breach of any representation and warranty of Seller which is contained in this Agreement or any Schedule hereto or (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement.

    (b) The indemnification obligations of Seller under this Article X shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any Purchaser Indemnity Claim under this Section 10.1, together with any interest, penalties, costs and expenses of any Purchaser Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Purchaser Indemnity Claims.

    (c) Seller shall be liable to a Purchaser Indemnitee for any Damages
(i) only if the aggregate amount of all Damages exceeds $100,000 (the "BASKET AMOUNT"), in which case Seller shall be obligated to indemnify the Purchaser Indemnitee for the aggregate amount of all such Damages including the Basket Amount, and (ii) in an amount not to exceed the Purchase Price (the "CAP AMOUNT"); provided, however, that the foregoing restriction shall not apply to any claim based on (a) the untruth or inaccuracy of any representation or warranty of Seller contained in Sections 3.1, 3.2 and 3.5 hereof, or (b) the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof.

    10.2 INDEMNITY OBLIGATIONS OF PARENT AND PURCHASER. (a) Parent and Purchaser jointly and severally agree to indemnify and hold Seller and each of its stockholders, officers, directors, affiliates, employees and agents (each, a "Seller Indemnitee") harmless from, and to reimburse any Seller Indemnitee for, on an after-tax basis, any Seller Indemnity Claims (as hereinafter defined) arising under this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claim" shall mean any Damages suffered or incurred by Seller (subject to Section 10.4) arising out of, based upon or resulting from (i) the Assumed Liabilities; (ii) any breach of any representation and warranty of Purchaser which is contained in this Agreement or any Schedule hereto; or (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Purchaser contained in or made pursuant to the terms and conditions of this Agreement.

    (b) The indemnification obligations of Purchaser shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any such Seller Indemnity Claim under this Section 10.2, together with any interest, penalties, costs and expenses of any Seller Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Seller Indemnity Claims.

    10.3 INDEMNIFICATION PROCEDURES. If a party seeks indemnification hereunder for a matter that involves a claim by a third party, the party seeking indemnification (an "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of and shall provide reasonable information and details concerning the nature of such claim. Indemnitor shall, to the extent applicable, have the right to assume the defense at its expense of all third party claims and shall pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third party claims, provided that
(i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim; (ii) the Indemnitor controls the defense of the third party claim on behalf of all Parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if outside counsel to the Indemnitee reasonably advises the Indemnitee and the Indemnitor in a written opinion that such joint representation raises a potential conflict of interest as between the Indemnitee and the Indemnitor (other than a conflict concerning the right to indemnification under this Agreement), then the Indemnitee shall have the right to retain separate counsel to represent its interests in such third party claim and the reasonable costs, fees and expenses thereof shall be borne equally by the Indemnitee and the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its best efforts to cooperate with the Indemnitor in defending such third party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor's expense in accordance with Applicable Law. The Parties' indemnity obligations under this Article X shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article X, but not any liability that it may have to the Indemnitee otherwise than under this Article X.

    10.4 DURATION. (a) Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, undertakings and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing; provided, however, that, except in respect of any claims for indemnification as to which written notice shall have been duly given to the Indemnifying Party prior to the Indemnity Termination Date in accordance with the terms of this Agreement, and subject to the remaining provisions of this
Section 10.4, such representations, warranties, covenants, undertakings and agreements, and the rights of the parties to seek indemnification with respect thereto, shall expire on the date which is eighteen (18) months after the date hereof (the "Indemnity Termination Date").

    (b) Any claim for indemnification under this Article X which is made in good faith and in writing prior to the expiration of such claim on the Indemnity Termination Date shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the Indemnity Termination Date for all purposes hereunder shall automatically be extended with respect to such claim until such claim is so mutually resolved or otherwise determined hereunder. Any such claim not so made in writing prior to the expiration of such claim on the Indemnity Termination Date shall be deemed to have been waived.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

    11.1 EXPORT CONTROLS. (a) It is understood and acknowledged that each party is subject to regulation by governmental authorities, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties under this Agreement shall be subject in all respects to such laws and regulations as shall from time to time govern the export of technology and products abroad by persons subject to the jurisdiction of such governmental authorities, including the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the U.S. Export Administration Regulations ("EAR") issued by the U.S. Department of Commerce, International Trade Administration, Bureau of Export Administration ("BXA"). Each party warrants that it will comply in all material respects with all export and re-export restrictions applicable to the Assets shipped to Purchaser hereunder.

    (b) Without limiting the foregoing, Purchaser agrees that it shall not knowingly export, re-export or transship, directly or indirectly, to countries identified in Part 746 of the EAR which are subject to comprehensive BXA controls (currently consisting of: Cuba, Iraq, Iran, Libya and North Korea) any of the Assets provided to Purchaser hereunder.

    11.2 FEES AND EXPENSES. Except as expressly set forth herein, each party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

    11.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or panel of arbitrators (including pursuant to enforcement of an arbitration award under this Agreement) to be invalid, unlawful or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid, lawful and enforceable or, if such modification is not possible, it shall be stricken from this Agreement, and the remaining provisions of this Agreement shall continue in full force and effect; provided, however, that if a provision is so stricken and is of a nature so as to fundamentally alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement by giving to the other parties hereto sixty (60) days written notice of termination.

    11.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, and the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the matters referred to hereby and, except as specifically set forth herein, neither Purchaser nor Seller makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or supplemented other than by a written instrument signed by the party against whom enforcement of any such amendment or supplement is sought.

    11.5 NOTICES. Any notice or other communication required or permitted to be given herein shall be in writing and shall be effective (i) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

       (a)  if to Seller at:
           Angeion Corporation
           7601 Northland Drive
           Brooklyn Park, MN 55428-1088
           Attention: Chief Executive Officer
           Facsimile: (612) 315-2059
           With copies to:
           Faegre & Benson LLP
           2200 Norwest Center
           90 South Seventh Street
           Minneapolis, MN 55402-3901
           Attention: Steven C. Kennedy, Esq.
           Facsimile: (612) 336-3026

       (b)  if to Purchaser to:
           ELA Medical
           Centre d'Affaires la Boursidiere
           92357 Le Plessis Robinson
           Cedex, France
           Attention: President
           Facsimile: 33-1-46-01-33-15
           Sanofi-Synthelabo
           22 avenue Galilee
           B.P. 82
           92355 Le Plessis Robinson
           Cedex, France
           Attention: General Counsel
           Facsimile: 33-1-45-37-58-04
       with copies to:
       Coudert Brothers
           1114 Avenue of the Americas
           New York, New York 10036
           Facsimile: (212) 626-4120
           Attention: David A. Boillot, Esq.

    Any party hereto may from time to time change its address for notices under this Section 11.5 by giving at least ten (10) days' written notice of such changed address to the other parties hereto. All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities. Receipt of notices sent by facsimile shall be confirmed by telephone.

    11.6 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither this Agreement nor any interest hereunder shall be assigned or transferred, whether directly or indirectly, including by operation of law ("Assign" or "Assignment"), by any party without the prior express written consent of the other parties (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought), and any such attempt at Assignment shall be null and void. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement. Notwithstanding the foregoing, any party may Assign this Agreement to an affiliate of such party so long as any assignment is made to an affiliate that is directly or indirectly 100% owned by, or under 100% common control with, that party. Any permitted Assignment made pursuant to this Section shall be valid only if (i) the assigning party remains liable under this Agreement, and (ii) the relevant affiliate or other entity assumes in writing all of the assigning party's obligations under this Agreement.

    11.7 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

    11.8 NO WAIVER. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future of this Agreement, or a waiver of any other provision, condition or request of this Agreement, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    11.9 PUBLICITY. Each party agrees, and shall cause its affiliates, not to issue any press release disclosing the terms of, or relating to, this Agreement, without the prior written consent of the other parties; provided, however, that neither party or its affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to applicable law. Such disclosing party shall use its best efforts to consult with the other parties regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement and shall use its best efforts to obtain confidential treatment for any confidential information where such press release or other public statement is required to be made by applicable law.

    11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    11.11 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

    11.12 ENGLISH LANGUAGE CONTROLS; ENTIRE AGREEMENT. The original and controlling version of this Agreement shall be the version using the English language. All translations of this Agreement into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Agreement. All notices and other communications required or permitted by this Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

    11.13 GOVERNING LAW. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

    11.14 RELATIONSHIP OF THE PARTIES. For all purposes of this Agreement, Purchaser and Seller shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Purchaser and Seller as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

    11.15 SOVEREIGN IMMUNITY; EXCLUSIONS. (a) Each party hereto agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any set off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter of this Agreement (including without limitation any obligation for the payment of money). Each party hereto is not subject to withdrawal in any jurisdiction or under any statute, including, without limitation, the Foreign Sovereign Immunities Act, 28 U.S.C. Sections 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against any party hereto with respect to this Agreement.

    (b) The parties hereby agree to exclude application of the following instruments and documents: United Nations Convention on the International Sale of Goods, UNCITRAL Arbitration Rules and 1990 International Chamber of Commerce Incoterms.

    11.16  CONSULTATION AND ARBITRATION.

    (a) Dispute Resolution: General Dispute Principles.

 (i) All disputes among Parent, Purchaser and Seller and/or any of their affiliates under this Agreement shall be settled, if possible, through good faith negotiations between the relevant parties. For purposes of this
     Section 11.16, Purchaser, Parent and Seller shall be referred to individually as a "PARTY" and together as the "PARTIES".

 (ii) Prior to resolving any dispute by means of arbitration or by means of any suit, action or legal proceeding permitted under Section 11.16(b), the relevant parties involved in such dispute shall refer such dispute to their respective chief executive officer or equivalent, who shall meet in person to negotiate in good faith the possible resolution thereof on at least two occasions within 30 days before any such party commences arbitration or such litigation (provided that if any such party fails or refuses to have a representative attend such meetings within such 30 day period, the procedures of Section 11.16(b) shall be applicable after the conclusion of such 30 day period); and further provided, that (I) any legal proceedings seeking interim equitable relief (including a temporary restraining order or preliminary injunction) until such time as such interim equitable relief can be addressed through arbitration;
      (ii) proceedings for provisional relief contemplated by Section 11.16(b)(ix) below; and (iii) third party legal proceedings under Section 11.16(a)(iii) below may be commenced immediately.

(iii) If a Party or any of its affiliates is subject to a claim, demand, action or proceeding by a third party and is permitted by law or arbitral rules to join another party to such proceeding, this Section 11.16 shall not prevent such joinder. This Section 11.16 shall also not prevent either Party or any such affiliate from pursuing any legal action against a third party.

    (b) Arbitration of Other Disputes.

 (i) In the event such good faith negotiations are unsuccessful, either Party may, after 30 days written notice to the other, submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing International Arbitration rules, except that Sections 29 and 31 of the Commercial Arbitration Rules in effect on the date hereof, a copy of which is attached hereto as Schedule 11.16(b), shall govern in the event of any conflict therewith (collectively, the "AAA RULES") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

 (ii) To the extent this Section 11.16 is deemed a separate agreement, independent from this Agreement, the remaining provisions of Article XI shall be incorporated herein by reference. Either party (the "INITIATING PARTY") may commence an arbitration by submitting a demand for arbitration ("DEMAND FOR ARBITRATION") under the AAA Rules and by notice to the other Party (the "RESPONDENT") in accordance with Section 11.16. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the Demand for Arbitration, response and counterclaim, if any, and reply to counterclaim, if any, have been submitted, either Party may propose additional issues for resolution in the pending proceedings only if expressly so ordered by the arbitrators.

(iii) The place of arbitration shall be New York, New York, and the award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "NEW YORK CONVENTION").

 (iv) The parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the Parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's Demand for Arbitration has been communicated to the Respondent, a board of three arbitrators shall be appointed by the Parties jointly or, if the Parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by each of the Initiating Party and the Respondent within 60 days after the commencement of the arbitration proceeding and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the AAA Rules. Notwithstanding the foregoing, if either Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with Section 11.16. Any award shall be rendered by a majority of the arbitrators. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators, and the decision of the arbitrators shall be rendered no later than 90 days after commencement of such hearing.

 (v) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrators set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

 (vi) The Parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

(vii) The Parties hereby agree that for purposes of the New York Convention, the relationship between the Parties is commercial in nature, and that any disputes between the Parties related to this Agreement shall be deemed commercial.

(viii) The arbitrators shall issue a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision to both Parties. The arbitrators shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrators pending arbitration of the dispute. Either Party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief (except as ex parte relief) that a court of the State of New York could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

 (ix) The Parties may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 11.16(b) in connection with any third party litigation proceedings or for any matter involving disputes related to Intellectual Property Rights.

 (x) After the appointment of the arbitrators, the parties to the arbitration shall have the right to take depositions, ask interrogatories, obtain documentation and to obtain other discovery regarding the subject matter of the arbitration, and, to that end to use and exercise all the same rights, remedies and procedures, and be subject to all of the same duties, liabilities and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a United States District Court for the Southern District of New York and such persons, documents or other requested material were located in State of New York. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration and may present to the arbitrator for a ruling any reasons for limiting such discovery in order to save costs and avoid delay.

 (xi) For purposes of any suit, action or legal proceeding permitted under this
      Section 11.16, each Party (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to the New York Convention, the U.S. Arbitration Act, or otherwise), and (b) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each Party hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

(xii) All claims arising under this Agreement brought by the Parties and/or their affiliates at substantially the same time shall be referred to a single arbitration to the extent arbitrable under this Section 11.16.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          ANGEION CORPORATION
                                          By: /s/ JAMES B. HICKEY, JR.
                                          --------------------------------------

                                              Name: James B. Hickey, Jr.
                                              Title: President and CEO

                                          ELA MEDICAL
                                          By: /s/ MICHAEL MOUNIER
                                          --------------------------------------

                                              Name: Michael Mounier
                                              Title: President and CEO
                                                  Medical Devices Division

                                          SANOFI-SYNTHELABO
                                          By: /s/ JEAN-PIERRE CHARLET
                                          --------------------------------------

                                              Name: Jean-Pierre Charlet
                                              Title: V.P. Deputy Director
                                                  Legal Affairs

                                    ANNEX B
                             TERMINATION AGREEMENT

                    TERMINATION OF IMPLANTABLE CARDIOVERTER
                             DEFIBRILLATOR PRODUCT
                       MANUFACTURING AND SUPPLY AGREEMENT

    This Termination Agreement is entered into as of the    day of            ,
1999 by and between Angeion Corporation, a Minnesota corporation ("ANGEION"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France ("ELA").

                                    RECITALS

    WHEREAS, Angeion and ELA Medical, Inc., a Delaware corporation and an affiliate of ELA ("ELA US"), entered into a joint venture (the "JOINT VENTURE") to manufacture and sell cardiac stimulation and related devices manufactured by ELA and Angeion in the United States (the "CARDIAC STIMULATION DEVICE BUSINESS");

    WHEREAS, in connection with the formation of the Joint Venture, Angeion and ELA entered into an Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement dated December 9, 1997, as amended (the "SUPPLY AGREEMENT"), to manufacture and sell cardiac stimulation and related devices manufactured by Angeion in Europe and Japan;

    WHEREAS, Angeion is currently considering certain strategic alternatives, including, but not limited to, refocusing its operations so that it would no longer be engaged in the Cardiac Stimulation Device Business;

    WHEREAS, pursuant to a Withdrawal Agreement dated May 11, 1999 (the "WITHDRAWAL AGREEMENT"), Angeion has withdrawn from the Joint Venture;

    WHEREAS, Angeion, ELA and Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France and an affiliate of ELA ("SANOFI-SYNTHELABO"), have entered into an Asset Purchase Agreement dated as of August 2, 1999 (the "ASSET PURCHASE AGREEMENT") pursuant to which Angeion has agreed to sell, and ELA has agreed to purchase, certain assets related to the Cardiac Stimulation Device Business; and

    WHEREAS, Angeion wishes to be released from its obligations under the Supply Agreement, and ELA is willing to release Angeion from such obligations, subject to the terms and conditions of this Agreement;

    NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Supply Agreement.

                                   ARTICLE II
                        TERMINATION OF SUPPLY AGREEMENT

    The parties agree and acknowledge that, from and after the date hereof and notwithstanding any provisions of the Supply Agreement to the contrary, Angeion shall be released by ELA from all its obligations under the Supply Agreement and the Supply Agreement shall be terminated, null and void and of no further force, except as provided in Article IV of this Agreement.

                                  ARTICLE III
                                TERMINATION FEE

    In consideration of ELA's agreement to release Angeion from all of its obligations under the Supply Agreement and to terminate the Supply Agreement, Angeion has agreed to pay to ELA the sum of Six Million Dollars ($6,000,000) (the "TERMINATION FEE"), and, in full and complete satisfaction of its obligation to pay the Termination Fee, Angeion will execute and deliver to ELA, and ELA will accept in full and complete satisfaction of Angeion's payment of the Termination Fee, a patent license in the form attached as Exhibit D to the Asset Purchase Agreement (the "LICENSE AGREEMENT"). Notwithstanding the foregoing, the parties agree that, in the event of any dispute, including any dispute hereunder or under the License Agreement, the amount of the Termination Fee shall not be deemed to be a measure of damages.

                                   ARTICLE IV
                    RIGHTS AND OBLIGATIONS UPON TERMINATION

    Notwithstanding any provisions of the Supply Agreement to the contrary, Angeion and ELA agree and acknowledge that, from and after the date hereof

 (i) neither party shall have any further obligations under Section 4.3 of the Supply Agreement with respect to newly developed Technical Materials or Promotional Materials; provided, however, that each party shall remain obligated under Section 4.3(a) and 4.3(b) of the Supply Agreement for existing Technical Materials and Promotional Materials;

 (ii) ELA shall retain any expired Inventory of Angeion's Products;

(iii) the rights of inspection under Section 8.1 of the Supply Agreement are terminated as of the date of the final shipment of the final Order for Angeion's Current Products (as hereinafter defined) from Angeion;

 (iv) the provisions of Section 10.4(b) of the Supply Agreement shall not apply to ELA with respect to Products other than the Model series of Products supplied to ELA by Angeion under the Supply Agreement, including the Model Series 2010 ICD, the Model Series 2020 ICD, the Model Series 4020 lead, the Model Series 4040 lead, the Model Series 4080 lead, the Model
      Series 4090 lead and the Model Series 3000 programmer (collectively "ANGEION'S CURRENT PRODUCTS");

 (v) the provisions of Sections 10.4(c), (d), (f) and (h) of the Supply Agreement shall no longer be applicable and, notwithstanding the provisions of Section 14.7 of the Supply Agreement, shall not survive the termination of the Supply Agreement;

 (vi) notwithstanding the provisions of Section 10.4(g) of the Supply Agreement, ELA agrees not to cancel its Order for any Units (each such Unit consisting of a Model Series 2020 ICD together with a Model Series 4040 lead) which constitute part of its Order for 185 such Units at an agreed upon Transfer Price of $8,900 per Unit, but which remain unshipped as of the date hereof, and Angeion agrees to manufacture, control, test and ship as soon as possible all such 185 Units;

(vii) notwithstanding the provisions of Section 10.4(i) of the Supply Agreement, Angeion and ELA agree and acknowledge that their respective duties and obligations to one another shall be governed by the terms of this Agreement and Section 14.7 of the Supply Agreement, as amended hereby;

(viii) neither party shall have any further obligations under Sections 11.2 and
       11.3 of the Supply Agreement; and

 (ix) Section 14.7 of the Supply Agreement shall be amended to provide that only the provisions of Sections 5.2(f), 5.2(i), 6.3, 8.1, 9.1, 9.2, 9.3, 9.4,
      9.5, 9.9, 11.1, 12.1, 12.2, Article 13 and Article 14 of the Supply Agreement shall survive the termination of the Supply Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

    5.1 AMENDMENT. This Agreement may not be amended except by a written instrument signed by each of the parties hereto.

    5.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

    5.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), fax, telex or postage fees prepaid, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 5.3):

       (i)  if to Angeion at:
           Angeion Corporation
           3650 Annapolis Lane, Suite 170
           Plymouth, Minnesota 55447-5434
           Attention: Chief Executive Officer
           Facsimile: (612) 519-9521
           Angeion Corporation
           7601 Northland Drive
           Brooklyn Park, Minnesota 55428-1088
           Attention: Chief Executive Officer
           Facsimile: (612) 315-2059
           with copies to:
           Faegre & Benson LLP
           2200 Norwest Center
           90 South Seventh Street
           Minneapolis, Minnesota 55402-3901
           Attention: Peter J. Ekberg, Esq.
           Facsimile: (612) 336-3380
           Facsimile: (612) 336-3026

       (ii)  if to ELA to:
           ELA Medical
           Centre d'Affaires la Boursdiere
           92357 Le Plessis Robinson
           Cedex, France
           Attention:
           Facsimile:
           Attention: President
           Facsimile: 33-1-46-01-33-15
       with copies to:
       Sanofi-Synthelabo
           174, Avenue de France
           75635 Paris
           Cedex, France
           Attention:
           Facsimile:
           Sanofi-Synthelabo
           22 avenue Galilee
           B.P. 82
           92355 Le Plessis Robinson
           Cedex, France
           Attention: General Counsel
           Facsimile: 33-1-45-37-58-04
           Coudert Brothers
           1114 Avenue of the Americas
           New York, New York 10036-7703
           Attention: David A. Boillot, Esq.
           Facsimile: (212) 626-4120

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities. Receipt of notices sent by facsimile shall be confirmed by telephone.

    5.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other and any attempted assignment or transfer without such prior written consent shall be null and void.

    5.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

    5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    5.7 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

    5.8 ENTIRE AGREEMENT; SEVERABILITY. This Agreement, the Asset Purchase Agreement and the schedules, certificates and other instruments and documents delivered pursuant hereto and thereto, together with the other agreements referred to herein and therein and to be entered into pursuant hereto and thereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

    5.9 GOVERNING LAW. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          ANGEION CORPORATION
                                          By:
                                          --------------------------------------

                                          Name:
                                          Title:
                                          ELA MEDICAL
                                          By:
                                          --------------------------------------

                                          Name:
                                          Title:

                                    ANNEX C
                           ONE-WAY LICENSE AGREEMENT

                               LICENSE AGREEMENT

    THIS LICENSE AGREEMENT is made as of the    day of            1999, by and
between ELA Medical, a societe anonyme organized under the laws of France having its principal place of business at Centre d'Affaires la Boursidiere, 92357 Le Plessis Robinson, Cedex, France ("ELA"), and Angeion Corporation, a Minnesota corporation having its principal place of business at 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088 ("Angeion").

                                    RECITALS

    WHEREAS, ELA and Angeion are engaged in, INTER ALIA, the design and development of Cardiac Stimulation Devices (as hereinafter defined);

    WHEREAS, Angeion owns or holds certain worldwide patents and patent applications relating to Cardiac Stimulation Devices;

    WHEREAS, Angeion and Sanofi-Synthelabo S.A. (an Affiliate, as hereinafter defined, of ELA and hereinafter referred to as "Sanofi-Synthelabo") are parties to an Amended and Restated Investment and Master Strategic Relationship Agreement dated as of October 9, 1997, as amended (the "Investment Agreement"); and

    WHEREAS, Angeion and ELA are parties to Termination of Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement dated of even date herewith (the "Termination Agreement").

    NOW THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS OF TERMS

    For the purposes of this Agreement, the following terms shall have the meaning specified below.

    Section 1.01. AFFILIATE. "Affiliate" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question, but only for so long as such relationship exists. As used herein, the term "control" shall mean the ability to direct the business of a company and shall be presumed in the case of ownership, directly or indirectly, of shares of stock having more than fifty percent (50%) of the voting power entitled to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the voting power and interest in profits in the case of a business entity other than a corporation.

    Section 1.02. CARDIAC STIMULATION DEVICES. "Cardiac Stimulation Devices" shall mean devices for electrically stimulating or shocking the heart which are suitable for use by or with human patients. The term "Cardiac Stimulation Devices" includes, without limitation, cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof ("such devices"), pulse generators and other waveform generators for such devices; electronic and mechanical components, including, without limitation, batteries and capacitors to the extent these components are used for or with such devices; mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including, without limitation, leads, electrodes and sensors; and data dispensing, processing and gathering systems for such devices, including, without limitation, programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers and computer software-controlled systems, including the software; and internal, but not external, holter monitors used for recording heart rhythms (even though such holter monitors do not electrically stimulate the heart). The term "Cardiac Stimulation Devices" excludes, by way of example and not limitation, muscle stimulators, nerve stimulators, bone growth stimulators, cardiomyoplasty stimulators and associated devices, drug release pumps, cardiac assist systems and pumps, artificial hearts, arrhythmia mapping devices, imaging technology, angioplasty devices, catheter ablation systems, and temporary external pacemakers and defibrillators and EKG monitors (other than pacing programmers) which are stand-alone, non-ambulatory and not intended for transtelephonic monitoring. A list of the patents and patent applications owned by Angeion as of the date hereof and excluded from the term Cardiac Stimulation Device is set forth on
Exhibit 1 attached hereto to this Agreement.

    Section 1.03. LICENSED PATENTS. "Licensed Patents" shall mean any and all patents and pending patent applications relating to Cardiac Stimulation Devices owned by Angeion as of the date hereof (whether by development, acquisition or otherwise) or subject to a security pledge granted by Angeion or any subsidiary or commonly controlled business entity of Angeion, including:

    a.  patents issued in any country on or before the date hereof;

    b.  patent applications pending in any country on or before the date hereof;

    c. patents issued in any country after the date hereof, but which patent is a counterpart of a patent described in clause (a) hereof, regardless of whether such patent matures from a provisional, continuation, continuing prosecution, continuation-in-part, or divisional application, reissue, or reexamination of such patent described in clause (a) hereof, and regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal or extension; or

    d. patents issued in any country after the date hereof from a patent application described in clause (b) hereof.

    Without limitation of the foregoing, the term "Licensed Patents" includes, without limitation, all patents and patent applications listed on Exhibit 2 attached hereto to this Agreement. Exhibit 2 is the best of Angeion's knowledge, information and belief, an accurate and complete listing of all Licensed Patents, and patent applications (including provisional applications) owned by Angeion that are related to Cardiac Stimulation Devices as of the date hereof.

    Section 1.05. SUBLICENSABLE PATENTS. "Sublicensable Patents" shall mean all patents or patent applications in any country, which relate to Cardiac Stimulation Devices and which are the subject of licenses or assignments or other agreements with third parties in existence as of the date hereof and which licenses or agreements (i) convey rights to Angeion or its Affiliates as of the date hereof, as licensee or grantee, to make, use, sell or supply Cardiac Stimulation Devices or components thereof that include the right to grant sublicenses or licenses; and (ii) require some payment, other than any initial payments incurred upon the granting of such license, from Angeion or its Affiliates, licensees, sublicensees or grantees to maintain the license or agreement in effect. Exhibit 3 is, to the best of Angeion's knowledge, information and belief, an accurate and complete listing of Sublicensable Patents as of the date hereof, and patent applications (including provisional applications) subject to licenses or agreements with third parties as of the date hereof.

                                   ARTICLE II
                                    LICENSE

    Section 2.01. LICENSE. Subject to the terms, conditions and limitations set forth herein, as consideration for the execution and delivery of the Termination Agreement, Angeion hereby grants to ELA and its Affiliates, a non-exclusive, royalty-free, fully paid-up, transferable (subject to Article VI), worldwide license to the Licensed Patents to make, have made, use, sell and have sold Cardiac Stimulation Devices; to supply or cause to be supplied components of Cardiac Stimulation Devices; and to import into any jurisdiction where Licensed Patents are effective, Cardiac Stimulation Devices or components of Cardiac Stimulation Devices which are the subject matter of one or more claims of the Licensed Patents.

    Section 2.02. SATISFACTION OF OBLIGATION. The parties agree that the granting of the licenses hereunder by Angeion to ELA and its Affiliates satisfies and extinguishes any and all obligations, if any, between the parties with respect to Section 5.3 of the Investment Agreement.

    Section 2.03. CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The licenses granted hereunder by Angeion to ELA and its Affiliates are expressly made subject to the following conditions, limitations and understandings:

    a. Angeion shall have the right, in its sole discretion to control the maintenance, abandonment, enforcement, extension and licensing of the Licensed Patents;

    b. Angeion shall have the right to enforce its Licensed Patents in its sole discretion against all persons and organizations, other than ELA and its Affiliates, that without authority from Angeion, make, have made, use, sell, or have sold Cardiac Stimulation Devices that embody one or more claims of the Licensed Patents;

    c. The license contained in Article II shall not extend to any technical proprietary design, manufacture, manufactureing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Licensed Patents (other than the description of the preferred embodiment and designs, drawings and specifications which are set forth in the Licensed Patents), and the parties acknowledge that there is no obligation upon any party to provide any other such information, designs, drawings, specifications or other documents under the terms of this Agreement; and

    d. The license and sublicenses under the Sublicensable Patents will only be granted to the extent grantor, licensor or Angeion or its Affiliates has the right to grant such licenses and sublicenses.

    Section 2.04. SUBLICENSABLE PATENTS. Angeion or its Affiliates hereby grants or will grant to ELA and its Affiliates the right and option to obtain a non-exclusive license or sublicense, as the case may be, on the most favorable terms and conditions permissible to licensees or sublicensees under any Sublicensable Patent, if any, consistent with the terms and conditions of the license granted under Section 2.01.

    (a) It is the intention of the parties under this Section 2.04 that if a sublicense under Sublicensable Patents is acquired by ELA and its Affiliates, ELA and its Affiliates shall be required to make only current payments based on current usage and that no previously paid "front end" payments be recovered by Angeion and its Affiliates under such sublicensing arrangement.

                                  ARTICLE III
                                    RELEASE

    Section 3.01. RELEASE. Angeion hereby fully releases and forever discharges ELA and Affiliates, subsidiaries, and customers from any and all claims, demands, causes of action, costs, expenses, attorneys' fees, liabilities, damages, indemnities, and obligations of any nature whatsoever, past and future, arising from any claim of infringement of any one or more Licensed Patents.

                                   ARTICLE IV
                  REPRESENTATIONS, WARRANTIES AND LIMITATIONS

    Section 4.01. REPRESENTATIONS AND WARRANTIES. Angeion represents and warrants to ELA and its Affiliates the representations and warranties set forth below and acknowledges that each of these representations and warranties has been relied upon by ELA and its Affiliates and is material to their decision to enter into the Agreement:

    a. Angeion represents that it is the sole holder and owner of the full, undivided right, title and interest in and to each of the Licensed Patents listed in Exhibit 2.

    b. No Licensed Patent will be sold, assigned or transferred by Angeion without (1) written notice to ELA and (2) making such transfer expressly subject to the license granted herein by Angeion to ELA and its Affiliates; provided, however, that this covenant shall not limit or otherwise impair the ability of

Angeion at any time prior to or after the date hereof to license the Licensed Patents to third parties on a non-exclusive basis or to pledge the Licensed Patents as security, provided that any such pledge is subject to the non-exclusive license granted herein by Angeion to ELA and its Affiliates.

    c. Angeion has not entered into any agreement or commitment with any third party, which would impair, interfere with or infringe upon the rights granted hereunder.

    d. To the best of Angeion's knowledge as of the date hereof, (1) no notification has been received that the practice of any of the claims of the Licensed Patents by Angeion or any of its Affiliates infringes any third party's valid patents, trade secrets or know-how other than notifications received in connection with the patent infringement lawsuit between Angeion and Guidant Corporation which was settled on April 5, 1999; and (2) there are no claims or actions pending or threatened by third parties that would invalidate or otherwise impair the Licensed Patents or rights granted hereunder.

    e. Angeion has the requisite power and authority, corporate and otherwise, to execute and perform this Agreement.

    Section 4.02. DISCLAIMERS. Nothing contained in the Agreement shall be construed as:

    a. A warranty or representation by Angeion as to the validity or scope of any Licensed Patents or Sublicensable Patents; or

    b. A representation, warranty or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by Angeion with respect to the use, sale or other disposition by ELA, its Affiliates, or its agents, representatives, distributors or users of Cardiac Stimulation Devices embodying one or more claims of the Licensed Patents, except for the representations and warranties provided in Section 4.01 of this Agreement; or

    c. A warranty or representation by any party hereto that anything made, used, sold or otherwise disposed of under any license granted in the Agreement is or will be free from infringement of patents of third parties, except that nothing in this exclusion shall affect the representations and warranties made in Section 4.01(d) of this Agreement; or

    d. A mandatory obligation to bring or prosecute actions or suits against third parties for patent infringement.

                                   ARTICLE V
                                      TERM

    Section 5.01. TERM. This Agreement shall take effect as of the date hereof and shall continue indefinitely. The licenses granted herein with respect to each of the Licensed Patents shall continue during the life of each patent described therein and are not revocable. The loss of any rights of the Licensed Patents by Angeion through declaration of invalidity or otherwise, shall not be cause to terminate the Agreement or the licenses granted hereunder with respect to all other Licensed Patents and such loss or declaration of invalidity shall not be deemed a failure of consideration.

                                   ARTICLE VI
                            TRANSFER AND ASSIGNMENT

    Section 6.01. ASSIGNMENT AND TRANSFER. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement can be freely assigned or transferred (whether by stock sale, merger or other operation of law, purchase and sale or in any other manner) by ELA or by its Affiliates, after transfer by ELA, except to Medtronic, Inc., St. Jude Medical, Inc., Guidant Corp. or Biotronik GmbH, or any of their respective Affiliates, successors or assigns, thereof and any such attempted assignment to such excepted entities shall be null and void.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    Section 7.01. GOVERNING LAW. All matters affecting the interpretation, form, validity and performance of this Agreement shall be decided under the laws of the State of New York.

    Section 7.02. CAPTIONS. The captions in this Agreement are intended solely as a matter of convenience and for reference and shall be given no effect in the construction or interpretation of the Agreement.

    Section 7.03. SEVERABILITY OF PROVISIONS. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

    Section 7.04. NO AGENCY. At no time shall the parties hold themselves out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other parties. Nothing in this Agreement shall be construed to create any relationship between the parties other than as expressly set forth herein. The parties shall not have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other parties or to bind the other parties with regard to any other contract, agreement, or undertaking with a third party.

    Section 7.05. CONSTRUCTION AGAINST WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and duly attested by their corporate officers duly authorized for this purpose.

                                          ELA MEDICAL
                                          By:
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

ATTEST:
By:
-------------------------------------

                                          ANGEION CORPORATION
                                          By:
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

ATTEST:
By:
-------------------------------------

                                    ANNEX D
                            CROSS-LICENSE AGREEMENT

                            CROSS-LICENSE AGREEMENT

    THIS CROSS-LICENSE AGREEMENT is made as of the    day of            , 1999,
by and between ELA Medical, a societe anonyme organized under the laws of France having its principal place of business at Centre d'Affaires la Boursideire, 92357 Le Plessis Robinson, Cedex, France (hereinafter defined as "ELA"), and Angeion Corporation, a Minnesota corporation having its principal place of business at 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088 (hereinafter defined as "Angeion").

                                    RECITALS

    WHEREAS, ELA and Angeion are engaged in, INTER ALIA, the design and development of Cardiac Stimulation Devices;

    WHEREAS, ELA and Angeion each own or hold certain worldwide patents and patent applications relating to Cardiac Stimulation Devices;

    WHEREAS, Angeion and Sanofi-Synthelabo S.A., an Affiliate of ELA ("Sanofi-Synthelabo"), are parties to an Amended and Restated Investment and Master Strategic Relationship Agreement dated as of October 9, 1997 (the "Investment Agreement");

    WHEREAS, Angeion and ELA Medical, Inc. (an Affiliate of ELA) are parties to a Withdrawal Agreement dated as of May 11, 1999 (the "Withdrawal Agreement");

    WHEREAS, pursuant to Section 5.3 of the Investment Agreement, the entry into the Withdrawal Agreement has triggered a preexisting contractual obligation between ELA and Angeion to enter into a patent cross-licensing agreement;

    WHEREAS, Angeion, Sanofi-Synthelabo and ELA are parties to an Asset Purchase Agreement dated as of August 2, 1999 (the "Asset Purchase Agreement") that provides for, inter alia, a One-Way License Agreement from Angeion to ELA and its Affiliates in satisfaction of such preexisting contractual obligation between ELA and Angeion;

    WHEREAS, the Asset Purchase Agreement is contingent upon certain approvals being obtained by Angeion; and

    WHEREAS, certain approvals were not obtained by Angeion, and the Asset Purchase Agreement has been terminated and Angeion and ELA desire for this Agreement to take effect.

    NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS OF TERMS

    For the purposes of the Agreement, the following terms shall have the meaning specified below.

    Section 1.01. AFFILIATE. "Affiliate" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question, but only for so long as such relationship exists. As used herein, the term "control" shall mean the ability to direct the business of a company and shall be presumed in the case of ownership, directly or indirectly, of shares of stock having more than fifty percent (50%) of the voting power entitled to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the voting power and interests in profits in the case of a business entity other than a corporation.

    Section 1.02. CARDIAC STIMULATION DEVICES. "Cardiac Stimulation Devices" means devices for electrically stimulating or shocking the heart which are suitable for use by or with human patients. The term "Cardiac Stimulation Devices" includes, without limitation, cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof ("such devices"); pulse generators and other waveform generators for such devices; electronic and mechanical components, including, without limitation, batteries and capacitors to the extent these components are used for or with such devices; mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including, without limitation, leads, electrodes and sensors; and data dispensing, processing and gathering systems for such devices including, without limitation, programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers, and computer software-controlled systems, including the software; and internal, but not external, holter monitors used for recording heart rhythms (even though such holter monitors do not electrically stimulate the heart). The term "Cardiac Stimulation Devices" excludes, by way of example and not limitation, skeletal muscle stimulators, nerve stimulators, bone growth stimulators, cardiomyoplasty stimulators and associated devices, drug release pumps, cardiac assist systems and pumps, artificial hearts, arrhythmia mapping devices, imaging technology, angioplasty devices, catheter ablation systems, and temporary external pacemakers and defibrillators and EKG monitors (other than pacing programmers) which are stand-alone, non-ambulatory and not intended for transtelephonic monitoring. A list of the patents and patent applications owned by Angeion as of the date hereof and excluded from the term Cardiac Stimulation Devices shall be set forth on Exhibit 1-A attached hereto. A list of the patents and patent applications owned by ELA as of the date hereof and excluded from the term Cardiac Stimulation Devices shall be set forth on Exhibit 1-B attached hereto.

    Section 1.03. LICENSED PATENTS. "Licensed Patents" shall mean any and all patents and pending patent applications relating to Cardiac Stimulation Devices owned by Angeion or by ELA as of the date hereof (whether by development, acquisition or otherwise), including: (i) patents issued in any country on or before the date hereof; (ii) patent applications pending in any country on or before the date hereof; (iii) patents issued in any country after the date hereof, and which patent is a counterpart of a patent described in clause (i) hereof, regardless of whether such patent matures from a provisional, continuation, continuing prosecution, continuation-in-part, or divisional application, reissue, or reexamination of such patent, described in clause (i) hereof, and regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal or extension; and (iv) patents issued in any country after the date hereof from a patent application described in this clause (ii) hereof.

    Without limitation of the foregoing, the term "Licensed Patents" specifically includes all patents and patent applications listed on Exhibits 2-A and 2-B of this Agreement. Exhibit 2-A shall be, to the best of Angeion's knowledge, information and belief, an accurate and complete listing of all Licensed Patents, and patent applications (including provisional applications) owned by Angeion that are related to Cardiac Stimulation Devices as of the date hereof. Exhibit 2-B shall be, to the best of ELA's knowledge, information and belief, an accurate and complete listing of all Licensed Patents, and patent applications (including provisional applications) owned by ELA that are related to Cardiac Stimulation Devices as of the date hereof.

    Section 1.04. SUBLICENSABLE PATENTS. "Sublicensable Patents" shall mean all patents or patent applications in any country, which relate to Cardiac Stimulation Devices and which are the subject of licenses or assignments or other agreements with third parties in existence as of the date hereof and which licenses or agreements (i) convey rights to Angeion or its Affiliates or to ELA or its Affiliates as of the date hereof, as licensee or grantee, to make, use, sell or supply Cardiac Stimulation Devices or components thereof that include the right to grant sublicenses or licenses; and (ii) require some payment, other than initial payments incurred upon the granting of such license from Angeion and its Affiliates or from ELA and its Affiliates, licenses, sublicenses or grantees to maintain the license or agreement in effect. Exhibit 3-A shall be, to the best of Angeion's knowledge, information and belief, an accurate and complete listing of all Sublicensable Patents of Angeion as of the date hereof, and patent applications (including provisional applications) subject to licenses or agreements with third parties as of the date hereof. Exhibit 3-B shall be, to the best of ELA's knowledge, information and belief, an accurate and complete listing of all Sublicensable Patents of ELA as of the date hereof, and patent applications (including provisional applications) subject to licenses or agreements with third parties as of the date hereof.

                                   ARTICLE II
                                    LICENSE

    Section 2.01. LICENSE. Subject to the terms, conditions and limitations set forth herein, each party hereby grants to the other party and its Affiliates, a non-exclusive, royalty-free, fully paid-up, transferable (subject to Article VI), worldwide license to the Licensed Patents to make, have made, use, sell and have sold Cardiac Stimulation Devices; to supply or cause to be supplied components of Cardiac Stimulation Devices; and to import into any jurisdiction where Licensed Patents are effective, Cardiac Stimulation Devices or components of Cardiac Stimulation Devices which are the subject matter of one or more claims of the Licensed Patents.

    Section 2.02. SATISFACTION OF OBLIGATION. The parties agree that the granting of the licenses hereunder satisfies and extinguishes any and all obligations, if any, between the parties with respect to Section 5.3 of the Investment Agreement.

    Section 2.03. CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The licenses granted hereunder are expressly made subject to the following conditions, limitations and understandings:

    a. Each party shall have the right, in its sole discretion, to control the maintenance, abandonment, enforcement, extension and licensing of its own Licensed Patents;

    b. Each party shall have the right to enforce its Licensed Patents in its sole discretion against all persons and organizations, other than the other party or its Affiliates, that without authority from that party, make, have made, use, sell, or have sold Cardiac Stimulation Devices that embody one or more claims of the Licensed Patents;

    c. The licenses contained in Article II shall not extend to any technical proprietary design, manufacture, manufactureing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Licensed Patents, or any trademarks or trade names of that party, and the parties acknowledge that there is no obligation upon any party to provide any such information, designs, drawings, specifications or other documents under the terms of this Agreement; and

    d. The license and sublicenses under the Sublicensable Patents will only be granted to the extent the party that is the grantor, licensor or its Affiliates has the right to grant such licenses or sublicenses.

    Section 2.04. SUBLICENSABLE PATENTS. Each party or its Affiliates hereby grants or will grant to the other party and its Affiliates the right and option to obtain a non-exclusive license or sublicense, as the case may be, on the most favorable terms and conditions permissable to licensees or sublicensees under any Sublicensable Patent, if any, consistent with the terms and conditions of the license granted under Section 2.01.

    It is the intention of the parties under this Section 2.04 that if a sublicense under Sublicensable Patents is acquired by a party and its Affiliates, that party and its Affiliates shall be required to make only current payments based on current usage and that no previously paid "front end" payments be recovered by the licensing party and its Affiliates under such sublicensing arrangement.

                                  ARTICLE III
                                    RELEASE

    Section 3.01. RELEASE. Each party hereby releases and forever discharges the other party and its Affiliates and customers as of the date hereof from any and all claims, causes of actions, costs, expenses, attorney's fees, liabilities, damages, indemnities, and obligations of any nature whatsoever, past and future, arising from any claim of infringement of any one or more Licensed Patents prior to the date hereof.

                                   ARTICLE IV
                  REPRESENTATIONS, WARRANTIES AND LIMITATIONS

    Section 4.01. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other party and its Affiliates the representations and warranties set forth below and acknowledges that each of these representations and warranties has been relied upon by the other party and its Affiliates and is material to their decision to enter into the Agreement:

    a. Each party represents that it is the sole holder and owner of the full, undivided right, title and interest in and to each of the Licensed Patents listed respectively in Exhibits 2-A and 2-B.

    b. No Licensed Patent will be sold, assigned or transferred by a party without (1) written notice to the other party; and (2) making such transfer expressly subject to the license granted herein; provided, however, that this covenant shall not apply to, limit or otherwise impair the ability of a party at any time prior to or after the date hereof to license the Licensed Patents to third parties on a non-exclusive basis or to pledge the Licensed Patents as security, provided that any such pledge is subject to the non-exclusive license granted herein.

    c. Neither party has not entered into any agreement or commitment with any third party, which would impair, interfere with or infringe upon the rights granted hereunder.

    d. To the best of each party's knowledge, as of the date hereof there are no claims or actions pending or threatened by third parties that would invalidate or otherwise impair the Licensed Patents or rights granted hereunder.

    e. Each party has the requisite power and authority, corporate and otherwise, to execute and perform this Agreement.

    Section 4.02. DISCLAIMERS. Nothing contained in the Agreement shall be construed as:

    a. A warranty or representation by either party as to the validity or scope of any Licensed Patents or Sublicensable Patents; or

    b. A warranty or representation by either party that anything made, used, sold or otherwise disposed of under any license granted in the Agreement is or will be free from infringement of patents of third parties; or

    c. An obligation to bring or prosecute actions or suits against third parties for patent infringement; or

    d. A representation, warranty or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by either party with respect to the use, sale or other disposition by the other party, its Affiliates or its agents, representatives, distributors or users of Cardiac Stimulation Devices embodying one or more claims of the Licensed Patents.

                                   ARTICLE V
                                      TERM

    Section 5.01. TERM. This Cross-License Agreement shall take effect as of the date hereof and shall continue indefinitely. From and after the date hereof, the licenses granted herein with respect to each of the Licensed Patents shall continue during the life of each patent described therein and are not revocable. The loss of any rights of the Licensed Patents by either party through declaration of invalidity or otherwise, shall not be cause to terminate the Agreement or the licenses granted hereunder with respect to all other Licensed Patents and such loss or declaration of invalidity shall not be deemed a failure of consideration.

                                   ARTICLE VI
                            TRANSFER AND ASSIGNMENT

    Section 6.01. ASSIGNMENT AND TRANSFER. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Cross-License Agreement can be freely assigned or transferred (whether by stock sale, merger or other operation of law, purchase and sale or in any other manner) by either party or by its Affiliates after transfer by a party to its Affiliates, except to Guidant Corporation, Medtronic, Inc., St. Jude
Medical, Inc. or Biotronik GmbH, or any of their respective Affiliates, successors or assigns, thereof and any such attempted assignment to such excepted entities shall be null and void.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    Section 7.01. GOVERNING LAW. All matters affecting the interpretation, form, validity and performance of this Agreement shall be decided under the laws of the State of New York.

    Section 7.02. CAPTIONS. The captions in this Agreement are intended solely as a matter of convenience and for reference and shall be given no effect in the construction or interpretation of the Agreement.

    Section 7.03. SEVERABILITY OF PROVISIONS. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

    Section 7.04. NO AGENCY. At no time shall the parties hold themselves out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other parties. Nothing in this Agreement shall be construed to create any relationship between the parties other than as expressly set forth herein. The parties shall not have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other parties or to bind the other parties with regard to any other contract, agreement, or undertaking with a third party.

    Section 7.05. CONSTRUCTION AGAINST WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

    IN WITNESS WHEREOF, the parties hereto have caused this Cross-License Agreement to be executed and duly attested by their corporate officers duly authorized for this purpose.

                                          ELA MEDICAL
                                          By:
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

ATTEST:
By:
-------------------------------------

                                          ANGEION CORPORATION
                                          By:
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

ATTEST:
By:
-------------------------------------

                                    ANNEX E
                              FAIRNESS OPINION OF
                                 RAYMOND JAMES
                                 REGARDING THE
                                ELA TRANSACTIONS

                                          July 23, 1999

Board of Directors
Angeion Corporation
7601 Northland Drive
Minneapolis, MN 55428

Members of the Board:

    We understand that Angeion Corporation ("Angeion" or the "Company") is contemplating a transaction whereby Angeion has agreed to sell to ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France ("ELA Medical"), and a wholly-owned subsidiary of Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("Sanofi"), certain assets related to the Company's model Series 4040, 4080 and 4090 Leads (the "Leads") and the research and development of a flatpack, photoflash capacitor being developed for use in an implantable medical device (the "Flat Capacitor") in exchange for all of the shares of common stock, par value $0.01 per share (the "Common Stock"), of Angeion and all of the warrants to purchase shares of common stock of Angeion, owned by Sanofi, pursuant to the terms of the Asset Purchase Agreement (the "Asset Purchase Agreement"). We also understand that in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company and ELA Medical will enter into the Termination Agreement pursuant to which ELA Medical will release the Company from its obligations pursuant to the OUS Supply Agreement. In consideration for ELA Medical's agreement to terminate and release the Company from its obligations under the OUS Supply Agreement, the Company has agreed to pay ELA Medical a termination fee; provided, however, that ELA Medical has agreed to accept a non-exclusive license to certain technology of the Company pursuant to the One-Way License Agreement in full and complete satisfaction of the Termination Fee. We have reviewed, in connection with our opinion herein, a draft of the Asset Purchase Agreement dated July 23, 1999. The Asset Purchase Agreement and the transactions contemplated thereby are subject to both approval by the shareholders of Angeion as well as consent of the holders of the Company's 7 1/2% Senior Convertible Notes due 2003.

    You have requested our opinion as to whether, when viewed together, the Asset Purchase Agreement and the transactions contemplated thereby (collectively, the "Transaction") are fair to Angeion from a financial point of view. In arriving at an estimate for the market value for the Transaction, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its respective representatives, or that was otherwise reviewed by us.

    In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

    1. attempted to establish a fair market value for technology owned or used by Angeion and related to the Leads and the Flat Capacitor by marketing these assets to outside buyers;

    2. valued the shares of Common Stock owned by Sanofi at their current market value and used the Black-Scholes option pricing model to value the warrants to purchase shares of Common Stock, which warrants are owned by Sanofi;

    3. attempted to value the non-exclusive license to be granted by Angeion to ELA Medical by using (i) a recently consummated transaction involving Angeion's granting of a non-exclusive license to substantially the same intellectual property to Guidant Corp., and (ii) a transaction under negotiation involving the granting of a non-exclusive license to substantially the same intellectual property to Medtronic, Inc.;

    4. attempted to quantify the value to Angeion of the transactions contemplated by the Termination Agreement (the "Termination Agreement") between Angeion and ELA Medical;

    5. obtained from Angeion relevant cost data for Angeion's Leads, Flat Capacitor and intellectual property being licensed to ELA Medical;

    6. reviewed a draft of the Termination Agreement and the Asset Purchase Agreement;

    7. reviewed Angeion's audited fiscal year-end and quarterly financial statements for the last two years;

    8. reviewed Angeion's projected financial statements as prepared by Angeion's management;

    9. reviewed Angeion's pro forma balance sheet after the Transaction, as prepared by Angeion's management, and;

    10. conducted such other financial analyses, studies, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Angeion, nor have we been furnished with any such evaluation or appraisal. With respect to the data and other information referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Angeion, and we have relied upon Angeion to advise us promptly if any such information previously provided to or discussed with us became inaccurate or was required to be updated during the period of our review. This opinion is based substantially on such projections and estimates. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the drafts of the Asset Purchase Agreement. We have made no independent investigation of any legal matters involving Angeion, and we have assumed the accuracy of all legal advice given to you by Angeion's counsel.

    In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) the value of the technology owned or used by Angeion and related to the Leads and Flat Capacitor based on the cost to develop these technologies and the outcome of marketing these technologies to other companies;
(ii) the market value of the shares of Common Stock at their current market value and the market value of the warrants to purchase Common Stock using the Black Scholes option pricing model, which Common Stock and Warrants are owned by Sanofi; (iii) the value of a non-exclusive license agreement by using financial data on comparable transactions involving Guidant Corp. and Medtronic, Inc.; and
(iv) the general condition of Angeion in the current marketplace and its expected financial performance.

    Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, which fee is contingent upon consummation of the Transaction. Raymond James is also providing financial advisory services to the Company in connection with the purchase of another company or companies and will receive a fee for such services if a transaction is consummated. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

    We express no opinion as to the underlying business decision of the Company to effect the Transaction, the structure or tax consequences of the Asset Purchase Agreement or the transactions or agreements contemplated thereby, or the availability or the advisability of any alternatives to the Transaction. Raymond James did not structure the Transaction or negotiate the terms of the Transaction. Further, we express no opinion as to the value of the Common Stock upon consummation of the Transaction or the price at which the Common Stock will trade at any time. Our opinion is limited to the fairness from a financial point of view of the Transaction to the Company. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

    It is understood that our advisory services and opinion expressed herein were prepared for the use of the Board of Directors of Angeion in evaluating the proposed Transaction and do not constitute a recommendation to any shareholder of Angeion regarding how such shareholder should vote on the proposed Transaction, nor is this letter intended to confer rights or remedies upon Angeion or the shareholders of Angeion. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without the prior written consent of Raymond James, which consent will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by Angeion with the Securities and Exchange Commission in connection with the Transaction.

    In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

    Based upon and subject to the foregoing, it is our opinion that, as of July 23, 1999, the Termination Agreement and the Asset Purchase Agreement are fair to Angeion from a financial point of view.

                                          Respectfully submitted,
                                          /s/ RAYMOND JAMES &
                                          ASSOCIATES, INC.
                                          RAYMOND JAMES & ASSOCIATES, INC.

                                    ANNEX F
                              MEDTRONIC AGREEMENT

                SETTLEMENT, LICENSE AND ASSET PURCHASE AGREEMENT

    This Settlement, License and Asset Purchase Agreement (the "Agreement") is made this 16th day of September, 1999, by and between Medtronic, Inc., a Minnesota corporation having its principal place of business at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, and its predecessors, successors, affiliates, assigns, parents, subsidiaries and related corporations and entities (hereinafter collectively defined as "Medtronic"); and Angeion Corporation, a Minnesota corporation having its principal place of business at 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088, and its predecessors, successors, affiliates, assigns, parents, subsidiaries and related corporations and entities (hereinafter collectively defined as "Angeion").

                                    RECITALS

    A. Angeion contends that various models of Cardiac Stimulation Devices that Medtronic has made, used, or sold since 1995, and continues to make, use or sell, infringe one or more of Angeion's patents relating to Cardiac Stimulation Devices.

    B. Medtronic contends that, as a result of a 1992 license agreement between Medtronic and Siemens and a 1993 license agreement between Angeion and Siemens-Pacesetter, Medtronic has a license to certain Angeion patents. Medtronic further contends that its Cardiac Stimulation Devices do not infringe Angeion's patents and that such patents are invalid and unenforceable. Angeion disputes these contentions.

    C. The parties desire to settle their disputes upon the terms and conditions set forth herein, subject to the approval of Angeion's shareholders and Senior Note Holders.

    D. As part of the settlement, Medtronic desires to purchase certain Unfiled Disclosures related to Cardiac Stimulation Devices from Angeion, and Angeion is willing to sell such Unfiled Disclosures to Medtronic, subject to the approval of Angeion's shareholders and Senior Note Holders.

    The parties agree as follows:

    SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meaning specified below.

        SECTION 1.01. CARDIAC STIMULATION DEVICES. "Cardiac Stimulation Devices" means devices for electrically monitoring, stimulating or shocking the heart.

        SECTION 1.02. EFFECTIVE DATE. "Effective Date" means September 16, 1999. This Agreement shall be effective as of the Effective Date only upon receipt of the one-time payment provided for in Section 3 below and only upon approval of this Agreement by Angeion's shareholders and Senior Note Holders.

        SECTION 1.03. LICENSED PATENTS. "Licensed Patents" means the patents and patents issuing from patent applications relating to Cardiac Stimulation Devices that are owned by Angeion and listed on Exhibit 1 hereto and any patents which may be:

        a. issued in any country after the Effective Date, and which patent is a counterpart of a patent or patent application listed on Exhibit 1, regardless of whether such patent matures from a provisional, continuation, continuation-in-part, and divisional application, reissue, or reexamination of such patent or patent application listed on Exhibit 1, and regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal, extension, addition, utility model, or other patent, foreign or U.S.; or

        b. issued in any country after the Effective Date from, or claiming the benefit of (in whole or in part), patent applications listed on Exhibit 1, including all patents maturing from provisionals, continuations, continuations-in-part, and divisional applications or reissues or reexaminations of such patents or patent applications listed on Exhibit 1, and further including all patents which are counterparts of the patents described in this subparagraph (b), regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal, extension, addition, utility model, or other patent, foreign or U.S. Licensed Patents shall not include the patents and patents issuing from patent applications that are owned by Angeion and listed on Exhibit 4 hereto. Collectively,
    Exhibit 1 and Exhibit 4 are to the best of Angeion's knowledge, information and belief an accurate and complete listing of all patents and patent applications owned by Angeion and not abandoned or expired as of the Effective Date.

    SECTION 1.04. UNFILED DISCLOSURES. "Unfiled Disclosures" means the unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion that are listed on Exhibit 2 hereto. Unfiled Disclosures shall not include the unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion that are listed on Exhibit 5 hereto. Collectively, Exhibit 2 and Exhibit 5 are to the best of Angeion's knowledge, information and belief an accurate and complete listing of all unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion as of the Effective Date that are not abandoned, suppressed or concealed as of the Effective Date.

    SECTION 1.05. SENIOR NOTE HOLDERS. "Senior Note Holders" means the holders of the issued and outstanding 7 1/2% Senior Convertible Notes of Angeion due in 2003.

    SECTION 1.06. SUBLICENSABLE PATENTS. "Sublicensable Patents" shall mean all patents or patents issuing from patent applications in any country, which relate to Cardiac Stimulation Devices and which are the subject of licenses, assignments, options to obtain licenses, or other agreements with third parties in existence as of the Effective Date and which licenses, assignment, options or agreements convey rights to Angeion, as licensee or grantee, to make, use, sell or supply Cardiac Stimulation Devices or components thereof and that include the right to grant sublicenses to third parties. Exhibit 3 is to the best of Angeion's knowledge, information and belief an accurate and complete listing of all Sublicensable Patents subject to licenses, assignments, options to obtain licenses, or other agreements with third parties as of the Effective Date.

    SECTION 2.  MUTUAL RELEASES.

    a. SETTLEMENT AND RELEASE OF MEDTRONIC. Angeion hereby forever and completely releases and discharges Medtronic and its respective officers, employees, agents and attorneys from all actions, causes of action, suits, debts, accounts, contracts, agreements, promises, demands, claims, damages, and judgments whatsoever, in law or in equity, whether present or future, known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in any manner relating to claims that Cardiac Stimulation Devices made, used or sold by or for Medtronic prior to the Effective Date infringe any of the Licensed Patents.

    b. SETTLEMENT AND RELEASE OF ANGEION. Medtronic hereby forever and completely releases and discharges Angeion and its respective officers, employees, agents and attorneys from all actions, causes of action, suits, debts, accounts, contracts, agreements, promises, demands, claims, damages, and judgments whatsoever, in law or in equity, whether present or future, known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in any manner relating to claims that Cardiac Stimulation Devices made, used or sold by or for Angeion prior to the Effective Date infringe any patents owned by or exclusively licensed to Medtronic and related to Cardiac Stimulation Devices.

    SECTION 3. ONE-TIME MONETARY PAYMENT. Within five (5) days of approval of this agreement by Angeion's shareholders and Senior Note Holders, Medtronic shall transfer to Angeion by wire transfer a one-time payment in the amount of Nine Million Dollars ($9,000,000) in accordance with wire transfer instructions to be provided by Angeion.

    SECTION 4.  NON-EXCLUSIVE, ROYALTY-FREE, PAID-UP LICENSE

        SECTION 4.01. LICENSE. Subject to the terms, conditions and limitations set forth herein, and subject to the approval of this Agreement by Angeion's shareholders and Senior Note Holders, Angeion hereby grants to Medtronic, a non-exclusive, royalty-free, fully paid-up worldwide license without the right to sublicense under the Licensed Patents to make, have made, use, have used, sell and have sold Cardiac

Stimulation Devices; to supply or cause to be supplied components of Cardiac Stimulation Devices; and to import into any jurisdiction where Licensed Patents of Angeion are effective, Cardiac Stimulation Devices or components of Cardiac Stimulation Devices which are manufactured in accord with any Licensed Patents.

        SECTION 4.02. SUBLICENSABLE PATENTS. Angeion hereby grants or will grant to Medtronic the right and option to obtain a non-exclusive sublicense under any Sublicensable Patent on such terms and conditions specified for sublicensees under the license, assignment or other agreement for that Sublicensable Patent. It is the intention of the parties under this Section 4.02 that if a sublicense under Sublicensable Patents is acquired by Medtronic, Medtronic shall be required to make only current payments based on current usage and that no previously paid "front end" payments be recovered by Angeion under such sublicensing arrangement.

        SECTION 4.03. CONDITIONS, LIMITATIONS AND UNDERSTANDINGS. The license granted hereunder is expressly made subject to the following conditions, limitations and understandings:

        a. Angeion shall have the right, in its sole discretion, to control the maintenance, abandonment, enforcement, extension and licensing of the Licensed Patents;

        b. Angeion shall have the right to enforce the Licensed Patents in its sole discretion against all persons and organizations, other than Medtronic, that make, have made, use, have used, sell, or have sold Cardiac Stimulation Devices;

        c. The license of Section 4 shall not extend to any technical proprietary design, manufacture, marketing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Licensed Patents, or any trademarks or trade names of Angeion, and the parties acknowledge that there is no obligation upon any party to provide such information, designs, drawings, specifications or other documents;

        d. Any sublicenses under the Sublicensable Patents will only be granted to the extent Angeion has the right to grant such sublicenses, and only on such terms permitted by the license, assignment or other agreement for such Sublicensable Patent.

        SECTION 4.04. DISCLAIMERS. Nothing contained in the Agreement shall be construed as:

        a. A warranty or representation by any party hereto as to the validity or scope of any Licensed Patents or Sublicensable Patents; or

        b. A warranty or representation by any party hereto that anything made, used, sold or otherwise disposed of under any license granted in the Agreement is or will be free from infringement of patents of third parties; or

        c. A warranty or representation by any party hereto with regard to the commercial utility or viability, medical efficacy, biocompatibility or any other aspect of the design or performance of any thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic under any license granted in the Agreement; or

        d. An obligation to bring or prosecute actions or suits against third parties for patent infringement; or

        e. A representation, warranty or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by any party with respect to the use, sale or other disposition by Medtronic or its agents, representatives, distributors or users of products incorporating or made by use of inventions licensed under the Agreement.

        SECTION 4.05. TERM. The licenses granted herein with respect to each of the Licensed Patents shall continue during the full life of each patent described therein and are not revocable. The loss of any patent or application embraced by the term "Licensed Patents" by Angeion through declaration of invalidity or otherwise, shall not be cause to terminate the Agreement or the licenses granted hereunder with respect to all other Licensed Patents and such loss or declaration of invalidity shall not be deemed a failure of consideration.

    SECTION 5.  PURCHASE AND SALE OF UNFILED DISCLOSURES.

        SECTION 5.01. PURCHASE AND SALE OF UNFILED DISCLOSURES. Upon the terms and conditions herein set forth, Angeion hereby agrees to sell and assign to Medtronic, all of Angeion's right, title, and interest in the Unfiled Disclosures.

        SECTION 5.02. FURTHER ASSISTANCE. Angeion further agrees upon written request made within two (2) years of the Effective Date of this Agreement, to execute assignments or other documents reasonably necessary to effectuate such assignment of Angeion's rights in and to the Unfiled Disclosures to Medtronic.

        SECTION 5.03. NO REPRESENTATIONS AND WARRANTIES. Medtronic accepts the purchase of the Unfiled Disclosures on an "as is" basis and Angeion makes no representations or warranties as to the patentability, validity or enforceability of any patents issuing from patent applications filed from or related to such Unfiled Disclosures or with regard to the commercial utility or viability, medical efficacy, biocompatibility or any other aspect of the design or performance of any thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic that in any way embodies any aspect of the subject matter of the Unfiled Disclosures.

        SECTION 5.04. ASSISTANCE OF EMPLOYEES AND CONSULTANTS. Medtronic further acknowledges that any patent applications filed from or related to such Unfiled Disclosures may require the signatures of one or more former Angeion employees or consultants in connection with the filing and assignment of any patent applications based upon the Unfiled Disclosures. Within a period not to exceed two (2) years of the Effective Date, Angeion shall reasonably cooperate with Medtronic, at Medtronic's written request and expense, in reasonable efforts to secure the signatures and assistance of such employees and consultants in perfecting the filing and assignment of any patent applications based upon the Unfiled Disclosures; however, Angeion makes no warranty that such efforts with its former employees or consultants shall be successful.

        SECTION 5.05. INDEMNIFICATION. With regard to any thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic and in any way embodies any aspect of the subject matter of the Unfiled Disclosures, Medtronic shall indemnify and hold Angeion harmless from any and all loss or liability for any and all claims, causes of action, suits, proceedings, damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorneys' fees, costs and disbursements) arising from any injury or alleged injury to any person or business for property damage, infringement, personal injury or incidental, special or consequential damages.

    SECTION 6. REPRESENTATIONS AND WARRANTIES. Each of the parties represents and warrants to the other party as follows:

    a. Angeion represents that it is the sole holder and owner of the full, undivided right, title and interest in and to each of the Licensed Patents.

    b. Each party hereto has the requisite power and authority, corporate and otherwise, to execute and perform this Agreement; provided, however, that this Agreement is subject to the approval of Angeion's shareholders and Senior Note Holders.

    SECTION 7. DISCLOSURE OF THIS AGREEMENT/APPROVAL BY ANGEION'S SHAREHOLDERS AND SENIOR NOTE HOLDERS. This Agreement is a material event for Angeion which must be publicly disclosed under applicable securities laws and the rules of the NASDAQ Stock Exchange. Angeion shall issue a press release concerning this Agreement in the form attached hereto as Exhibit 6. The parties agree that this Agreement is subject to the approval of Angeion's shareholders and Senior Note Holders, and that if such approval is not obtained, this Agreement will be of no force or effect. The parties further agree that in the event this Agreement does not become effective, evidence of this Agreement or its terms, any and all public or private summaries of or references to the subject matter of this Agreement, and communications relating to the negotiation of the Agreement, shall not be used for any purpose, shall not be discoverable, and shall be inadmissible for any purpose under Rule 408 of the Federal Rules of Evidence or other similar rule of evidence in any dispute or lawsuit between Medtronic and Angeion relating to claims of patent infringement.

    SECTION 8.  GENERAL PROVISIONS.

        SECTION 8.01. ENTIRE AGREEMENT. This Agreement, and the Exhibits attached hereto, constitutes the entire agreement of the parties, the consideration for which is the mutual representations, warranties, and agreements herein contained, along with the one-time monetary payment set forth in Section 3 above. This Agreement, and the Exhibits attached hereto, supercedes any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting the subject matter hereof. No change, modification, addition or amendment shall be valid unless in writing, indicating an intent to modify the Agreement or the Exhibits attached hereto, and duly executed by the parties.

        SECTION 8.02. NOTICES. In the case of any need to communicate with regard to this Agreement, such communication shall be in writing and shall be directed to the following designated employees:

        For Medtronic--General Counsel for Medtronic, Inc. or his or her designee.

        For Angeion--Legal Counsel for Angeion Corporation or his or her designee.

        SECTION 8.03. ASSIGNMENT AND TRANSFER. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may be freely transferred by Medtronic to any party not engaged in the Cardiac Stimulation Device business at the time of such transfer or assignment.

        SECTION 8.04. GOVERNING LAW. All matters affecting the interpretation, form, validity and performance of this Agreement shall be decided under the laws of the State of Minnesota.

        SECTION 8.05. CAPTIONS. The captions in the Agreement are intended solely as a matter of convenience and for reference and shall be given no effect in the construction or interpretation of the Agreement.

        SECTION 8.06. SEVERABILITY OF PROVISIONS. Should any part or provision of the Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

        SECTION 8.07. NO AGENCY. At no time shall the parties hold themselves out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other parties. Nothing in the Agreement shall be construed to create any relationship between the parties other than as expressly set forth in this Agreement. The parties shall not have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other parties or to bind the other parties with regard to any other contract, agreement, or undertaking with a third party.

        SECTION 8.08. CONSTRUCTION AGAINST WAIVER. No waiver of any term, provision or condition of the Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of the Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

    IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and duly attested by their corporate officers duly authorized for this purpose.

                                          ANGEION CORPORATION
                                          By: /s/ James B. Hickey Jr.
                                          --------------------------------------

                                          Title: President and CEO
                                          --------------------------------------

                                          Date: September 16, 1999
                                          --------------------------------------

ATTEST:
By: /s/ Marcus Magnuson
-------------------------------------

                                          MEDTRONIC, INC.
                                          By: /s/ Michael D. Ellwein
                                          --------------------------------------

                                          Title: V.P. CDO
                                          --------------------------------------

                                          Date: September 16, 1999
                                          --------------------------------------

ATTEST:
By: /s/ Reed A. Duthler
-------------------------------------

                                    ANNEX G
                              FAIRNESS OPINION OF
                                 RAYMOND JAMES
                      REGARDING THE MEDTRONIC TRANSACTIONS

                                          September 14, 1999

Board of Directors
Angeion Corporation
7601 Northland Drive
Minneapolis, MN 55428

Members of the Board:

    We understand that Angeion Corporation ("Angeion" or the "Company") is contemplating a transaction with Medtronic, Inc. ("Medtronic") whereby Angeion will grant to Medtronic, among other things, a non-exclusive license to certain intellectual property and technology of Angeion, and Medtronic will purchase and Angeion will sell certain of Angeion's Unfiled Disclosures related to Cardiac Stimulation Devices, subject to the approval of Angeion's shareholders and Senior Note Holders (collectively, the "Medtronic Transaction"). As consideration in the Medtronic Transaction, Medtronic will make to Angeion a one time cash payment of $9 million as set forth in the Settlement, License and Asset Purchase Agreement between Medtronic and Angeion.

    You have requested our opinion as to whether the Medtronic Transaction is fair to Angeion from a financial point of view. In arriving at an estimate for the market value of the Medtronic Transaction, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its respective representatives, or that was otherwise reviewed by us.

    In connection with our review of the proposed Medtronic Transaction and the preparation of our opinion herein, we have, among other things:

    1. attempted to value the non-exclusive license to be granted by Angeion to Medtronic by using (i) a recently consummated transaction involving Angeion's granting of a non-exclusive license to substantially the same intellectual property to Guidant Corporation, and (ii) a transaction under contract involving the granting of a non-exclusive license to substantially the same intellectual property to ELA Medical;

    2. reviewed a draft of the Settlement, License and Asset Purchase Agreement dated August 18, 1999;

    3. reviewed Angeion's audited fiscal year-end and quarterly financial statements for the last two years;

    4. reviewed Angeion's projected financial statements as prepared by Angeion's management;

    5. reviewed Angeion's pro forma balance sheet after the Medtronic Transaction, as prepared by Angeion's management, and;

    6. conducted such other financial analyses, studies, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Angeion, nor have we been furnished with any such evaluation or appraisal. With respect to the data and other information referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Angeion, and we have relied upon Angeion to advise us promptly if any such information previously provided to or discussed with us became inaccurate or was required to be updated during the period of our review. This opinion is based substantially on such projections and estimates. In addition, we have assumed the Medtronic Transaction will be consummated substantially in accordance with the terms set forth in the draft of the Settlement,

License and Asset Purchase Agreement dated August 18, 1999. We have made no independent investigation of any legal matters involving Angeion, and we have assumed the accuracy of all legal advice given to you by Angeion's counsel.

    In conducting our investigations and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) the value of a non-exclusive license agreement by using financial and market data on comparable transactions involving Guidant Corporation and ELA Medical; and (ii) the general condition of Angeion in the current marketplace and its expected financial performance.

    Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities and assets in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Medtronic Transaction and will receive a fee for such services, which fee is contingent upon consummation of the Medtronic Transaction. In addition, the Company has agreed to indemnify Raymond James against certain liabilities arising out of our engagement.

    We express no opinion as to the underlying business decision of the Company to effect the Medtronic Transaction, the structure or tax consequences of the Settlement, License and Asset Purchase Agreement, or the availability or the advisability of any alternatives to the Medtronic Transaction. Raymond James did not structure the Medtronic Transaction or negotiate the terms of the Medtronic Transaction. Further, we express no opinion as to the value of the Angeion common stock upon consummation of the Medtronic Transaction or the price at which the common stock will trade at any time. Our opinion is limited to the fairness from a financial point of view of the Medtronic Transaction to the Company. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve or consummate the Medtronic Transaction.

    It is understood that our advisory services and opinion expressed herein were prepared for the use of the Board of Directors of Angeion in evaluating the proposed Medtronic Transaction and do not constitute a recommendation to any shareholder or bond holder of Angeion regarding how such shareholder or bond holder should vote on the proposed Medtronic Transaction, nor is this letter intended to confer rights or remedies upon Angeion, or the shareholders or bond holders of Angeion. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without the prior written consent of Raymond James, which consent will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by Angeion with the Securities and Exchange Commission in connection with the Medtronic Transaction.

    In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

    Based upon and subject to the foregoing, it is our opinion that, as of September 14, 1999, the Settlement, License and Asset Purchase Agreement between Angeion and Medtronic is fair to Angeion from a financial point of view.

                                          Respectfully submitted,
                                          /s/ Raymond James & Associates, Inc.

                                          RAYMOND JAMES & ASSOCIATES, INC.

                                    ANNEX H
      MINNESOTA BUSINESS CORPORATIONS ACT--SECTIONS 302A.471 AND 302A.473

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair manufacture value of the shareholders' shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holders of the shares to acquire shares, securities other than shares, or rights to purchase shares, securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without ,shareholder approval in section 302A.661, subdivision 1, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBDIVISION 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert Dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the Dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert Dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBDIVISION 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise Dissenters' rights.

    SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    SUBD. 1.  DEFINITIONS.

    (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a Dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise Dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4.  NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

    (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the Dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5.  PAYMENT; RETURN OF SHARES.

    (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the Dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the Dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the Dissenter the amount listed in the materials if the Dissenter agrees to accept that amount in full satisfaction. The Dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the Dissenter only to the amount offered. If the Dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a Dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the Dissenter may give written notice to the corporation of the Dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a Dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the Dissenter the amount demanded or agreed to by the Dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all Dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the

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shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a Dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A Dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the Dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8.  COSTS; FEES; EXPENSES.

    (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a Dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the Dissenters out of the amount awarded to the Dissenters, if any.

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